UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. _____)

Filed by the Registrant ⌧

Filed by a Party other than the Registrant ◻

Check the appropriate box:
◻	Preliminary Proxy Statement
◻	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
⌧	Definitive Proxy Statement
◻	Definitive Additional Materials
◻	Soliciting Material under §240.14a-12

Sunstone Hotel Investors, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
⌧ No fee required.
◻ Fee paid previously with preliminary materials.
◻ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

Dear Stockholder:

It is a pleasure to invite you to the 2025 annual meeting of stockholders (the “Annual Meeting”) of Sunstone Hotel Investors, Inc. (“Sunstone”), a Maryland corporation, to be held at Andaz Miami Beach hotel, located at 4041 Collins Avenue, Miami Beach, FL 33140, on Thursday, May 1, 2025, at 9:30 a.m. local time, for the following purposes:

1.	Election of eight directors to serve until the next annual meeting and until their successors are elected and qualified;
2.	Ratification of the Audit Committee’s appointment of Ernst & Young LLP to act as the independent registered public accounting firm for the fiscal year ending December 31, 2025;
3.	Advisory vote to approve the compensation of Sunstone’s Named Executive Officers, as set forth in the proxy statement for Sunstone’s Annual Meeting (“Say-on-Pay Vote”);
4.	To consider and vote upon an amendment to our 2022 Incentive Award Plan to provide for an increase in the number of authorized shares of common stock available for issuance under the 2022 Incentive Award Plan by 5,500,000 shares; and
5.	Transaction of other business as may properly come before the Annual Meeting, including any motion to adjourn to a later date to permit further solicitation of proxies, if necessary, or before any adjournment or postponement thereof.

Only stockholders of record of shares of Sunstone common stock, par value $0.01 per share, at the close of business on March 5, 2025, are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement of the meeting.

Whether you own a few or many shares and whether or not you plan to attend the Annual Meeting, it is important that your shares be voted on matters that come before the meeting. You can ensure that your shares are voted at the meeting by completing, signing, dating and returning the enclosed proxy card in the envelope provided or, if you own shares through a bank or broker that provides for voting by telephone or over the Internet, by submitting your authorization to vote by telephone or over the Internet in accordance with your bank’s or broker’s instructions. If your proxy card is signed and returned without specifying your choices, your shares will be voted on each proposal in accordance with our Board of Directors’ recommendations.

We would like to take this opportunity to thank you for your support of Sunstone. We believe that our continued refinement of our compensation and corporate governance practices, coupled with our commitment to building long-term value for our stockholders, positions Sunstone for a promising future. We continue to focus on maintaining compensation and corporate governance practices aligned with stockholders, as reflected by the following previously implemented initiatives: Proxy Access; Director Holdover Resignation Guidelines; Limitations on Stockholder Rights Plans; Right of Stockholders to Amend Company Bylaws; Restrictions on Classifying Directors; Anti-Hedging and Pledging policies; Clawback Policy; comprehensive Insider Trading Policy; Double-Trigger accelerated vesting; and a Pay-For-Performance structure that is aligned with our stockholders.

Again, we thank you for your continued support and look forward to a promising future.

By Order of the Board of Directors

David M. Klein
Executive Vice President—General Counsel
and Secretary

March 19, 2025

WHEN:

May 1, 2025,
9:30 a.m. local time

WHERE:

Andaz Miami Beach
4041 Collins Avenue
Miami Beach, FL 33140

AGENDA:

1. Election of eight directors to serve until the next annual meeting and until their successors are elected and qualified;

2. Ratify the appointment of Ernst & Young LLP to act as the independent registered public accounting firm for the fiscal year ending December 31, 2025;

3. Advisory Say-on-Pay Vote; and

4. Approval of an amendment to our 2022 Incentive Award Plan to provide for an increase in the number of authorized shares of common stock available for issuance under the 2022 Incentive Award Plan by 5,500,000 shares.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

March 19, 2025

You are invited to Sunstone’s 2025 annual meeting of stockholders, or the Annual Meeting. Only stockholders of record at the close of business on March 5, 2025 are entitled to notice of and to vote at the Annual Meeting.

Stockholders can vote online, by telephone, by completing and returning the proxy card, or by attending the Annual Meeting. This Notice and the proxy card itself have detailed instructions for voting, including voting deadlines.

Internet Visit the website noted on your proxy card to vote online.	Telephone Use the toll-free telephone number on your proxy card to vote by telephone.	Mail Sign, date, and return your proxy card in the enclosed envelope to vote by mail.	In Person Cast your vote in person at the Annual Meeting.

Stockholders may revoke a proxy (change or withdraw their votes) at any time prior to the Annual Meeting by following the instructions in the Proxy Statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

Pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”), we are primarily furnishing proxy materials to our stockholders via the Internet rather than mailing paper copies of the materials. This Proxy Statement and Sunstone’s annual report on Form 10–- K for the fiscal year ended December 31, 2024 (“Annual Report”) are available on the Internet at www.proxyvote.com. Internet distribution of the proxy materials is designed to expedite receipt by stockholders, lower costs and reduce the environmental impact of the Annual Meeting.

The Notice of Internet Availability of Proxy Materials (“Notice Card”), has instructions on how to access and review our proxy materials online, as well as instructions for online or telephone voting. We sent the Notice Card to our stockholders on or about March 19, 2025. Stockholders who previously indicated a preference for paper copies of our proxy materials received paper copies. If you received a Notice Card but would like to request paper copies of our proxy materials, you may do so by following the instructions described in the Notice Card.

TABLE OF CONTENTS (continued)

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 1, 2025

This proxy statement and our Annual Report are available at our Investor Relations website at www.sunstonehotels.com.

PROXY SUMMARY

This summary highlights information contained elsewhere in this proxy statement. It does not contain all of the information that you should consider, so please read the entire proxy statement before voting. In addition, for more complete information about our 2024 financial performance, please see our Annual Report on Form 10–- K for the fiscal year ended December 31, 2024, available at www.sunstonehotels.com.

VOTING INSTRUCTIONS

Your vote is very important. For this reason, our Board of Directors (the “Board”), is soliciting the enclosed proxy to allow your shares of common stock, par value $0.01 per share, to be represented and voted, as you direct, by the proxy holders named in the enclosed proxy card at the 2025 annual meeting of stockholders (“Annual Meeting”) of Sunstone Hotel Investors, Inc. “We,” “our,” the “Company” and “Sunstone” refer to Sunstone Hotel Investors, Inc.

INVITATION TO THE
ANNUAL MEETING

Stockholders are invited to attend the Annual Meeting on May 1, 2025, beginning at 9:30 a.m. local time.

The Annual Meeting will be held at:

Andaz Miami Beach

4041 Collins Avenue

Miami Beach, FL 33140

Record Date:
March 5, 2025

Number of Common Shares Eligible to Vote at the Meeting as of the Record Date:
201,198,892

Company Principal Executive Offices:
15 Enterprise, Suite 200 Aliso Viejo, California 92656

Date of First Mailing of Proxy Statement and Accompanying Materials to Stockholders:
March 19, 2025

VOTING MATTERS

Proposal	Matter	Board Recommendation	Page Reference
1	Election of Eight Directors Identified in this Proxy Statement	FOR each nominee	13

2	Ratification of Independent Registered Public Accounting Firm for 2025	FOR	23

3	Advisory Say-on-Pay Vote	FOR	24

4	Approval of an Amendment to our 2022 Incentive Award Plan	FOR	26

2025 Proxy Statement	1

PROXY SUMMARY

DIRECTOR NOMINEES1

			2025 Committee Membership and
	Director		Other Roles (2)			Other Public
Name, Age	Since	Primary Occupation	A	C	NCG	Company Boards
W. Blake Baird, 64	2016	Co-Founder, Chairman of the Board and Chief Executive Officer, Terreno Realty Corporation			(Chair)	Terreno Realty Corporation
Andrew Batinovich, 66	2011	President and Chief Executive Officer, Glenborough, L.P.
Monica S. Digilio, 61	2020	Founder and Chief Executive Officer, Compass Advisors, LLC		(Chair)		Seaport Entertainment Group
Bryan A. Giglia, 48	2023	Chief Executive Officer, Sunstone Hotel Investors, Inc.
Kristina M. Leslie, 60	2021	Former Chief Financial Officer, DreamWorks Animation	(Chair)
Murray J. McCabe, 57	2016	Founder and Managing Partner, Montgomery Street Partners, L.P.
Verett Mims, 62	2021	Chief Financial Officer, Blum Capital Partners, L.P.				Sila Realty Trust, Inc.
Douglas M. Pasquale, 70 Chairman of the Board	2011	Founder and Chief Executive Officer, Capstone Enterprises Corporation				Alexander and Baldwin, Inc. Terreno Realty Corporation Dine Brands Global, Inc.

A – Audit CommitteeC – Compensation CommitteeNCG – Nominating and Corporate Governance Committee

(1)	Director Nominee information presented is as of March 1, 2025.
(2)	Committee assignments reflect appointments that are expected to be made following the Annual Meeting.

2	Sunstone Hotel Investors

PROXY SUMMARY

Director Nominees' Diversity and Skills

Our Director nominees exhibit a comprehensive mix of knowledge, skills, and experience, along with diversity of thoughts, backgrounds and perspectives. Two new independent directors joined the Board since 2021. The Nominating and Corporate Governance Committee and the Board seek a balanced mix of new and experienced directors.

	W. Blake	Andrew	Monica S.	Bryan A.	Kristina M.	Murray J.	Verett	Douglas M.
	Baird	Batinovich	Digilio	Giglia	Leslie	McCabe	Mims	Pasquale
Knowledge, Skills and Experience
Accounting / Financial Expert	✓	✓		✓	✓	✓	✓	✓
Board Experience	✓	✓	✓	✓	✓	✓	✓	✓
Capital Markets	✓	✓		✓	✓	✓	✓	✓
Corporate Governance / Investor Relations	✓	✓	✓	✓	✓	✓	✓	✓
Cyber Security		✓			✓		✓
ESG / Corporate Responsibility	✓	✓	✓	✓	✓	✓	✓	✓
Executive Leadership	✓	✓	✓	✓	✓	✓	✓	✓
Hotel / Real Estate Investments		✓	✓	✓		✓	✓	✓
Hotels / Operations		✓	✓	✓		✓	✓	✓
Human Resources / Compensation	✓	✓	✓	✓	✓	✓	✓	✓
Legal	✓	✓	✓	✓	✓		✓	✓
Public Company REIT Experience	✓	✓	✓	✓		✓	✓	✓
Risk Management	✓	✓	✓	✓	✓	✓	✓	✓
Gender
Female			✓		✓		✓
Male	✓	✓		✓		✓		✓
Race/Ethnicity
African American							✓
Asian / Pacific Islander
White / Caucasian	✓	✓	✓	✓	✓	✓		✓
Hispanic / Latino
Native American

2025 Proxy Statement	3

PROXY SUMMARY

CORPORATE GOVERNANCE HIGHLIGHTS

The Company is committed to the values of transparency, stockholder-friendly corporate governance and the highest ethical standards. Our Board believes that these values provide the framework to support the Company in creating long-term stockholder value. Our detailed governance framework can be found in the Corporate Governance section of our website. The following highlights selections of this framework and adopted governance policies that we believe are in the best interests of our stockholders:

Board Independence	✔	All directors, other than our Chief Executive Officer (“CEO”), are independent.
	✔	All of our directors who served on the Board during 2024 attended 100% of the committee meetings on which they served. In 2024, the Board met six times, with all directors attending each meeting.
	✔	Our directors participate in ongoing director education.
Board Composition	✔	All directors are elected annually at the annual meeting of stockholders.
	✔	We maintain a majority vote standard in uncontested elections.
	✔	We conduct annual Board and committee self-evaluations.
	✔	We are committed to including women and individuals from underrepresented communities in the qualified pool from which new director candidates are selected.
	✔	38% of our directors identify as women and 12% identify as ethnically diverse.
	✔	We are committed to Board refreshment with two new independent directors in the last four years, and three new independent directors in the last five years.
Leadership Structure	✔	Our Chair of the Board is independent of the CEO.
Board Committees	✔	We maintain three standing Board committees (the “Committees”) – Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee.
	✔	All Committees are comprised solely of independent directors.
	✔	All of our current Audit Committee members are “financial experts.”
	✔	Two of our Committees, Audit Committee and Compensation Committee, are chaired by women.
	✔	Executive sessions of independent directors are held at each regularly scheduled Board meeting.
Risk Oversight	✔

Our Board is responsible for risk oversight and delegates the oversight of key risks to specific committees; the Board and its Committees oversee management in its duty to assess and mitigate enterprise-level risks.

✔

Our Audit Committee oversees risk management as it relates to the integrity of the Company’s financial statements, fraud prevention and detection measures, and the adequacy of the Company’s cybersecurity protocols. Additionally, a review of management’s assessment of enterprise-level risks is conducted quarterly by the Audit Committee and annually by the full Board.

✔

Our Nominating and Corporate Governance Committee oversees risk management as it relates to our Corporate Responsibility program, including climate change, resource scarcity, public disclosure strategy, employee engagement and belonging, board refreshment, and human rights.

	✔	Our Compensation Committee oversees risk management as it relates to our compensation plans, policies and procedures, human capital, and talent management plans and practices.
Communication	✔	We encourage a strong working relationship between the Chair of the Board, other directors, the CEO, and the President.
	✔	Directors have open access to senior management and all employees.
	✔	Stockholders have access to communicate with our Directors.

4	Sunstone Hotel Investors

PROXY SUMMARY

Stock Ownership & Governance	✔

Each independent director is required to own and retain shares of the Company’s common stock having a value equal to at least five times his or her annual cash retainer no later than January 1 of the year following the fifth anniversary of his or her election as a director.

✔

The CEO and the President are required to own and retain shares of the Company’s common stock having a value equal to at least six times his or her annual base salary no later than January 1 of the year following the fourth anniversary of his or her appointment to CEO or President.

✔

Each Executive Vice President is required to own and retain shares of the Company’s common stock having a value equal to at least three times his or her annual base salary no later than January 1 of the year following the fourth anniversary of his or her appointment to such position.

	✔	We maintain a prohibition on any hedging or pledging of shares of Company stock.
	✔	We maintain a Compensation Recovery Policy (“Clawback Policy”).
	✔	We maintain a comprehensive Insider Trading Policy.
Accountability to Stockholders	✔	We maintain a non-classified Board with annual election of all directors.
	✔	The Company is prohibited from classifying the Board without stockholder approval.
	✔	We maintain majority voting in uncontested director elections.
	✔	Common stock is the only class of voting securities outstanding.
	✔	We maintain proxy access.
	✔	We opted out of the Maryland Business Combination and Control Share Acquisitions Act (eliminating certain takeover defenses).
✔

We maintain a policy prohibiting the adoption of a stockholder rights plan or “poison pill” without prior stockholder approval, unless the plan provides that it will expire within 12 months of adoption absent ratification by the Company’s stockholders.

✔

We maintain a policy requiring the Board to accept a resignation tendered by a nominee who is already serving as a director if such nominee received more votes “against” or “withheld” than “for” on his or her election at each of two consecutive annual meetings of stockholders.

	✔	We provide stockholders with access to our Board through on-going interactions and communication with our directors.
	✔	We maintain a stockholder’s right to amend our bylaws.
Environmental, Social, and Governance	✔	Our Nominating and Corporate Governance Committee monitors our programs and initiatives on our Corporate Responsibility Program, including environmental sustainability and social responsibility.

2025 Proxy Statement	5

PROXY SUMMARY

OUR COMPENSATION PRACTICES

Objectives. We seek to attract, motivate, and retain our Named Executive Officers (“NEOs”) through competitive compensation arrangements that we believe, within appropriate risk parameters, provide strong financial incentives for the NEOs to maximize stockholder value. Our 2024 NEOs were Messrs. Giglia, Springer, Reyes, Ostapovicz, and Klein. Mr. Ostapovicz ceased to serve as our Chief Operating Officer, effective as of January 21, 2025. In order to achieve our objectives and mitigate compensation-related risks to our stockholders, we utilize the following practices:

WHAT WE DO	WHAT WE DO NOT DO

✔ WE PAY FOR PERFORMANCE

Our executive compensation program is weighted towards performance-based at-risk compensation, rather than fixed compensation. Specifically, the at-risk portion of our executive compensation program is designed to reward performance relative to financial, stockholder return and other metrics that we believe best align management with stockholder interests.

✔ WE TIE OBJECTIVES TO CORPORATE STRATEGY

A portion of our NEOs’ individual objectives are tied to advancing the Company’s strategy of actively recycling capital, investing in our portfolio, and returning capital to stockholders, as well as advancing our Environmental, Social, and Governance (“ESG”) initiatives.

✔ WE HAVE A CLAWBACK POLICY

Consistent with SEC and NYSE rules, our NEOs and Vice Presidents are subject to a compensation recovery policy that provides for the recovery of portions of the employee’s incentive compensation following an accounting restatement.

✔ WE REQUIRE OUR CEO AND OTHER NEOS TO HAVE A MEANINGFUL OWNERSHIP INTEREST IN THE COMPANY

Our executive officer stock ownership policy requires that on or before January 1 of the year following the fourth anniversary of the appointment to such position, the CEO or President and Executive Vice Presidents will own and retain shares of the Company’s common stock having a value equal to at least six times or three times his or her annual base salary, respectively.

✔ WE HOLD AN ANNUAL SAY-ON-PAY VOTE

We conduct an annual Say-On-Pay advisory vote to solicit our stockholders’ view on our compensation program.

✔ WE DESIGN COMPENSATION TO MITIGATE EXCESSIVE RISK TAKING

Our Compensation Committee regularly reviews the Company’s compensation plans and program to ensure they are designed to create stockholder value and avoid excessive risk-taking.

✔ WE SOLICIT INDEPENDENT COMPENSATION ADVICE

Our Compensation Committee retains Ferguson Partners Consulting (“FPC”), an independent compensation consultant, for purposes of rendering advisory services related to the compensation of our NEOs.

✘ WE DO NOT PROVIDE GUARANTEED INCENTIVE COMPENSATION

There are no minimum payout levels on either our annual incentive bonus plan or our equity incentive award plan. A material portion of our equity incentive award plan is tied to achievement of Relative Total Stockholder Return (“RSR”) objectives.

✘ WE DO NOT PAY “GROSS UPS” FOR CHANGE IN CONTROL OR SEVERANCE PAYMENTS

We do not provide excise or other tax “gross up” payments in connection with any change in control or severance payment made to an NEO.

✘ WE DO NOT PROVIDE “SINGLE TRIGGER” BENEFITS UPON A CHANGE IN CONTROL

The Employment Agreements (as defined below) with our NEOs require a “double trigger” (requiring both a change in control and qualifying termination of employment) to receive cash or equity payments or vesting in connection with a change in control.

✘ WE DO NOT PAY DIVIDEND EQUIVALENTS ON PERFORMANCE-BASED RESTRICTED STOCK UNITS UNLESS THE AWARDS ACTUALLY VEST

Our NEOs only receive dividend equivalent payments on performance-based restricted stock unit awards if and when the award vests.

✘ WE DO NOT ALLOW HEDGING OR PLEDGING OF COMPANY STOCK BY EXECUTIVE OFFICERS AND DIRECTORS

Our executive officers and directors are prohibited from engaging in pledging our stock or in hedging transactions designed to offset decreases in the market value of our stock.

6	Sunstone Hotel Investors

PROXY SUMMARY

% of votes cast on our 2021 say-on-pay proposal approved, on an advisory basis, the executive compensation of our NEOs
Say-on-Pay Proposal Approval 96.9% of votes cast on our 2024 Say-on-Pay proposal approved, on an advisory basis, the executive compensation of our NEOs

2024 COMPANY HIGHLIGHTS

Capital Recycling	Portfolio Investment	Capital Return
$230 Million	$160 Million	$100 Million

Redeployed the proceeds from the 2023 sale of the Boston Park Plaza into the acquisition of the 630-room Hyatt Regency San Antonio Riverwalk. The exceptionally well-located hotel sits directly between San Antonio’s famous Riverwalk and the Alamo, two of the most visited tourist sites in Texas, and is also steps away from the convention center. The acquisition is consistent with Sunstone's strategy to actively harvest value and recycle proceeds into new opportunities that will provide superior risk-adjusted returns.

This successful recycling of capital allowed the Company to avoid significant defensive capital expenditures associated with its former Boston Park Plaza hotel and instead allocate capital to higher yielding investment opportunities.

Executed on several value-enhancing capital investment initiatives that will drive multiple layers of growth and further enhance the quality and earnings potential of our portfolio.

During 2024, we completed the renovation and conversion of the Marriott Long Beach Downtown, allowing the hotel to better compete in the market and drive incremental earnings. We also made significant progress on the comprehensive renovation and conversion of The Confidante Miami Beach to Andaz Miami Beach. The fully transformed resort will debut in 2025 and contribute to substantial earnings growth for the next several years.

Returned nearly $100 million of capital to our common stockholders through a combination of dividends and accretive share repurchases.

Increased our quarterly base dividend by nearly 30% in the second quarter of 2024 to better align our distributions with the growing earnings potential of the portfolio.

Repurchased $27 million of stock at a substantial discount to consensus estimates of NAV and at an implied highly attractive valuation multiple on the Company's stabilized cash flow.

Our strong balance sheet and embedded earnings growth will support additional capital return as we move into 2025.

In 2024, we further solidified a foundation for sustained growth by executing on our three strategic objectives of capital recycling, investing in our portfolio, and returning capital to our stockholders.

●	We redeployed the proceeds from the 2023 sale of the Boston Park Plaza into the acquisition of the 630-room Hyatt Regency San Antonio Riverwalk for a gross purchase price before incentives of $230 million. The newly acquired hotel has the ideal location in the city, situated in the heart of the famous Riverwalk, at the front door of the Alamo, and steps away from the convention center. This premiere location allows the hotel to benefit from an attractive combination of group and transient business in a market that continues to experience positive demographic shifts, increasing hotel demand, and a more business-friendly backdrop. The well-maintained hotel recently underwent a comprehensive rooms renovation and does not have any meaningful near-term capital needs. First year performance at the hotel has exceeded the

2025 Proxy Statement	7

PROXY SUMMARY

Company’s expectations and generated a compelling initial yield with opportunities to drive additional earnings. Through this transaction, the Company avoided meaningful near-term defensive capital expenditures at its prior Boston hotel. Instead, the Company was able to successfully recycle capital into a higher long-term return opportunity, providing a great example of the Company’s ability to create value for its stockholders through its investment lifecycle approach.
●	We invested approximately $160 million in capital improvements to further enhance the quality and earnings potential of our portfolio. Primary areas of investment included the completion of the renovation and conversion of the Renaissance Long Beach to the Marriott Long Beach Downtown, the renovation of the meeting space at the JW Marriott New Orleans, and substantially completing a lobby refresh and guestroom renovation at Wailea Beach Resort. Additionally, during the year we made significant progress on the comprehensive renovation and repositioning of The Confidante Miami Beach to Andaz Miami Beach which will debut in 2025. The combination of these investments is expected to generate meaningful earnings growth for the Company in 2025 and beyond.
●	We returned nearly $100 million of capital to stockholders through a combination of dividends and share repurchases. We increased our quarterly base dividend by nearly 30% to better reflect the growing earnings potential of the portfolio and to accelerate our return of capital. We also repurchased $27 million of our common stock at an average repurchase price per share of $9.83 which represented a substantial discount to the then-current consensus estimates of NAV and implied a highly attractive valuation multiple on the Company's stabilized cash flow. Since the start of 2022, the Company has repurchased nearly 9% of its outstanding common stock and retains capacity for additional capital return.

Extended our debt maturities and made more prudent use of our leverage capacity while maintaining a strong and flexible balance sheet.

●	We made more prudent use of our balance sheet and enhanced its flexibility by entering into a new term loan and utilizing the proceeds to repay the mortgage on the JW Marriott New Orleans. As part of the refinancing, we extended our debt maturities while creating a fully unencumbered portfolio.
●	Ended 2024 with a total debt and preferred equity to total capitalization ratio of only 32% and a total blended cost of debt and preferred equity of only 5.5%.
●	Maintained significant liquidity with a year-end total cash balance of $180 million, including $73 million in restricted cash, and full availability on our $500 million revolving credit facility, which together equates to over $680 million of total liquidity.

8	Sunstone Hotel Investors

QUESTIONS AND ANSWERS ABOUT HOW TO VOTE YOUR SHARES

What matters will be voted on at the Annual Meeting?

The Annual Meeting will be held for the following purposes:

1.	Election of eight directors to serve until the next annual meeting and until their successors are elected and qualified;
2.	Ratification of the Audit Committee’s appointment of Ernst & Young LLP to act as the independent registered public accounting firm for the fiscal year ending December 31, 2025;
3.	Advisory Say-on-Pay Vote;
4.	Approval of an amendment to our 2022 Incentive Award Plan; and
5.	Transaction of other business as may properly come before the Annual Meeting, including any motion to adjourn to a later date to permit further solicitation of proxies, if necessary, or before any adjournment or postponement thereof.

With respect to any other matter that properly comes before the meeting or any adjournment or postponement thereof, the representatives holding proxies will vote as recommended by the Board, or if no recommendation is given, in their own discretion.

Who is entitled to vote?

Stockholders of record of our common stock as of the close of business on March 5, 2025 (“Record Date”) are entitled to vote on matters that properly come before the meeting. Shares of common stock can be voted only if the stockholder is present at the Annual Meeting or is represented by proxy. At the close of business on the Record Date, there were 201,198,892 shares of common stock outstanding and entitled to vote. The holders of common stock will vote together as a single class on all matters that properly come before the meeting.

How many votes do I have?

Each share of common stock has one vote.

How do I vote?

You can ensure that your shares are voted at the meeting by completing, signing, dating, and returning the enclosed proxy form in the envelope provided.

If you own your shares through a bank or broker, you may be eligible to authorize a proxy to vote your shares electronically over the Internet or by telephone. A large number of banks and brokerage firms are participating in the ADP Investor Communication Services (“ADP”) online program. This program provides eligible stockholders who receive a paper copy of the Annual Report and proxy statement the opportunity to authorize a proxy to vote via the Internet or by telephone. If your bank or brokerage firm is participating in ADP’s online program, your voting form will provide instructions. Stockholders who authorize a proxy to vote through the Internet or telephone should be aware that they may incur costs to access the Internet, such as usage charges from telephone companies or Internet service providers, and that these costs must be borne by the stockholder. Stockholders who authorize a proxy to vote by Internet or telephone need not return a proxy card by mail. If your voting form does not reference Internet or telephone information, please complete and return the paper proxy card provided by your bank or broker.

If you attend the Annual Meeting in person, you may request a ballot when you arrive. If a bank, broker or other nominee is the record holder of your stock on the record date, prior to attending the meeting you must obtain a legal proxy from your bank, broker or other nominee as the record holder and a letter from your bank, broker or other nominee showing that you were the beneficial owner of your shares on the record date in order to vote at the Annual Meeting. The legal proxy must be presented to vote these shares in person at the Annual Meeting. If you have

2025 Proxy Statement	9

QUESTIONS AND ANSWERS ABOUT HOW TO VOTE YOUR SHARES

previously authorized a proxy, you may still vote in person at the Annual Meeting, which will serve as a revocation of your previous proxy.

Does Sunstone have a policy for confidential voting?

Sunstone has a confidential voting policy. All proxies and other materials, including telephone and Internet proxy authorization, are kept confidential and are not disclosed to third parties. Such voting documents are available for examination by the inspector of election and certain personnel associated with processing proxy cards and tabulating the vote. We plan to appoint one inspector of election who will review and confirm the tabulation of votes at the Annual Meeting.

How can I obtain copies of documents referenced in this proxy statement?

Copies of the Company’s Corporate Governance Guidelines, Code of Business Conduct and Ethics, Clawback Policy, Insider Trading Policy, Committee Charters and other documents referenced in this proxy statement can be accessed on the Company’s website at www.sunstonehotels.com. A copy of the Company’s Insider Trading Policy is also attached as Exhibit 19 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024. Copies of these documents are also available in print to stockholders upon request by writing to:

Sunstone Hotel Investors, Inc.

15 Enterprise, Suite 200

Aliso Viejo, California 92656

Attention: Secretary

What if I return my proxy but do not mark it to show how I am voting?

If your proxy card is signed and returned without specifying your choices, your shares will be voted as recommended by the Board.

What are the Board’s recommendations?

The Board recommends that you vote FOR each of the nominees for director in Proposal 1; FOR Proposal 2 to ratify the Audit Committee’s appointment of Ernst & Young LLP to act as the independent registered public accounting firm for the fiscal year ending December 31, 2025; FOR Proposal 3 to approve, on a non – binding, advisory basis, the compensation of our NEOs as set forth in this proxy statement; and FOR Proposal 4 to approve an amendment to our 2022 Incentive Award Plan.

What vote is required to approve each proposal?

Election of Directors: There is no cumulative voting in the election of directors. In an uncontested election, a director shall be elected by an affirmative vote of a majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present; that is, a nominee will be elected as a director only if the number of votes cast “for” such nominee exceeds the number of votes “against” or “withheld” with respect to that nominee. Any shares not voted, whether by abstention or “broker non – vote” (i.e., shares held by a broker or nominee which are represented at the meeting, but with respect to which such broker or nominee is not instructed to vote and has not voted on a particular proposal, or otherwise), have no effect on the vote.

Ratification of Appointment of Independent Registered Public Accounting Firm: This proposal requires the affirmative vote of a majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present. Any shares not voted (whether by abstention, “broker non – vote” or otherwise) have no effect on the vote.

Advisory Say-on-Pay Vote: This proposal requires the affirmative vote of a majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present. Any shares not voted (whether by abstention, “broker non-vote” or otherwise) have no effect on the vote.

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QUESTIONS AND ANSWERS ABOUT HOW TO VOTE YOUR SHARES

Approval of an amendment to our 2022 Incentive Award Plan: This proposal requires the affirmative vote of a majority of the votes cast at the meeting of stockholders duly called and at which a quorum is present. Any shares not voted (whether by abstention, “broker non-vote” or otherwise) have no effect on the vote.

What constitutes a quorum?

The presence of the owners of at least a majority (greater than 50%) of the aggregate number of shares of common stock entitled to vote at the Annual Meeting constitutes a quorum. Presence may be in person or by proxy. You will be considered part of the quorum if you return a signed and dated proxy card, if you authorize a proxy to vote by telephone or the Internet, or if you attend the Annual Meeting.

Abstentions and “broker non – votes” are counted as present and entitled to vote for purposes of determining a quorum. A “broker non – vote” occurs when the broker or other entity is unable to vote on a proposal because the proposal is non – routine and the owner does not provide instructions. Rules of the New York Stock Exchange (“NYSE”) determine whether proposals presented at stockholder meetings are “routine” or “non – routine.” If a proposal is routine, a broker or other entity holding shares for an owner in street or beneficial name may vote on the proposal without voting instructions from the owner. If a proposal is non -routine, the broker or other entity may vote on the proposal only if the owner has provided voting instructions. The ratification of independent public accountants is the only routine matter to be voted on at the Annual Meeting. There are no rights of appraisal or similar dissenters’ rights with respect to any matter to be acted upon pursuant to this proxy statement.

What if other items come up at the Annual Meeting and I am not there to vote?

We are not now aware of any matters to be presented at the Annual Meeting other than those described in this proxy statement. When you return a signed and dated proxy card or provide your voting instructions by telephone or the Internet, you give the proxy holders (the names of whom are listed on your proxy card) the discretionary authority to vote on your behalf on any other matter that is properly brought before the Annual Meeting.

Can I change my vote?

You can change your vote by revoking your proxy at any time before it is exercised in one of four ways:

●	Notify Sunstone’s Secretary (David M. Klein, c/o Sunstone Hotel Investors, Inc., 15 Enterprise, Suite 200, Aliso Viejo, California 92656) in writing before the Annual Meeting that you are revoking your proxy;
●	Submit another proxy with a later date;
●	If you own shares through a bank or broker that provides for voting by telephone or the Internet, submit your voting instructions again by telephone or the Internet; or
●	Vote in person at the Annual Meeting.

What does it mean if I receive more than one proxy card?

Some of your shares are likely registered differently or are in more than one account. You should vote each of your accounts by mail, or if such service is provided by a bank or broker that holds your shares, by telephone or the Internet. If you mail proxy cards, please sign, date and return each proxy card to ensure that all of your shares are voted.

If you hold your shares in registered form and wish to combine your stockholder accounts in the future, you should contact our transfer agent, Equiniti Trust Company, LLC, at 1 -800- 937-5449. Combining accounts reduces excess printing and mailing costs, resulting in savings for Sunstone, that benefit you as a stockholder.

What if I receive only one set of proxy materials although there are multiple stockholders at my address?

If you and other residents at your mailing address own shares in “street name” (that is, through a broker or other nominee), your broker or bank may have sent you a notice that your household will receive only one Annual Report

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QUESTIONS AND ANSWERS ABOUT HOW TO VOTE YOUR SHARES

and proxy statement, or Notice Regarding the Availability of Proxy Materials, for each company in which you hold shares through that broker or bank. This practice of sending only one copy of proxy materials is known as “householding.” If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. If the foregoing procedures apply to you, your broker has sent one copy of our Annual Report and proxy statement, or Notice Regarding the Availability of Proxy Materials, to your address. You may revoke your consent to householding at any time by contacting your broker or bank. The revocation of your consent to householding will be effective 30 days following its receipt. If you did not receive an individual copy of this proxy statement or our Annual Report, we will send a copy to you without charge if you address your written request to Sunstone Hotel investors, Inc., 15 Enterprise, Suite 200, Aliso Viejo, California 92656, Attention: Secretary. If you currently receive multiple copies of the Annual Report and proxy statement, or Notice Regarding the Availability of Proxy Materials, at your address and you would like to request householding of your communications, you should contact your broker or bank.

How do I submit a stockholder proposal for inclusion in the proxy statement for next year’s annual meeting?

Stockholder proposals may be submitted for inclusion in the proxy statement for our 2026 annual meeting of stockholders (“2026 Annual Meeting”), after the Annual Meeting, but must be received no later than 5:00 p.m. Pacific Time on November 19, 2025. Proposals should be sent via registered, certified, or express mail to Sunstone Hotel Investors, Inc., 15 Enterprise, Suite 200, Aliso Viejo, California 92656, Attention: Secretary. See also “Stockholder Proposals for the 2026 Annual Meeting” later in this proxy statement.

What do I need to do to attend the Annual Meeting?

If you are a holder of record, you should indicate on your proxy card that you plan to attend the Annual Meeting by marking the box on the proxy card provided for that purpose.

For the safety and comfort of our stockholders, admission to the Annual Meeting will be restricted to:

●	Stockholders of record as of the close of business on March 5, 2025 or their authorized proxies;
●	Beneficial stockholders whose shares are held by a bank, broker or other nominee, and who present proof of beneficial ownership as of the close of business on March 5, 2025;
●	Representatives of the press or other news media with proper credentials;
●	Financial analysts with proper credentials; and
●	Employees and representatives of Sunstone whose job responsibilities require their presence at the meeting.

Please note that space limitations may make it necessary to limit attendance. Admission to the meeting will be on a first come, first-served basis. No more than two representatives of any corporate or institutional stockholder will be admitted to the Annual Meeting. If you attend the meeting, you may be asked to present valid government-issued photo identification, such as a driver’s license or passport, before being admitted. Cameras, recording devices and other electronic devices will not be permitted, and attendees may be subject to security inspections or other security precautions.

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PROPOSALS

PROPOSAL 1	ELECTION OF DIRECTORS
The Board recommends that our stockholders vote FOR each of the nominees.

Board. The business and affairs of Sunstone are managed under the direction of our Board. Our Board has responsibility for establishing broad corporate policies and for the overall performance of Sunstone, rather than for day -to- day operating details. Our Board currently consists of eight directors. Assuming each of the nominees listed below are elected at the 2025 annual meeting of stockholders, our Board of Directors will consist of eight directors.

The proxy holders named on the proxy card intend to vote for the election of the eight nominees listed below. The Nominating and Corporate Governance Committee selected these nominees, which selection was ratified by the Board. If you do not wish your shares to be voted for particular nominees, you can so indicate on the proxy card or, if your shares are held through a bank or broker and you are authorizing a proxy to vote by telephone or the Internet, by following the instructions provided when you access the telephone or Internet proxy facilities.

If at the time of the meeting one or more of the nominees have become unable to serve, shares represented by proxies will be voted for the remaining nominees and for any substitute nominee or nominees designated by the Nominating and Corporate Governance Committee. If one or more nominees have become unable to serve, the Board may, in accordance with our bylaws, reduce the size of the Board or may leave a vacancy until a nominee is identified. Each of the nominees has consented to act as a director if duly elected and qualified and the Nominating and Corporate Governance Committee knows of no reason why any of the nominees will be unable to serve.

Directors elected at the Annual Meeting will hold office until the 2026 Annual Meeting and until their successors have been elected and qualified. For each nominee, there follows a brief listing of principal occupation for at least the past five years, other major affiliations and age as of March 1, 2025. All of the nominees are currently directors of the Company.

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PROPOSALS REQUIRING YOUR VOTE

Nominees for Election as Directors

W. Blake Baird Age: 64 Director

Mr. Baird has served as a director since April 28, 2016. Mr. Baird co – founded Terreno Realty Corporation (NYSE: TRNO), and has served as chairman of its board of directors and its CEO since February 2010. Terreno Realty Corporation acquires, owns and operates industrial real estate in six major coastal U.S. markets. Mr. Baird was managing partner and co – founder of Terreno Capital Partners LLC, a private real estate investment firm, from September 2007 to February 2010. Mr. Baird served as President of AMB Property Corporation (NYSE: AMB) from January 2000 to December 2006. AMB, now Prologis, Inc. (NYSE: PLD), is a leading global developer, owner and operator of industrial real estate. Mr. Baird also served as a director of AMB from 2001 to 2006 and chairman of its investment committee. Mr. Baird joined AMB as its Chief Investment Officer in 1999. Prior to that, Mr. Baird was a managing director of Morgan Stanley & Co., most recently as head of Real Estate Investment Banking for the Western United States. Mr. Baird spent 15 years at Morgan Stanley and Dean Witter, the last 11 focusing on real estate. Mr. Baird previously served as a director of Matson, Inc. (NYSE: MATX), a Honolulu-headquartered ocean transportation and logistics company, from June 2012 until April 2020.

Mr. Baird is a former member of the Young Presidents’ Organization and a former member of the board of governors of the National Association of Real Estate Investment Trusts. Mr. Baird holds a B.S. degree in Economics from the Wharton School (magna cum laude) and a B.A. degree in History from the College of Arts and Sciences (magna cum laude) at the University of Pennsylvania. He also holds an M.B.A. degree from New York University.

The following experience, qualifications, attributes and/or skills led our Board to conclude that Mr. Baird should serve as a director: his professional background and experience, education, previously held and current senior-executive level positions, other public company board experience, his extensive background and experience with REITs and his background and experience in real estate and finance transactions.

Committees: Compensation Committee; Nominating and Corporate Governance Committee (Chair)

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PROPOSALS REQUIRING YOUR VOTE

Andrew Batinovich Age: 66 Director

Mr. Batinovich has served as a director since November 7, 2011. Mr. Batinovich currently serves as President and CEO of Glenborough, L.P., a privately held real estate investment company. In 2010, Mr. Batinovich led a private investor group in acquiring Glenborough, LLC and related real estate assets that were originally part of Glenborough Realty Trust, a NYSE – listed REIT, which was sold to affiliates of Morgan Stanley in 2006. From December 2006 to October 2010, Mr. Batinovich served as President and CEO of Glenborough, LLC, a company formed by an affiliate of Morgan Stanley to acquire Glenborough Realty Trust. In 1996, Mr. Batinovich co – founded Glenborough Realty Trust and was President and CEO and a director at the time of the sale in 2006. Mr. Batinovich was appointed President of Glenborough Realty Trust in 1997 and CEO in 2003. He also served as Chief Operating Officer and Chief Financial Officer during his tenure at Glenborough Realty Trust.

Prior to founding Glenborough Realty Trust, Mr. Batinovich served as Chief Operating Officer and Chief Financial Officer of Glenborough Corporation until 1996 when it was merged into Glenborough Realty Trust. Glenborough Corporation was a private real estate investment and management company that completed a number of private placements of office, industrial, residential and hotel properties. Prior to joining Glenborough Corporation in 1983, Mr. Batinovich was an officer of Security Pacific National Bank. He also serves as a trustee of the American University of Paris. Mr. Batinovich has a B.A. degree in International Business Administration from the American University of Paris.

The following experience, qualifications, attributes and/or skills led our Board to conclude that Mr. Batinovich should serve as a director: his professional background and experience, education, previously held senior-executive level positions, other public company board experience, his extensive background and experience with REITs and his background and experience in real estate and finance transactions.

Committees: Audit Committee; Compensation Committee

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PROPOSALS REQUIRING YOUR VOTE

Monica S. Digilio Age: 61 Director

Ms. Digilio has served as a director since April 30, 2020. Ms. Digilio has over 30 years of C-Suite experience in public and privately held hospitality, gaming, entertainment, and real estate development companies worldwide. Ms. Digilio is the Founder and CEO of Compass Advisors LLC, a strategic advisory firm which draws on her expertise in human resources, talent management, business leadership and organizational development. Prior to establishing Compass Advisors, Ms. Digilio was the Executive Vice President and Chief Human Resources Officer for Caesars Entertainment Corporation (NASDAQ: CZR), where she led the Human Resources and Corporate Social Responsibility functions (with oversight of ESG) from 2018 - 2020. Prior to her tenure at Caesars, Ms. Digilio spent six years as the Executive Vice President and Chief Human Resources Officer for Montage International and spent 12 years as the Executive Vice President, Global Human Resources & Administration for Kerzner International, parent company of the Atlantis and One&Only brands. Ms. Digilio began her hospitality career at ITT Sheraton Corporation, where she spent ten years, with her last role as Vice President, Human Resources for North America and Franchise Divisions. In 1997, Ms. Digilio led HR integration for the merger with Starwood Hotels (NYSE:HOT).

In addition to Sunstone Hotel Investors, Ms. Digilio currently serves on the boards of CopperPoint Insurance Companies, The Venetian Resort Las Vegas, and Seaport Entertainment Group (NYSE: SEG). Ms. Digilio is an Advisory Board Member for Cornell University’s Leland C. and Mary M. Pillsbury Institute for Hospitality Entrepreneurship. She is a member of the Women Corporate Directors Foundation (WCD) and the National Association of Corporate Directors (NACD).

Ms. Digilio holds both a M.S. and a B.S. from Ithaca College in Ithaca, N.Y.

The following experience, qualifications, attributes and/or skills led our Board to conclude that Ms. Digilio should serve as a director: her professional background and experience, extensive education, previously held senior-executive level positions, domestic and international real estate knowledge, labor relations, corporate governance, enterprise risk management and extensive experience with the hospitality industry in general.

Committees: Compensation Committee (Chair); Nominating and Corporate Governance Committee

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PROPOSALS REQUIRING YOUR VOTE

Bryan A. Giglia Age: 48 Director

Mr. Giglia is our CEO. Mr. Giglia joined the Company in March 2004, and between 2004 and 2013, served in numerous financial roles, including Senior Vice President Corporate Finance, where he oversaw capital market transactions, corporate financial planning and analysis, and investor relations. In February 2013, Mr. Giglia was appointed Senior Vice President and Chief Financial Officer, and in February 2016 he was appointed Executive Vice President and Chief Financial Officer, a position he held until March 2022 when he was appointed CEO. Prior to joining Sunstone, Mr. Giglia served in a variety of accounting positions for Hilton Hotels Corporation. Mr. Giglia currently serves on the Board of the American Hotel and Lodging Association.

Mr. Giglia attended the Marshall School of Business at the University of Southern California, where he earned an M.B.A. degree. Mr. Giglia earned his B.S. degree in Business Administration from the University of Arizona.

The following experience, qualifications, attributes and/or skills led our Board to conclude that Mr. Giglia should serve as a director: his professional background and experience, education, previously held senior-executive level positions, his extensive background and experience with REITs and his background and experience in real estate and finance transactions.

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PROPOSALS REQUIRING YOUR VOTE

Kristina M. Leslie Age: 60 Director

Ms. Leslie has been a director since April 29, 2021. Ms. Leslie began her career at Paramount Communications in New York, serving in a variety of financial management roles, including treasury, investor relations, and strategic planning. Following the acquisition of Paramount by Viacom, Ms. Leslie served as Director of Strategic and Financial Planning for Viacom. In 1996, Ms. Leslie relocated to California to join DreamWorks, then in its infancy, as Head of Strategic Planning and Corporate Finance, where she oversaw financial planning, strategic partnerships and all investor and banking relationships. She became Chief Financial Officer of DreamWorks in 2003 and led the $840 million initial public offering of DreamWorks Animation in 2004. She continued to serve as DreamWorks’ CFO until her retirement in 2007.

Over the past 15 years, Ms. Leslie has served on a number of public and private boards. Currently, Ms. Leslie is a Director and Chair of the Board of Blue Shield of California where she is also a member of the Nominating and Governance Committee. She is a Director, Chair of the Audit Committee and a member of the Compensation Committee of Justworks, Inc., a human resources service and benefits provider for small businesses, and a Director and Chair of the Audit Committee of Hinge Health, a digital health care company that provides AI assisted virtual physical therapy. Ms. Leslie was also a Director, Chair of the Audit Committee and a member of the Compensation Committee of Rover Group, Inc. (Nasdaq: ROVR), the world’s largest marketplace for pet services, until its privatization in February 2024. She is also a member of the National Association of Corporate Directors (NACD).

Ms. Leslie earned her B.A. in Economics from Bucknell University and her M.B.A in Finance from Columbia University.

The following experience, qualifications, attributes and/or skills led our Board to conclude that Ms. Leslie should serve as a director: her professional background and experience, extensive education, previously held senior-executive level finance positions, significant public and private company board experience, her extensive experience in corporate strategy and enterprise risk, accounting, finance, and corporate governance.

Committees: Audit Committee (Chair); Compensation Committee

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PROPOSALS REQUIRING YOUR VOTE

Murray J. McCabe Age: 57 Director

Mr. McCabe has served as a director since April 28, 2016. Mr. McCabe is a founder and Managing Partner at Montgomery Street Partners, L.P., an investment firm.

Prior to founding Montgomery Street Partners, Mr. McCabe worked at JPMorgan Chase & Co. from 1992 through August 2012. During his 20 – year tenure at JPMorgan, Mr. McCabe held several positions in the Investment Banking Division, including Managing Director and Global Head of Real Estate and Lodging Investment Banking. In addition, Mr. McCabe served as a member of JPMorgan’s Mergers and Acquisitions Fairness Opinion Committee from 2001 to 2002, the Investment Banking Coverage Management Committee from 2010 through his departure in August 2012, and on the board of JPMorgan Real Estate Advisors during the same period.

Mr. McCabe was a director of Columbia Property Trust (NYSE: CXP) until its sale in 2021, and remains a director of RREEF America REIT II Inc., a diversified real estate investment company with $15 billion in assets. He is an executive council member of the Real Estate Finance and Investment Center and serves on the REIT Investment Funds advisory board for the McCombs School of Business at the University of Texas, Austin. Mr. McCabe received his B.A. in Finance from the University of Texas, Austin.

The following experience, qualifications, attributes and/or skills led our Board to conclude that Mr. McCabe should serve as a director: his professional background and experience, education, previously held and current senior-executive level positions, other public company board experience, his extensive background and experience with REITs and his background and experience in real estate and finance transactions.

Committees: Nominating and Corporate Governance Committee

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PROPOSALS REQUIRING YOUR VOTE

Verett Mims Age: 62 Director

Ms. Mims has served as a director since April 29, 2021. Ms. Mims is currently the Chief Financial Officer at Blum Capital Partners, L.P., a long-term strategic equity investment management firm where she leads a team of seasoned accounting/finance professionals with responsibility for the Financial, Operations, Compliance and Tax functions of the firm. Prior to joining Blum Capital, Ms. Mims worked at The Boeing Company (NYSE: BA) from 2002 through early 2020. During her 18-year tenure at Boeing, Ms. Mims held several positions including Director, International Finance and the Assistant Treasurer, Global Treasury Operations. Ms. Mims had oversight of the Foreign exchange, commodity and inflation hedging portfolio, cash investments and global banking infrastructure and her notable contributions include the development of tech-driven processes and systems that drove efficiency, multimillion-dollar cost savings, and operational excellence. Prior to Boeing, Ms. Mims spent seven years in sales serving as a strategic advisor to match FX solutions with corporate clients’ risk profiles at Citibank (NYSE: C), NationsBank (NYSE: BAC) and Bank of Montreal (NYSE: BMO) where she pioneered an early Salesforce-like client management system and built a profitable book of business.

Ms. Mims currently serves on the boards of Sila Realty Trust Inc. and Steppenwolf Theatre of Chicago. She has previously served on the boards of Arts & Business Council of Chicago, San Miguel Schools of Chicago, Illinois Student Assistance Commission, Southern University MBA Board of Advisors, the Muntu Dance Theatre of Chicago, and most recently Illinois Humanities.

Ms. Mims holds an M.B.A. from the Stanford University Graduate School of Business, an M.S. in physics from Massachusetts Institute of Technology, and a B.S. in physics from Southern University and A&M College.

The following experience, qualifications, attributes and/or skills led our Board to conclude that Ms. Mims should serve as a director: her professional background and experience, extensive education, private and public board experience, previously held and current senior-executive level positions, and experience in enterprise risk, treasury accounting, and finance.

Committees: Audit Committee

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PROPOSALS REQUIRING YOUR VOTE

Douglas M. Pasquale Age: 70 Chairman of the Board

Mr. Pasquale has served as our Chairman of the Board since May 1, 2015, and as a director since November 7, 2011. In addition, Mr. Pasquale served as our Interim CEO from September 2, 2021 until March 7, 2022 and served as our Executive Chairman from March 7, 2022 until September 1, 2022. Mr. Pasquale is Founder & CEO of Capstone Enterprises Corporation, an investment and consulting firm, since January 1, 2012. Mr. Pasquale served as Senior Advisor to Healthpeak (NYSE: PEAK) from June 2017 through December 2019. On the July 1, 2011 sale of Nationwide Health Properties, Inc. (NYSE: NHP) to Ventas Inc. (NYSE: VTR), Mr. Pasquale served as Senior Advisor from July 1, 2011 to December 31, 2011. He also served on the Ventas Board of Directors from July 1, 2011 to May 18, 2017. Prior to Nationwide Health Properties, Inc.’s sale, Mr. Pasquale served as Chairman of the Board of NHP from May 2009 to July 2011, as President and CEO of NHP from April 2004 to July 2011, and as Executive Vice President and Chief Operating Officer of NHP from November 2003 to April 2004. Mr. Pasquale was a Director of NHP from November 2003 to July 2011. Mr. Pasquale served as Chairman and CEO at ARV Assisted Living, Inc., a leading owner and operator of assisted living facilities, from June 1998 to September 2003 and concurrently served as President and CEO of Atria Senior Living Group, Inc. from April 2003 to September 2003. Mr. Pasquale also served as President and CEO of Richfield Hospitality Services, Inc. and Regal Hotels International—North America, a hotel ownership and management company, from 1996 to 1998, and as its Chief Financial Officer from 1994 to 1996. Prior to 1994, he served in various capacities primarily in finance, real estate, investment banking and public accounting.

Mr. Pasquale has served on over a dozen public, private and philanthropic boards over the course of his career. He currently serves on three additional NYSE Boards and is a Director of: 155-year old Alexander and Baldwin, Inc. (NYSE: ALEX), a Honolulu - headquartered real estate and related business company, for which he serves as Lead Independent Director, Chairman of the Audit Committee, and Nominating and Corporate Governance Committee; Terreno Realty Corporation (NYSE: TRNO), a leading industrial REIT with a focus in six coastal U.S. markets, for which he serves as Lead Independent Director and a member of the Audit, Compensation, and Nominating and Corporate Governance Committees; and Dine Brands Global, Inc. (NYSE: DIN), which franchises Applebee’s, IHOP and Fuzzy’s Taco Shop restaurants, for which he serves as the Chairman of the Audit Committee.

Mr. Pasquale is a successful leader in the real estate industry with extensive experience and skills in leadership, management, finance, mergers and acquisitions and strategic planning. Mr. Pasquale received his B.S. degree in Accounting and his M.B.A. degree with highest honors from the University of Colorado and is a guest lecturer at several universities.

The following experience, qualifications, attributes and/or skills led our Board to conclude that Mr. Pasquale should serve as a director: his professional background and experience, extensive education, previously held senior-executive level positions, other public company board experience, his extensive background and experience with REITs and his background and experience in real estate and finance transactions.

Chairman of the Board Committees: Nominating and Corporate Governance Committee

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PROPOSALS REQUIRING YOUR VOTE

Vote required. Directors will be elected by a majority of the votes cast. Any shares not voted, whether by abstention, “broker non - vote” or otherwise, will have no impact on the vote.

Our Corporate Governance Guidelines and bylaws provide a majority voting standard in uncontested director elections. A director nominee will be elected to the Board only if the number of votes cast “for” such nominee’s election exceeds the number of votes cast “against” or “withheld” with respect to such nominee’s election (with abstentions and broker non-votes not counted as votes cast either for or withheld in such election).

If an incumbent nominee for director fails to receive the required majority vote in a director election, our Corporate Governance Guidelines require that he or she tender his or her resignation as a director for consideration by the Nominating and Corporate Governance Committee, and ultimately the Board. Our Nominating and Corporate Governance Committee will evaluate the circumstances of the failed election and will make a recommendation regarding how to act upon the tendered resignation to the full Board, taking into consideration the best interests of the Company and its stockholders. After considering the recommendation of the Nominating and Corporate Governance Committee, the full Board will then act upon the resignation and will publicly disclose its decision regarding the tendered resignation and its rationale within 90 days of the certification of the election results. If the Board accepts the resignation, the nominee will no longer serve on the Board. If the Board rejects the resignation, the nominee will continue to serve until his or her successor has been duly elected and qualified or until his or her earlier disqualification, death, resignation, or removal. Notwithstanding the foregoing, the Board shall be required to accept any resignation tendered by a nominee who is already serving as a director if such nominee shall have received more votes “against” or “withheld” than “for” his or her election at each of two consecutive annual meetings of stockholders for the uncontested election of directors at which a quorum was present.

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PROPOSALS REQUIRING YOUR VOTE

PROPOSAL 2	RATIFICATION OF THE AUDIT COMMITTEE’S APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board recommends that our stockholders vote FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2025.

The Audit Committee has selected and appointed the firm of Ernst & Young LLP to act as our independent registered public accounting firm for the year ending December 31, 2025. Ernst & Young LLP has audited the financial statements for us since our initial public offering on October 26, 2004.

Although stockholder ratification of the appointment of our independent auditor is not required by our bylaws or otherwise, we are submitting the selection of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate governance practice. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of the Company. If our stockholders do not ratify the Audit Committee’s selection, the Audit Committee will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of our independent registered public accounting firm.

In selecting Ernst & Young LLP as the Company’s independent registered public accounting firm, the Audit Committee considered many factors, including the quality of its ongoing discussions with Ernst & Young LLP’s representatives, the length of time the firm has been engaged, the appropriateness of fees, the experience and professional qualifications of Ernst & Young LLP, and Ernst & Young LLP’s programs and processes for maintaining its independence. Furthermore, in accordance with SEC rules and Ernst & Young LLP’s policies, lead engagement partners are subject to rotation requirements to limit the number of consecutive years the lead partner may provide services. For lead audit partners, the maximum number of consecutive years of service in that capacity is five years. We select the Company’s lead audit partner pursuant to this rotation policy following meetings between the chair of the Audit Committee and candidates for that role, as well as discussions by the full Audit Committee, members of the Board and management.

The Audit Committee believes that the continued retention of Ernst & Young LLP as the Company’s independent external auditor is in the best interests of the Company and its stockholders. The Board believes the Company receives significant benefits from the extensive history Ernst & Young LLP has with the Company. These benefits include:

●	the quality of their audit work and accounting advice, and their institutional knowledge of our business operations, key risks, accounting policies, financial systems, and internal control framework;
●	a competitive fee structure because of Ernst & Young LLP’s familiarity with the Company;
●	the significant time and expense that would be avoided by the Company to onboard a new auditor; and
●	their commitment to maintaining their independence from the Company.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. These representatives will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

You can find more information about our relationship with Ernst & Young LLP on page 83 of this proxy statement.

Vote required. Ratification of the appointment of Ernst & Young LLP requires a majority of the votes cast. Any shares not voted, whether by abstention, “broker non - vote” or otherwise, have no impact on the vote.

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PROPOSALS REQUIRING YOUR VOTE

PROPOSAL 3	ADVISORY SAY-ON-PAY VOTE
The Board recommends that our stockholders vote FOR the approval (on a non-binding, advisory basis) of the compensation of the NEOs as disclosed in this proxy statement.

Section 14A of the Securities Exchange Act of 1934 (the “Exchange Act”), as enacted as part of the Dodd - Frank Wall Street Reform and Consumer Protection Act in July 2010 (“Dodd-Frank Act”) requires us to submit to our stockholders a non - binding advisory vote to approve the compensation of the NEOs listed in the Summary Compensation Table of this proxy statement, commonly referred to as a “say - on - pay” vote.

The Board has approved the submission of the following resolution to the Company’s stockholders for approval at the Annual Meeting:

“Resolved, that the stockholders hereby approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in the Company’s 2025 proxy statement pursuant to the disclosure rules of the Securities and Exchange Commission (which disclosure includes the Compensation Discussion and Analysis, the Summary Compensation Table and the other executive compensation tables and related discussion).”

As described more fully in the “Compensation Discussion and Analysis” beginning on page 48 of this proxy statement, the Company’s executive compensation program is designed to attract, motivate and retain talented executives through competitive compensation arrangements that, within appropriate risk parameters, provide strong financial incentives for the NEOs to maximize stockholder value. The compensation program is designed to achieve these objectives through a combination of the following types of compensation: base salary, annual cash incentive bonus and equity incentive awards. Base salary is intended to provide a baseline level of compensation for our NEOs. The remaining types of compensation, which in the aggregate represent the majority of our NEOs’ target total compensation opportunities, tie compensation directly to the achievement of corporate and individual objectives. Highlights of the Company’s executive compensation program include the following:

●	We pay for performance. Our executive compensation program is weighted towards performance-based and/or at-risk compensation, rather than fixed compensation. Specifically, the at-risk portion of our NEO compensation program is designed to reward performance relative to financial, stockholder return, and other metrics that we believe best align management with stockholder interests. Under the NEO compensation program, on average, approximately 79% of our NEOs’ total target compensation is considered performance-based and/or at-risk.
●	We maintain a clawback policy. Our clawback policy complies with Section 10D of the Exchange Act and the NYSE listing standards adopted in 2023 as mandated by the Dodd-Frank Act. Each of our NEOs are subject to a compensation recovery policy that provides for the recovery of incentive compensation received by an NEO that is granted, earned, or vested based wholly or in part upon the attainment of one or more financial reporting measures, following an accounting restatement.
●	We require our CEO and other executives to have a meaningful ownership interest in the Company. Our executive officer stock ownership policy requires that on or before January 1 of the year following the fourth anniversary of the CEO or President or other executive officers appointment to such position (i) the CEO or President will own and retain shares of the Company’s common stock having a value equal to at least six times his or her annual base salary, and (ii) each Executive Vice President will own and retain shares of the Company’s common stock having a value equal to at least three times his or her annual base salary. Our Compensation Committee believes that requiring the CEO and other executive officers to maintain a meaningful ownership interest in the Company aligns the interests of the CEO and other executive officers with those of our stockholders.
●	We maintain a double trigger requirement for acceleration of equity awards in connection with a Change of Control. To best align with our stockholders’ interests, we maintain a “double trigger” (requiring

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both a change in control and qualifying termination of employment) for an employee to receive accelerated vesting of equity awards in connection with a Change of Control.
●	We solicit independent compensation advice. Our Compensation Committee retains Ferguson Partners Consulting, an independent compensation consultant, to advise the Compensation Committee with respect to the compensation of our NEOs.

The Compensation Committee and the Board believe that these policies incentivize the NEOs to achieve strong financial performance and maximize stockholder returns.

At the 2024 annual meeting, the Company’s stockholders voted in favor of holding annual say-on-pay votes and our Board agreed with the stockholders’ advisory vote and resolved to continue to hold annual advisory say-on-pay votes. Unless our Board modifies its determination regarding the frequency of future say-on-pay advisory votes, the next say-on-pay vote will be held at the annual meeting of stockholders in 2026.

Vote required. The affirmative vote of a majority of the votes cast will be required to approve, on a non - binding, advisory basis, the Say-on-Pay Vote. Any shares not voted, whether by abstention, “broker non - vote” or otherwise, have no impact on the vote.

The stockholder vote on executive compensation is an advisory vote only, and it is not binding on the Company, the Board, or the Compensation Committee. Although the vote is non - binding, the Compensation Committee and the Board value the opinions of the stockholders and will consider the outcome of the vote when making future compensation decisions.

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PROPOSAL 4	APPROVAL OF AN AMENDMENT TO OUR 2022 INCENTIVE AWARD PLAN
The Board of Directors recommends that our stockholders vote FOR the approval and amendment to the 2022 Incentive Award Plan.

On March 15, 2022, our Board of Directors adopted and on April 28, 2022 our stockholders approved, the Company’s 2022 Incentive Award Plan (the “2022 Plan”). On March 12, 2025, our Board of Directors approved the first amendment (the “Amendment”) to the 2022 Plan, subject to approval by our stockholders. As more fully described below, if approved, the Amendment will:

●	Increase the number of shares of common stock available for issuance from 3,750,000 to 9,250,000 (thereby increasing the share reserve by 5,500,000) (the “Share Reserve Increase”).

The Board of Directors and the Compensation Committee have determined that it is in the best interests of the Company and its stockholders to approve the Amendment. In its determination to approve the Amendment, the Board of Directors reviewed an analysis prepared by an independent executive compensation consultancy, which included an analysis of, among other things, burn rate, dilution, overhang metrics, and the costs of the 2022 Plan, including the estimated stockholder value transfer cost. Specifically, the Board of Directors considered that:

●	The Company’s success is due to its talented workforce and its future success depends on the Company’s continued ability to attract and retain talented people. The ability to grant equity awards is a critical tool in the Company’s efforts to achieve these objectives.
●	As of March 5, 2025, 402,683 shares of our common stock remain available for issuance under the 2022 Plan.
●	If the Amendment is not approved by the stockholders, awards will continue to be made under the 2022 Plan as currently in effect to the extent shares are available. Based on estimated usage, the Compensation Committee anticipates depleting the shares currently available for issuance under the 2022 Plan by the end of 2025.
●	In order to continue to have an appropriate supply of shares for equity incentives to recruit, hire, and retain the talent required to successfully execute our plans, the Company will need to increase the number of shares available for issuance under the 2022 Plan.
●	The Company and the Board of Directors have followed a reasonable approach to equity-based compensation in the past. As shown in the following table, the Company’s three-year average annual burn rate is 0.48%, well below the Institutional Shareholder Services, Inc. (“ISS”) burn rate cap of 1.05% applied to our industry.

				Weighted
		Full Value		Average Number	Burn Rate =
	Options	Awards		of Common	Total/Common
	Granted	Granted		Shares	Shares
Year	(a)	(b)	Total = (a) + (b)	Outstanding	Outstanding
2024	—	919,823	919,823	201,738,815	0.46%
2023	—	914,540	914,540	205,590,183	0.44%
2022	—	1,168,085	1,168,085	212,613,406	0.55%
				3 Year Average	0.48%

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If the Amendment is approved by a majority of stockholder votes cast in the Annual Meeting, a total of 5,902,683 shares of common stock will be reserved and available for future issuance under the Amended and Restated 2022 Plan. In light of the factors described above, the Board of Directors believes this number represents a reasonable potential equity dilution and provides a significant incentive for officers, employees, non-employee directors, and consultants to increase the value of the Company for all stockholders. If the Amendment is approved, the Share Reserve Increase is expected to provide the Compensation Committee with sufficient shares for our equity compensation program through fiscal year 2030.

The principal features of the 2022 Plan are summarized below and are qualified in their entirety by reference to the full text of the Amendment attached hereto as Exhibit A and the 2022 Plan as amended by the Amendment attached hereto as Exhibit B.

Material Features of the 2022 Plan as amended by the Amendment

The 2022 Plan authorizes the Compensation Committee of our Board of Directors (or, if our Board of Directors determines, another committee of our Board of Directors) to provide equity-based compensation in the form of stock options, stock appreciation rights, restricted stock, restricted stock units, dividend equivalents, LTIP Units, and other stock or cash based awards within parameters set forth in the 2022 Plan, for the purpose of providing our directors, employees and consultants, employees and consultants of the Partnership, and the employees and consultants of our subsidiaries equity compensation, incentives and rewards for superior performance. Some of the key features of the 2022 Plan that reflect our commitment to effective management of incentive compensation are as follows:

●	No Repricing or Replacement of Options or Stock Appreciation Rights. The 2022 Plan prohibits, without stockholder approval: (i) the amendment of options or stock appreciation rights to reduce the exercise price, and (ii) the replacement of an option or stock appreciation right with cash or any other award when the exercise price per share of the option or stock appreciation right exceeds the fair market value of underlying shares.
●	Share Counting. The 2022 Plan provides that the following shares may not be reused for additional grants under the 2022 Plan: (i) shares tendered or withheld to satisfy grant or exercise price or tax withholding obligations associated with an award, (ii) shares subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right on its exercise, and (iii) shares purchased on the open market with the cash proceeds from the exercise of options.
●	Independent Administration. The Compensation Committee, which consists of only independent directors, will administer the 2022 Plan except with respect to awards granted to non-employee directors.
●	Clawback. The 2022 Plan provides that awards granted pursuant to the 2022 Plan will be subject to any applicable provisions of our clawback policy and any clawback policy that we may implement in the future to the extent set forth therein or in an applicable award agreement.
●	Director Compensation Limits. The 2022 Plan provides that the sum of any cash compensation and the aggregate grant date fair value of all awards granted to a non-employee director as compensation for services as a non-employee director during any calendar year may not exceed $750,000 (subject to limited exceptions).
●	No Discounted Awards. The 2022 Plan provides that stock options and stock appreciation rights must be granted at not less than 100% of fair market value on the date of grant.

Summary of the 2022 Plan as amended by the Amendment

Administration. The 2022 Plan is administered by our Board of Directors with respect to awards to non-employee directors and by the Compensation Committee with respect to other participants.  Both the Board of Directors and the Compensation Committee may delegate their respective authority and duties to committees of our directors and/or officers (referred to collectively as the “plan administrator”), subject to certain limitations that may be imposed under Section 162(m) of the Internal Revenue Code, Section 16 of the Exchange Act and/or stock exchange rules, as applicable.

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Eligibility. Any employee or consultant of the Company, the Partnership or any subsidiary, and any non-employee director of the Company is eligible to participate in the 2022 Plan as selected by the Compensation Committee in its discretion. As of March 5, 2025, approximately 36 employees, zero consultants, and seven non-employee directors are eligible to receive awards under the 2022 Plan; however, this number is subject to change as the number of individuals in our business is adjusted to meet our operational requirements.

Share Authorization. Without giving effect to the Amendment, the 2022 Plan provides that the maximum aggregate number of shares of common stock that may be issued pursuant to awards is equal to the sum of (i) 3,750,000 shares, and (ii) any shares subject to outstanding awards under the Company’s 2004 Plan which, on or after the effective date of the 2022 Plan, are forfeited or otherwise terminate or expire for any reason without the issuance of shares and become available for future issuance under the 2022 Plan pursuant to its terms. The maximum number of shares of common stock that may be issued in connection with awards of ISOs under the 2022 Plan is 3,750,000 shares.  If approved by the stockholders, the Amendment will increase the aggregate share authorization by 5,500,000 shares so that a total of 9,250,000 shares of common stock may be issued under the 2022 Plan (as amended by the Amendment).

Each LTIP unit of the Partnership subject to an award will count as one share for purposes of calculating the aggregate number of shares available for issuance under the 2022 Plan and for purposes of calculating the individual award limits under the 2022 Plan. Under the 2022 Plan, no person may be granted awards covering more than 950,000 shares in any calendar year and the maximum aggregate amount of cash that may be paid in cash during any calendar year with respect to one or more awards payable in cash is $5,000,000. The sum of any cash compensation and the value (determined as of the date of grant) of awards that may be granted to any non-employee director during any calendar year may not exceed $750,000.

If shares subject to an award under the 2022 Plan are forfeited, expire, or are settled for cash, any shares subject to such award may, to the extent of such forfeiture, expiration, or cash settlement, be used for new grants under the 2022 Plan. However, the following shares may not be used again for a grant under the 2022 Plan: (i) shares subject to a stock appreciation right (a "SAR") that are not issued in connection with the settlement of the SAR on its exercise, (ii) shares tendered or withheld to satisfy grant or exercise price or tax withholding obligations associated with an award, or (iii) shares purchased on the open market with the cash proceeds from the exercise of an option.

To the extent permitted under applicable securities exchange rules without stockholder approval, awards granted under the 2022 Plan in connection with the assumption, replacement, conversion or adjustment of outstanding equity awards in the context of a corporate acquisition or merger will not reduce the shares authorized for grant under the 2022 Plan.

Awards

●	Stock Options. Stock options provide for the purchase of shares of our common stock in the future at an exercise price set on the grant date. The exercise price of a stock option cannot be less than 100% of the fair market value of the shares of common stock on the date the stock option is granted (or 110% in the case of ISOs granted to certain significant stockholders) except with respect to certain substitute options granted in connection with a corporate transaction. The maximum period in which an option may be exercised will be fixed by the plan administrator but cannot exceed ten years. Vesting conditions determined by the plan administrator may apply to stock options and may include continued service, performance and/or other conditions.
●	Restricted Stock Units. Restricted stock units (“RSUs”) are contractual promises to deliver shares of our common stock (or the fair market value of such shares in cash) in the future, which may also remain forfeitable unless and until specified vesting conditions are met. RSUs generally may not be sold or transferred until vesting conditions are removed or expire. The shares underlying RSUs will not be issued until the RSUs have vested, and recipients of RSUs generally will have no voting or dividend rights prior to the time the RSUs are settled in shares, unless the RSU includes a dividend equivalent right (in which case the holder may be entitled to dividend equivalent payments under certain circumstances). Delivery of the shares underlying the RSUs may be deferred under the terms of the award or at the election of the participant, if the plan administrator permits such a deferral. On the settlement date or dates, we will issue

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to the participant one unrestricted, fully transferable share of our common stock (or the fair market value of one such share in cash) for each vested and non-forfeited RSU.
●	Restricted Stock Awards. Restricted stock is an award of nontransferable shares of our common stock that remain forfeitable unless and until specified vesting conditions are met. Vesting conditions applicable to restricted stock may be based on continuing service, the attainment of performance goals and/or such other conditions as the plan administrator may determine. In general, restricted stock may not be sold or otherwise transferred until all restrictions are removed or expire.
●	Stock Appreciation Rights. The plan administrator also will select the participants who receive SARs under the 2022 Plan. SARs entitle their holder, upon exercise, to receive an amount equal to the appreciation of the shares subject to the award between the grant date and the exercise date. The exercise price of a SAR may not be less than 100% of the fair market value of the underlying share on the date of grant (except with respect to certain substitute SARs granted in connection with a corporate transaction) and the term of a SAR may not be longer than ten years. Vesting conditions determined by the plan administrator may apply to SARs and may include continued service, performance and/or other conditions. SARs under the 2022 Plan will be settled in cash or shares of common stock, or in a combination of both, as determined by the plan administrator.
●	Stock Payments. Stock payments are awards of fully vested shares of our common stock that may, but need not, be made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to any individual who is eligible to receive awards.
●	Other Incentive Awards. Other incentive awards are awards other than those enumerated in this summary that are denominated in cash, shares, or are otherwise linked to or derived from shares of our common stock or value metrics related to our shares and may remain forfeitable unless and until specified conditions are met.
●	Dividend Equivalents. Dividend equivalents represent the right to receive the equivalent value of dividends paid on shares of our common stock and may be granted alone or in tandem with awards other than stock options or SARs. Dividend equivalents are credited as of dividend payment dates during the period between a specified date and the date such award terminates or expires, as determined by the plan administrator.
●	LTIP Units. LTIP Units are awards of units of our Operating Partnership intended to constitute “profits interests” within the meaning of the relevant IRS Revenue Procedure guidance. LTIP Units may be granted under the 2022 Plan to the extent authorized under the partnership agreement of the Partnership.

Foreign Participants, Clawback Provisions, Transferability and Participant Payments. The plan administrator may modify award terms, establish subplans and/or adjust other terms and conditions of awards, subject to the share limits described above, in order to facilitate grants of awards subject to the laws and/or stock exchange rules of countries outside of the United States. All awards will be subject to the provisions of any clawback policy implemented by our company to the extent set forth in such clawback policy and/or in the applicable award agreement. With limited exceptions for estate planning, domestic relations orders, certain beneficiary designations, and the laws of descent and distribution, awards under the 2022 Plan are generally non-transferable prior to vesting, and are exercisable only by the participant, unless otherwise provided by the plan administrator. With regard to tax withholding, exercise price and purchase price obligations arising in connection with awards under the 2022 Plan, the plan administrator may, in its discretion, accept cash or check, shares of our common stock that meet specified conditions, a “market sell order” or such other consideration as it deems suitable.

Amendment and Termination. The Board of Directors may amend or terminate the 2022 plan at any time; however, except in connection with certain changes in our capital structure, stockholder approval will be required for any amendment that increases the aggregate number of shares available under the 2022 Plan or any individual award limit under the 2022 Plan, “reprices” any stock option or SAR, or cancels any stock option or SAR in  exchange for cash or another award when the option or SAR price per share exceeds the fair market value of the underlying shares. In addition, no amendment, suspension or termination of the 2022 Plan may, without the consent of the affected participant, impair any rights or obligations under any previously-granted award, unless the award

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itself otherwise expressly so provides. No ISO may be granted pursuant to 2022 Plan after the tenth anniversary of the date on which our Board of Directors adopted the 2022 Plan.

Certain Transactions. The plan administrator has broad discretion to take action under the 2022 Plan, as well as make adjustments to the terms and conditions of existing and future awards, to prevent the dilution or enlargement of intended benefits and facilitate necessary or desirable changes in the event of certain transactions and events affecting our common stock, such as stock dividends, stock splits, mergers, acquisitions, consolidations and other corporate transactions. In addition, in the event of certain non-reciprocal transactions with our stockholders known as “equity restructurings,” the plan administrator will make equitable adjustments to the 2022 Plan and outstanding awards. In the event of a “change in control” of the Company (as defined in the 2022 Plan), to the extent awards are not continued, converted, assumed or replaced by the surviving or successor entity, such awards (other than any award that is regularly scheduled to vest based on the attainment of performance-based vesting conditions) will become fully vested and, as applicable, exercisable in connection with the transaction.

Certain Material U.S. and Federal Income Tax Consequences

The following is a brief description of the principal United States federal income tax consequences related to grants made under the 2022 Plan and certain other United States federal income tax issues. It is not intended as tax advice to participants, who should consult their own tax advisors.

Non-Qualified Stock Options. A participant will not be subject to tax at the time a non-qualified stock option is granted, and no tax deduction will then be available to the Company. Upon the exercise of a non-qualified stock option, an amount equal to the difference between the exercise price and the fair market value of the shares acquired on the date of exercise will be included in the participant’s ordinary income and we will generally be entitled to deduct the same amount. Upon disposition of shares acquired upon exercise, appreciation or depreciation after the date of exercise will generally be treated by the participant or transferee of the non-qualified stock option as either capital gain or capital loss.

Incentive Stock Options. A participant will not be subject to regular income tax at the time an ISO is granted or exercised, and no tax deduction will then be available to the Company; however, the participant may be subject to the alternative minimum tax on the excess of the fair market value of the shares received upon exercise of the ISO over the exercise price. Upon disposition of the shares acquired upon exercise of an ISO, capital gain or capital loss will generally be recognized in an amount equal to the difference between the sale price and the exercise price, as long as the participant has not disposed of the shares within two years after the date of grant or within one year after the date of exercise and has been employed by us at all times from the grant date until the date three months before the date of exercise (one year in the case of permanent disability). If the participant disposes of the shares without satisfying both the holding period and employment requirements, the participant will recognize ordinary income at the time of the disposition equal to the excess of the amount realized over the exercise price but, in the case of a failure to satisfy the holding period requirement, not more than the excess of the fair market value of the shares on the date the ISO is exercised over the exercise price, with any remaining gain or loss being treated as capital gain or capital loss.

We are not entitled to a tax deduction upon either the exercise of an ISO or upon disposition of the shares acquired pursuant to such exercise, except to the extent that the participant recognizes ordinary income on disposition of the shares.

LTIP Units. Participants generally are not expected to recognize taxable income at the time of the grant of LTIP Units or the vesting of those units, provided that (i) the LTIP Units qualify as “profits interests” within the meaning of the Code and related IRS guidance; (ii) the participant does not dispose of the LTIP Units within two years of issuance; and (iii) certain other requirements are met. As a holder of LTIP Units, however, a participant will be required to report on his or her income tax return his or her allocable share of our Operating Partnership’s income, gains, losses, deductions and credits in accordance with the partnership agreement of our Operating Partnership, regardless of whether our Operating Partnership actually makes a distribution of cash to the participant. Distributions of money by our Operating Partnership to the participant, on account of all interests in our Operating Partnership held by the participant, will generally be taxable to the participant to the extent that such distributions exceed the participant’s tax basis in such interests in our Operating Partnership. Any such gain generally will be capital gain, but a portion may be treated as ordinary income, depending on the assets of our Operating Partnership at that time. Upon the exchange of the LTIP Units (or the common partnership units into which the LTIP Units may

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be convertible) for Company shares, or the sale of such units, the participant will generally recognize gain or loss to the extent that the amount the participant receives plus the portion of our Operating Partnership’s liabilities allocated to such units exceeds the participant’s tax basis in such units. The gain generally will be taxable at capital gain rates but may be subject to tax at higher rates depending on the assets of our Operating Partnership at the time of such disposition. The tax consequences may be similar with respect to any redemption by our Operating Partnership of such interests in exchange for cash. Generally, no deduction is available to us upon the grant, vesting or disposition of the LTIP Units.

Other Grants. The current federal income tax consequences of other grants authorized under the 2022 Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as nonqualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse; and RSUs, dividend equivalents, unrestricted stock and performance awards are generally subject to tax at the time of payment. Compensation otherwise effectively deferred is taxed when paid (other than employment taxes which are generally owed at the time such compensation is deferred or vested). In each of the foregoing cases, we will generally have a corresponding deduction at the time the participant recognizes income, subject to Section 162(m) with respect to covered employees.

Section 162(m) of the Internal Revenue Code. Section 162(m) generally places a $1,000,000 annual limit on a publicly held corporation’s tax deduction for compensation paid to certain executive officers. Prior to the enactment of the Tax Cuts and Jobs Act, this limit did not apply to compensation that satisfied the applicable requirements for the “qualified performance-based compensation” exception to the Section 162(m) deductibility limitation. However, under the Tax Cuts and Jobs Act enacted in 2017, effective for tax years commencing after December 31, 2017, the performance-based compensation exception, and our ability to rely on this exception, were eliminated (other than with respect to certain grandfathered arrangements in effect on November 2, 2017), and the limitation on deductibility generally was expanded to include all named executive officers.

We are organized as a REIT under the Code and generally are not subject to federal income taxes, to the extent that we distribute to our stockholders an amount at least equal to our REIT taxable income each year. As a result of the Company’s tax status as a REIT, the loss of a deduction under Section 162(m) may not affect the amount of federal income tax payable by the Company, provided that we continue to distribute 100% of our REIT taxable income to our stockholders.

Section 280G of the Internal Revenue Code. If awards under the 2022 Plan are granted, vest or are paid contingent on a change in control or a subsequent termination of employment, some or all of the value of the award may be considered an “excess parachute payment” under Section 280G of the Internal Revenue Code, which would result in the imposition of a 20% federal excise tax on the recipients of the excess parachute payments and a loss of our deduction for the excess parachute payments.

Section 409A of the Internal Revenue Code. Certain types of awards under the 2022 Plan may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. Unless certain requirements set forth in Section 409A of the Code are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest penalties and additional state taxes). To the extent applicable, the 2022 Plan and awards granted under the 2022 Plan are intended to be structured and interpreted in a manner intended to either comply with or be exempt from Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A of the Code. To the extent determined necessary or appropriate by the plan administrator, the 2022 Plan and applicable award agreements may be amended to further comply with Section 409A of the Code or to exempt the applicable awards from Section 409A of the Code.

New Plan Benefits

Other than with respect to awards to non-employee directors, because grants under the 2022 Plan are generally within the discretion of the Compensation Committee, it is not possible to determine the future grants that will be made under the 2022 Plan.

As described below under “Director Compensation,” pursuant to our director compensation arrangements, our non-employee directors receive annual equity retainers. The table below sets forth the aggregate grant value that all

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non-employee directors as a group are expected to receive in 2025 pursuant to our current director compensation arrangements.

	Dollar		Number of
Name and Position	Value		Units
Named Executive Officers:
Bryan A. Giglia, CEO	$—		—
Robert C. Springer, President ꟷ CIO	$—		—
Aaron R. Reyes, EVP ꟷ CFO	$—		—
Christopher G. Ostapovicz, Former EVP ꟷ COO	$—		—
David M. Klein EVP ꟷ General Counsel	$—		—
All current executive officers, as a group	$—		—
All current non-employee directors, as a group	$865,000	(1)	—	(2)
All non-executive officer employees as a group	$—		—
(1)	Includes fully vested stock awards, each having a value equal to $115,000, expected to be granted to each of our seven non-employee directors, and a fully vested stock award having a value of $60,000 expected to be granted to our Chairman of the Board on or after the date of the 2025 Annual Meeting. For 2025, the non-employee directors’ stock awards were increased from a value equal to $105,000 to a value equal to $115,000.
(2)	The number of shares of fully vested stock to be granted to non-employee directors on the date of the 2025 Annual Meeting is not determinable at this time.

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History of Grants Under the 2022 Plan

The table below sets forth summary information concerning the number of shares subject to awards granted to certain persons under the 2022 Plan since its inception through March 5, 2025. The per share closing price of our common shares on March 5, 2025 was $10.54.

	Restricted	Restricted
Name and Position	Shares (#)	Stock Units (#) (1)
Named Executive Officers:
Bryan A. Giglia, CEO	170,111	510,333
Robert C. Springer, President ꟷ CIO	127,575	382,725
Aaron R. Reyes, EVP ꟷ CFO	67,356	202,067
Christopher G. Ostapovicz, Former EVP ꟷ COO	40,394	121,181
David M. Klein, EVP ꟷ General Counsel	50,868	152,603
All current executive officers, as a group	456,304	1,368,909
All non-executive officer employees as a group	—	—
Non-employee directors
W. Blake Baird	29,745	—
Andrew Batinovich	29,745	—
Monica S. Digilio	29,745	—
Kristina M. Leslie	29,745	—
Murray J. McCabe	29,745	—
Verett Mims	29,745	—
Douglas M. Pasquale	32,700	—
All non-employee directors as a group	211,170	—
Each associate of any such directors, executive officers or nominees	—	—
Each other person who received or is to receive 5% of such options or rights	—	—
All employees, including all current officers who are not executive officers, as a group	590,748	—
(1)	For performance-vesting awards, reflects target number of restricted stock units.

Registration

We intend to file a registration statement on Form S-8 with the SEC with respect to the Amendment to cover shares issuable under the 2022 Plan (as amended by the Amendment).

The Board of Directors recommends a vote FOR the approval of the Amendment to the 2022 Plan.

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COMPANY INFORMATION

CORPORATE GOVERNANCE

In light of applicable legal requirements, such as the Sarbanes – Oxley Act of 2002 and related rules promulgated by both the NYSE and the SEC, we provide the following discussion to inform you of our efforts to assure that we employ best practices in our corporate governance. We have also established conflict of interest and other policies to serve the long - term interests of our stockholders and further align the interests of our directors and management with our stockholders.

CONFLICT OF INTEREST POLICY

We have adopted a policy which provides that the approval of our Nominating and Corporate Governance Committee is required for any transaction involving the Company and any of our directors, officers or employees, or any entity in which any of our directors, officers or employees is employed or has an interest of more than 5%.

CODE OF BUSINESS CONDUCT AND ETHICS

We have adopted a Code of Business Conduct and Ethics, which requires, among other things, that directors, officers and employees act with integrity. The Code of Business Conduct and Ethics also prohibits our directors, officers and employees from taking (or directing to a third party) a business opportunity that is originated through the use of corporate property, information or position, unless we have already been offered the opportunity and turned it down, in which case our Nominating and Corporate Governance Committee must in any event approve the director, officer or employee interest therein. More generally, our directors, officers and employees are prohibited from using corporate property, information, or position for personal gain.

POLITICAL CONTRIBUTIONS POLICY AND TRADE ASSOCIATION MEMBERSHIPS

It is the Company’s policy that funds are not used directly to contribute to candidates, campaigns, and political party committees. The Legal Department oversees compliance with our Company policy and may make exceptions where permissible under law and regulations. However, we are a member of certain industry associations which have a fee for membership or contribution for specific activities. The Company believes participation in these industry associations provides the opportunity to enhance stockholder value through involvement in public policy processes, networking, building of business skills, sharing collective best practices, and monitoring industry policies and market trends. Pursuant to the Company’s Code of Business Conduct and Ethics, total Company contributions for political advocacy purposes are reported as less than $20,000 in 2024.

INSIDER TRADING POLICY

We have adopted an Insider Trading Policy, which restricts our directors, officers, employees and any other person our General Counsel or his or her designee (the “Compliance Officer”) designates as being subject to this policy (collectively, “Covered Persons”) from purchasing or selling any type of security while in possession of material nonpublic information relating to the security or the issuer of the security, whether the issuer is the Company or any other company. A Covered Person who is in possession of material nonpublic information may not trade in the Company’s securities or any other security until the information becomes public or is no longer material. In addition, Covered Persons cannot directly or indirectly communicate material nonpublic information to anyone outside the Company (except in accordance with the Company’s policies regarding confidential information) or to anyone within the Company other than on a need-to-know basis.

Our Insider Trading Policy also restricts any Covered Person from purchasing or selling the Company’s securities during the period beginning after NYSE market close on the last day of each fiscal quarter and ending after

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COMPANY INFORMATION

completion of the second full trading day following the public release of the Company’s earnings for such period (a “blackout period”). This prohibition does not apply to the Company’s purchases or sales of Company securities; exercises of stock options or other equity awards or the surrender of shares to the Company in payment of the exercise price or in satisfaction of any tax withholding obligations; bona fide gifts of the Company’s securities, unless the individual making the gift knows, or is reckless in not knowing, the recipient intends to sell the securities while the donor is in possession of material nonpublic information about the Company; or purchases or sales of the Company’s securities made pursuant to a plan adopted to comply with the Exchange Act Rule 10b5-1. All transactions in the Company’s securities by Covered Persons outside of a blackout period must be precleared by either the Company’s Compliance Officer or the Chief Financial Officer.

PLEDGING AND HEDGING POLICIES

We maintain pledging and hedging policies applicable to our directors, officers, and other employees (collectively referred to in this section only as “insiders” and individually as an “insider”).

Margin Accounts and Pledges. Securities held in a margin account or pledged as collateral for a loan may be sold without the insider’s consent by the broker if the insider fails to meet a margin call or by the lender in foreclosure if the insider defaults on the loan. Because a margin or foreclosure sale may occur at a time when the insider is aware of material nonpublic information or otherwise is not permitted to trade in Company securities, insiders are prohibited from holding Company securities in a margin account or pledging Company securities as collateral for a loan.

Hedging Transactions. Certain forms of hedging or monetization transactions, such as zero – cost collars and forward sale contracts, involve the establishment of a short position in the Company’s securities and limit or eliminate an insider’s ability to profit from an increase in the value of the Company’s securities. Such transactions are complex and involve many aspects of the federal securities laws, including filing and disclosure requirements. Therefore, the Company prohibits insiders from any hedging transactions.

CORPORATE RESPONSIBILITY: ENVIRONMENTAL, SOCIAL, AND GOVERNANCE PRACTICES

Purpose and Governance of Corporate Responsibility Initiatives

We take a comprehensive approach to our business and balance the interests of all stakeholders, including our stockholders, the environment, our employees, our capital providers, the hotel associates, guests, and the communities in which we own hotels. We are committed to maintaining strong corporate governance that establishes socially responsible practices at our hotels and corporate office, while maintaining focus and balance between environmentally oriented investments and financial returns for our stockholders.

Board and Management Oversight. Our Board understands how environmental and social issues may impact the long-term interests of our stakeholders. The Board has assigned our Nominating and Corporate Governance Committee with direct oversight of the Company’s Corporate Responsibility program. To ensure our Corporate Responsibility initiatives are continuously managed and integrated into our business strategy, we have an ESG Committee composed of dedicated internal resources and external advisors. Our ESG Committee is responsible for evaluating potential risks and opportunities that have been identified as focus items by our stockholders, leading ESG frameworks, and corporate governance rating agencies. Additionally, our ESG Committee is responsible for reviewing all ESG-related policies annually. Our ESG Committee reports to the Nominating and Corporate Governance Committee quarterly and to the full Board annually.

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COMPANY INFORMATION

Disclosures, Transparency and Recognition. As part of our strong corporate governance, we aim to provide transparent disclosures to our stakeholders.

Disclosures and Policies	Supported Industry Initiatives	Awards & Recognition
✓
Published our annual Corporate Responsibility Report with disclosures in-line with leading ESG frameworks, including the Sustainability Accounting Standards Board (“SASB”), the Global Reporting Initiative (“GRI”) and the Task Force on Climate-related Financial Disclosures (“TCFD”).
	✓ American Hotel & Lodging Association’s (“AHLA”) 5-Star Promise	✓ Newsweek’s America’s Most Responsible Companies
	✓ AHLA’s Responsible Stay Principles	✓ R-Factor™ Industry Leader (Top 10%)
✓
Maintained various ESG-related policies including Environmental Policy, Human Rights & Labor Rights Policy, Vendor and Business Partner Code of Conduct and an ISO 14001 aligned Environmental Management System (“EMS”).
	✓ AHLA’s No Room For Trafficking	✓ ISS ESG Prime Corporate Rating

Our Corporate Responsibility Report with the SASB, GRI and TCFD disclosures and our ESG Policies are provided in the Corporate Responsibility section of our website at www.sunstonehotels.com. The contents posted on, or accessible through, our website are not incorporated by reference into this Proxy Statement or any of our filings with the SEC and may be revised by us (in whole or in part) at any time and from time to time.

Corporate Responsibility Strategy and Commitment

Sunstone’s Corporate Responsibility Program is committed to three core pillars: Environmental Sustainability, Social Responsibility, and Corporate Governance. Our ESG Commitment encompasses:

Environmental Sustainability	Social Responsibility	Corporate Governance
✓ Maximize low-carbon investment opportunities and responsible investments for net-zero carbon emissions	✓ Support the communities through advancing employee engagement, outreach, and charitable activities where we work and own hotels	✓ Ensure Board oversight of our ESG Program and Risk Management
✓ Optimize our EMS to reduce the environmental footprint of our hotels and our corporate office	✓ Provide resources to our employees and hotel operators to promote health, safety, and well-being	✓ Provide transparent and relevant communication with stakeholders
✓ Identify and mitigate climate-related risks in our short, medium, and long-term strategies

Environmental Sustainability

Sunstone is committed to promoting environmental sustainability and protecting the natural resources that support our business. Sunstone’s comprehensive environmental efficiency program is designed to make our hotels more energy efficient, reduce carbon emissions, and create a resilient and eco – friendly environment, while still enhancing profitability at our hotels.

Climate Change, Resiliency and Risk Mitigation. We focus on assessing and minimizing the physical, transitional, regulatory, and market risks associated with climate change. Our environmental efficiency program includes retro – fitting lighting systems with new LED fixtures, guestroom “smart” thermostats that adjust room conditions based on whether the room is occupied or not, removable flood mitigation barriers at high-risk locations, full backup power generation at high-risk locations, fire suppression systems, central plant efficiency upgrades, bulk amenity dispensers for guestrooms, food waste prevention strategies, water recycling for laundry operations or laundry outsourcing, low – flow toilet systems, electric vehicle charging, and renewable solar energy.

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Environmental Sustainability Management. Our environmental sustainability program and initiatives include monitoring, reporting, and investing in efficiency programs and operating procedures. Key elements of our Environmental Sustainability program include:

✓ Utilizing environmental benchmarking and reporting	✓ Maintaining proactive resiliency plans to mitigate risk and minimize losses
✓ Investing in efficiency projects and opportunities that reduce energy consumption, Greenhouse Gas (“GHG”) emissions, and water consumption, and minimizes waste creation and pollution	✓ Investing in biodiversity preservation initiatives
✓ Developing a sustainable supply chain
✓ Implementing hotel-level specific initiatives

Sunstone is committed to seeking and investing in new environmental and technological innovations and practices to implement across our portfolio, including low-carbon solutions, initiatives to reduce the environmental footprint of our hotels and programs that result in positive community impact.

Social Responsibility

We strive to create a healthy and supportive workplace for Sunstone employees, including the establishment of a safe, inclusive, and accommodating work environment, together with competitive wages and benefits, and career development opportunities. We also work with our hotel brands and operators to offer the financial resources that enable them to provide the same support for hotel associates. Furthermore, we seek to support the communities where we work and own hotels through community outreach programs and philanthropic engagement.

Social Responsibility Governance. We maintain a Human Rights & Labor Rights Policy, a Code of Business Conduct and Ethics, and a Vendor and Business Partner Code of Conduct. All three policies are designed to drive social impact, including employee engagement, and to raise social responsibility awareness among our stakeholders.

Community Engagement. Sunstone’s Community Involvement Program aims to improve community health and well-being, provide assistance or support in case of disaster, and support charities and community groups. Our employees and Board have the opportunity to donate to qualifying organizations through our Matching Charitable Gifts Program where the Company will match dollar for dollar all donations made up to $5,000 per individual. Additionally, Sunstone’s Volunteer Time-Off policy provides full-time corporate employees an opportunity to use up to eight hours of paid work time per year towards volunteerism at qualifying charitable organizations.

Employee Engagement. Sunstone recognizes the value of different perspectives, backgrounds, and experiences in our workplace, and seeks to foster a Company culture of belonging, where all employees are encouraged to be their authentic selves. In 2024, 100% of Sunstone employees participated in Employee Engagement training through interactive workshops. As of December 31, 2024, we had 37 employees, of which 49% identified as female and 51% identified as male. Additionally, 38% of our workforce identified as being from an underrepresented community.

INDEPENDENCE OF DIRECTORS AND COMMITTEES

The Board has determined that all directors of the current Board (other than our CEO, Mr. Giglia) are independent as defined under the NYSE’s rules and that all directors (other than Mr. Giglia) will continue to be independent if the slate of directors up for election in Proposal 1 of this proxy statement are elected. Directors who serve on the Compensation Committee and the Nominating and Corporate Governance Committee are also subject to these independence requirements. Directors who serve on the Audit Committee are subject to these and additional independence requirements.

To be considered independent under the NYSE’s rules, the Board must determine that a director does not have a material relationship with Sunstone and/or its consolidated subsidiaries (either directly or as a partner, stockholder, or officer of an organization that has a relationship with any of those entities).

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COMPANY INFORMATION

The Board undertakes on an annual basis a review of the independence of the directors nominated for election at the upcoming annual meeting. During this review, the Board considers the transactions and relationships between each director or any member of his or her immediate family and Sunstone and its subsidiaries and affiliates as reported under “Certain Relationships and Related Party Transactions” below. The Board also examines transactions and relationships between directors or their affiliates and members of senior management or their affiliates. The purpose of this review is to determine whether any such relationships or transactions are inconsistent with a determination that such director is independent.

As a result of this review, the Board affirmatively determined that each member of the Board, other than Mr. Giglia, is independent of Sunstone and its management under the independence standards of the NYSE. Assuming the nominees listed in Proposal 1 are elected as directors at the Annual Meeting, each member of the Board, other than Mr. Giglia, will be independent of Sunstone and its management under the independence standards of the NYSE.

THE BOARD LEADERSHIP STRUCTURE

Mr. Pasquale, who serves as our Chairman of the Board, is independent of the CEO. Assuming that the nominees listed in Proposal 1 are elected as directors at the Annual Meeting, we expect Mr. Pasquale will continue to serve as our Chairman of the Board and Mr. Giglia as our CEO and a director.

The role of the Chair of the Board is to coordinate the activities of the independent directors, coordinate with the CEO, or management, and the corporate secretary to set the agenda for Board meetings and chair executive sessions of the independent directors. The Chair of the Board also provides leadership to the Board and upholds high corporate governance and ethical standards, communicates effectively with management on a regular basis, provides support and advice to the CEO and management, facilitates communication between and among the independent directors and management, takes a lead role in the Board’s self – assessment and evaluation processes, and performs the other duties either specified in the Corporate Governance Guidelines or assigned from time to time by the Board.

Our Board believes its leadership structure is appropriate as it effectively allocates authority, responsibility, and oversight between management and the independent members of our Board. It accomplishes this by giving management primary responsibility for the operational leadership and strategic direction of the Company, while facilitating our Boards’ independent oversight of management, promoting communication between management and our Board, and supporting our Boards’ consideration of key governance matters.

DIRECTOR ATTENDANCE AT MEETINGS

Each of our directors is encouraged to attend each annual meeting of stockholders and all meetings of the Board. The Board held six Board meetings and acted by written consent three times in 2024. During 2024, all directors attended 100% of the Committee meetings on which they served. All directors attended 100% of the Board meetings.

STOCKHOLDER ENGAGEMENT

We firmly believe that developing and maintaining transparent relationships with our stockholders is critical to our Company’s ability to create long-term value. We are committed to on-going stockholder engagement activities which allow management and our Board to remain informed of our stockholders’ perspectives and priorities and can incorporate these perspectives into the Board discussions and decisions.

Engagement Topics. We strive to maintain an active dialogue with stockholders to ensure a diversity of perspectives is considered on a variety of topics, including Company strategy, business performance, industry trends, risk management, culture and workplace topics, compensation practices, and Corporate Responsibility/ESG

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matters. Over the course of the year, both management and members of the Board have met and engaged with many of the Company’s stockholders. Among the topics we discussed were:

✓	Company long-term strategy including capital allocation opportunities for growth;
✓	Return of capital to stockholders, including dividends and share repurchases;
✓	Renovation and capital investment strategy;
✓	Financial performance, industry trends, and market positioning;
✓	Corporate Responsibility program including ESG initiatives focused on climate-related risks and opportunities;
✓	Board governance; and
✓	NEO compensation program.

Engagement Activities. Our stockholder and investor outreach activities include analyst and investor meetings, property tours, and industry conferences. We also communicate with stockholders and other key stakeholders through various channels, including our annual report and SEC filings, proxy statement, news releases, Corporate Responsibility Report, investor presentations, correspondence, our website, and on-going open dialogue. Additionally, our quarterly earnings conference calls are open to the public. These calls are available in real time with archived transcripts available on our website for a period of time.

RISK OVERSIGHT

The Board is responsible for the Company’s overall risk management strategy. The Board has delegated the oversight of certain risk areas to the various Committees. Each Committee provides periodic reports to the Board on their primary areas of risk. Company management is responsible for the day – to – day risk management processes and for providing quarterly (at a minimum) updates to the Committees and the Board. We, together with the Board, believe this division of responsibilities is the most effective approach for addressing the risks facing the Company. The chart below summarizes the primary areas of risk oversight for the Board and its Committees.

Board / Committee	Primary Areas of Risk Oversight Responsibilities
Board

✔

Strategic, financial, and execution risks and exposures associated with the annual operating plan and the Company’s long-term strategic plan;

✔

Acquisitions and divestitures, capital investments, capital markets, and other investment opportunities;

✔

Major litigation and regulatory exposures; and

✔

Corporate culture and its effectiveness on advancing the Company’s strategy.

Audit Committee

✔

Financial matters, particularly the Company’s financial statements, tax matters, accounting and system of internal controls, and disclosure;

✔

Independence, qualifications, and performance of the Company’s external and internal auditors, and the Company’s compliance with legal and regulatory requirements;

✔

Risk management profile including programs, policies and strategies that guide the Company’s risk assessment and risk mitigation programs; and

✔

Cybersecurity risks.

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COMPANY INFORMATION

Nominating and Corporate Governance Committee

✔

Board refreshment, including the identification of qualified candidates to become Board members;

✔

Corporate governance programs, policies, and procedures, including Board structure and Board Committee composition; and

✔

ESG policies, programs and practices, including climate change, social responsibility, resource scarcity, employee engagement and belonging, and human rights.

Compensation Committee

✔

Compensation plans, policies, and procedures including NEO compensation, stock ownership and incentive-compensation plans, Director compensation, executive retention, and succession planning;

✔

Compensation practices to ensure (i) an appropriate balance of risk and reward compared to our overall business strategy; and (ii) incentives to our employees do not lead to excessive or inappropriate risks that could have a material adverse effect on the Company; and

✔

Human capital-related programs, including our employee engagement initiatives and talent management practices.

STOCKHOLDER COMMUNICATION WITH THE BOARD

Stockholders, employees, and others interested in communicating with the Board may write any concerns they may have about the Company directly and confidentially with the full Board of Directors, the Chair of the Board, or individual Director(s) to: Sunstone Hotel Investors, Inc., 15 Enterprise, Suite 200, Aliso Viejo, California 92656, Attention: Secretary. The Secretary will review and forward all stockholder communications to the intended recipient except those unrelated to the duties and responsibilities of the Board.

In addition, the Audit Committee has adopted a confidential, anonymous process for anyone to send communications to the Audit Committee with concerns or complaints concerning the Company’s regulatory compliance, accounting, audit or internal controls issues. Any party may contact the Audit Committee via the third-party managed Sunstone Business Conduct and Ethics line which may be accessed online at www.ethicspoint.com or via telephone at 1-888-304-7806. Additionally, the Audit Committee may be contacted via mail to our Human Resources or Legal Department, or to the Chair of the Audit Committee addressed and mailed to: Sunstone Hotel Investors, Inc., Attn: Audit Committee Chair, 15 Enterprise, Suite 200, Aliso Viejo, CA 92656.

COMMITTEES OF THE BOARD

Our Board complements its oversight responsibilities through the following three standing committees, each of which is briefly described below: the Compensation Committee, the Audit Committee, and the Nominating and Corporate Governance Committee. Each of our standing committees has a charter, current copies of which may be viewed in the Corporate Governance section of our website at www.sunstonehotels.com.

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COMPANY INFORMATION

Compensation Committee

As of March 19, 2025, the members of our Compensation Committee are:

Members	The Compensation Committee Responsibilities
W. Blake Baird; Andrew Batinovich; Monica S. Digilio (chair); and Kristina M. Leslie.

✔

Our Board has adopted a Compensation Committee Charter, which defines the Compensation Committee’s purpose and direct responsibility to:

✔

Determine compensation and benefits for all NEOs, directors, and Committees, including overseeing our equity compensation plans;

✔

Oversee executive retention and succession planning;

✔

Supervise compensation policies applicable to employees generally;

✔

Oversee the Company’s compensation recovery policy;

✔

Review and discuss with the management of the Company the Compensation Discussion and Analysis (“CD&A”), and make recommendations to the Board as to CD&A content that should be included in the appropriate filing; and

✔

Review human capital-related programs, including our employee engagement initiatives and talent management practices.

✔

The Board has determined that each of the members of the Compensation Committee is independent within the meaning of the listing standards of the NYSE.

✔

The Compensation Committee held four meetings during 2024.

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COMPANY INFORMATION

Audit Committee

As of March 19, 2025, the members of our Audit Committee are:

Members	The Audit Committee Responsibilities
Andrew Batinovich; Kristina M. Leslie (chair); and Verett Mims.

✔

Our Board has adopted an Audit Committee Charter, which defines the Audit Committee’s purpose to include oversight of:

✔

the integrity of our financial statements;

✔

the effectiveness of our internal control over enterprise risks, including financial reporting and cybersecurity risks;

✔

our compliance with legal and regulatory requirements;

✔

the independent auditors’ qualifications and independence;

✔

the performance of the independent auditors and our internal audit function; and

✔

preparation of an audit committee report as required by the SEC for inclusion in our annual proxy statement.

✔

All of the members of the Audit Committee are financially literate within the meaning of the listing standards and rules of the NYSE. All of the members of the Audit Committee possess accounting and financial management expertise within the meaning of the listing standards and rules of the NYSE.

✔

The Board has determined that each member of the Audit Committee is independent within the meaning of the rules of both the NYSE and the SEC.

✔

The Board has also determined that all of the current members of the Audit Committee are qualified as an audit committee financial expert within the meaning of SEC regulations. In making this determination, the Board considered the following qualifications: (a) understanding of generally accepted accounting principles (“GAAP”) and financial statements; (b) ability to apply GAAP to accounting for estimates, accruals, and reserves; (c) experience preparing, auditing, analyzing, or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the issues likely to be raised by our financial statements, or experience actively supervising persons engaged in these activities; (d) understanding of internal control over financial reporting; and (e) understanding of audit committee functions.

✔

The Audit Committee held four meetings during 2024.

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Nominating and Corporate Governance Committee

As of March 19, 2025, the members of our Nominating and Corporate Governance Committee are:

Members	The Nominating and Corporate Governance Committee Responsibilities
W. Blake Baird (chair); Monica S. Digilio; Murray J. McCabe; and Douglas M. Pasquale.

✔

The Board has adopted a Nominating and Corporate Governance Committee Charter, which defines the Nominating and Corporate Governance Committee’s purpose and responsibility to:

✔

Select and recommend to the Board, nominees for election at any annual meeting, or any special meeting of stockholders, and any person to be considered to fill a vacancy or a newly created directorship;

✔

Nominate directors for committee membership;

✔

Review and recommend revisions to our Corporate Governance Guidelines;

✔

Assist with the annual evaluation of the Board;

✔

Approve certain transactions involving a conflict of interest; and

✔

Oversee the Company’s policies, programs and strategies related to the Corporate Responsibility program, including environmental stewardship, responsible investment, corporate citizenship, human rights, human capital management, and other social and public matters of significance to the Company.

✔

The Board has determined that each of the members of the Nominating and Corporate Governance Committee is independent within the meaning of the listing standards of the NYSE.

✔

In connection with its annual process for identifying directors to nominate or re-nominate, or to be recommended to the Board for nomination or re-nomination, the Nominating and Corporate Governance Committee considers the following criteria:

✔

Personal qualities and characteristics, accomplishments and reputation in the business community;

✔

Current knowledge and contacts in the communities in which the Company does business and in the Company’s industry or other industries relevant to the Company’s business;

✔

Ability and willingness to commit adequate time to Board and committee matters;

✔

The fit of the individual’s skills and personality with those of other directors and potential directors in building a Board that is effective, collegial, and responsive to the needs of the Company;

✔

Diversity of viewpoints, background, and experience; and

✔

Representation of significant stockholders and the purpose and nature of the interests represented.

✔

The Nominating and Corporate Governance Committee held four meetings during 2024.

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COMPANY INFORMATION

Board Refreshment. Our Board remains committed to active board refreshment to ensure optimal board structure and composition. The Nominating and Corporate Governance Committee focuses on obtaining a desired mix of knowledge, skills, experience, and perspectives relevant to the Company’s strategic direction. The Nominating and Corporate Governance Committee recommends, among other things, whether the existing Board contains the appropriate size, structure, and composition, whether some or all of the incumbent directors should be recommended to the Board for re - nomination and whether the Board should be enlarged to include additional directors.

The Nominating and Corporate Governance Committee will consider potential director nominee candidate recommendations from various sources, including any member of the Board or senior management. The Nominating and Corporate Governance Committee may also retain a third - party search firm to identify candidates. The Nominating and Corporate Governance Committee also considers recommendations for nominees that are timely submitted by stockholders and only if such recommendations are delivered in the same manner prescribed by the advance notice provisions contained in Article II, Section 2.11 of our bylaws for stockholder proposals. In addition to satisfying the timing, ownership, and other requirements specified in Article II, Section 2.11 of our bylaws, a stockholder’s notice must set forth, as to each person whom the stockholder proposes to recommend that the Committee nominate for election to the Board, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act and our bylaws (including such person’s written consent to being named in the proxy statement as a nominee and to serve as a director if elected). Properly communicated stockholder recommendations will be considered in the same manner as recommendations received from other sources.

Board Composition. The Board’s objective is to have a Board comprised of individuals who by occupation, background, and experience are able to make a strong, positive contribution to the Company and its stockholders.

Current Committee Membership. The table below summarizes the membership information for the committees of the Board as of March 19, 2025:

Nominating and
Corporate
	Compensation	Audit	Governance
W. Blake Baird	M		C
Andrew Batinovich (F)	M	M
Monica S. Digilio	C		M
Kristina M. Leslie (F)	M	C
Murray J. McCabe			M
Verett Mims (F)		M
Douglas M. Pasquale			M

C = Chair M = Member

F = Audit Committee Financial Expert

The Board, at the recommendation of the Nominating and Corporate Governance Committee, periodically reviews and modifies committee appointments.

Executive Sessions of Independent Directors. Each member of the Board, other than Mr. Giglia, is currently an independent, non-employee director. The independent, non-employee directors held executive sessions at least once each quarter in 2024 and held other meetings relating to corporate governance during the year. Following the Annual Meeting, we expect that our independent directors will continue to be members of the Board, and that Mr. Pasquale will continue to preside over executive sessions of the independent directors.

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STOCK OWNERSHIP

STOCK OWNERSHIP REQUIREMENTS

We maintain a stock ownership policy for our executive officers because we believe that requiring our executive officers to maintain a meaningful ownership interest in the Company aligns the interests of the executive officers with those of our stockholders (i.e., the executive officer will experience the same downside risk and upside potential as our stockholders).

Stock Ownership Requirements
CEO and/or President	6x base salary
Executive Vice President	3x base salary
Senior Vice President (1)	2x base salary
Independent Director	5x annual cash retainer
(1)	The Company does not currently have any Senior Vice Presidents that are considered “executive officers.”

The policy provides that, on or before January 1 of the year following the fourth anniversary of the CEO or President’s appointment to such position, the CEO or President will own and retain shares of the Company’s common stock having a value equal to at least six times his or her annual base salary rate in effect on the December 31 immediately preceding the applicable January 1 determination date (described below). The policy further provides that, on or before January 1 of the year following the fourth anniversary of the other executive officer’s appointment to such position, each Executive Vice President NEO will own and retain shares of the Company’s common stock having a value equal to at least three times his or her annual base salary rate in effect on the December 31 immediately preceding the applicable January 1 determination date (described below).

We also maintain a stock ownership policy for our independent directors, under which each existing independent director, on or before January 1 of the year following the fifth anniversary of such director’s election to the Board, is required to hold stock valued at no less than five times the amount of the annual cash retainer paid to such director.

To determine compliance with the stock ownership guidelines, we (a) include shares the individual director or executive officer owns outright, as well as awarded but unvested time-based restricted shares of Company stock and (b) calculate the value of each individual’s stock holdings based on the average closing price on the NYSE of the Company’s common stock for the year ended immediately prior to the applicable January 1 determination date.

As of January 1, 2025, each of our executive officers (other than Mr. Reyes) and each applicable independent director met or exceeded the stock ownership requirements. Based on the policy in place as of January 1, 2025, Mr. Reyes, who was promoted to Executive Vice President in 2024, must achieve compliance by January 1, 2029.

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STOCK OWNERSHIP

SECURITY OWNERSHIP BY DIRECTORS, NAMED EXECUTIVE OFFICERS, AND FIVE PERCENT STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of March 5, 2025 with respect to (a) each director and director nominee, (b) each NEO, (c) all of our directors and NEOs as a group and (d) each person (or group) known by us to be the beneficial owner of greater than a 5% interest in our common stock. Unless otherwise indicated, all shares of common stock are owned directly and the indicated person has sole voting and investment power. Percentage ownership is based on 201,198,892 shares of common stock outstanding as of March 5, 2025.

Unless otherwise indicated, the address of each person is 15 Enterprise, Suite 200, Aliso Viejo, California 92656.

	Number of
	Shares of	Percentage of
Name of Beneficial Owner	Common Stock	Common Stock (1)
Bryan A. Giglia, NEO and Director (2)	676,397	*
Robert C. Springer, NEO (3)	590,078	*
David M. Klein, NEO (4)	204,754	*
Christopher G. Ostapovicz, NEO (5)	156,116	*
Aaron R. Reyes, NEO (6)	100,566	*
Douglas M. Pasquale, Director	322,817	*
Andrew Batinovich, Director	126,503	*
Murray J. McCabe, Director	95,897	*
W. Blake Baird, Director	82,955	*
Monica S. Digilio, Director	50,568	*
Kristina M. Leslie, Director	38,098	*
Verett Mims, Director	38,098	*
All directors and executive officers as a group	2,482,847	1.2%
BlackRock, Inc. (7)	38,220,478	19.0%
The Vanguard Group (8)	32,210,355	16.0%
State Street Corporation (9)	13,502,079	6.7%
*	Represents less than 1.0% of the number of shares of our common stock and membership units in Sunstone Hotel Partnership, LLC.
(1)	Based on total outstanding shares of common stock of 201,198,892.
(2)	The number of shares of common stock listed here includes 165,688 unvested time-based restricted stock awards granted under the 2004 Plan and under the 2022 Plan and excludes up to 1,114,668 unvested performance-based restricted stock units, both of which are subject to forfeiture if the vesting criteria are not satisfied.
(3)	The number of shares of common stock listed here includes 134,702 unvested time-based restricted stock awards granted under the 2004 Plan and the 2022 Plan and excludes up to 859,452 unvested performance-based restricted stock units, both of which are subject to forfeiture if the vesting criteria are not satisfied.

46	Sunstone Hotel Investors

STOCK OWNERSHIP

(4)	The number of shares of common stock listed here includes 33,162 unvested time-based restricted stock awards granted under the 2022 Plan and excludes up to 305,206 unvested performance-based restricted stock units, both of which are subject to forfeiture if the vesting criteria are not satisfied.
(5)	The number of shares beneficially owned is based on the Company’s records as of the date of separation from the Company for the Company’s former Chief Operating Officer, Christopher G. Ostapovicz.
(6)	The number of shares of common stock listed here includes 47,061 unvested time-based restricted stock awards granted under the 2022 Plan and excludes up to 404,134 unvested performance-based restricted stock units, both of which are subject to forfeiture if the vesting criteria are not satisfied.
(7)	Derived solely from information contained in the Schedule 13G/A filed with the SEC on January 19, 2024 by BlackRock, Inc. The address for BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.
(8)	Derived solely from information contained in the Schedule 13G/A filed with the SEC on February 13, 2024 by The Vanguard Group. The address for The Vanguard Group is 100 Vanguard Boulevard, Malvern, PA 19355.
(9)	Derived solely from information contained in the Schedule 13G/A filed with the SEC on January 30, 2024 by State Street Corporation. The address for State Street Corporation is State Street Financial Center, 1 Congress Street, Suite 1, Boston, MA 02114-2016.

2025 Proxy Statement	47

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY

Overview. This CD&A explains our compensation philosophy and policies that applied in 2024 to our NEOs listed in the Summary Compensation Table below. It explains the structure and rationale associated with each material element of the compensation program for the NEOs, describes the actual compensation paid to our NEOs for 2024, and provides important context for the more detailed disclosure relating to our NEOs in the compensation tables following this Compensation Discussion and Analysis. For additional information on our “2024 Company Highlights” refer to pages 7 and 8 of this proxy statement.

Our NEOs for 2024 were Messrs. Giglia, Springer, Reyes, Ostapovicz, and Klein. Mr. Ostapovicz’s employment with the Company terminated effective as of January 21, 2025.

The Board and our Compensation Committee consider it our responsibility to structure our compensation program in a way that is highly aligned with the interests of our stockholders. Although the advisory stockholder vote on executive compensation is non - binding, the Compensation Committee has considered and will continue to consider the outcome of the vote when making future compensation decisions for NEOs. At our 2024 and 2023 annual meetings of stockholders, 96.9% and 96.8%, respectively, of the votes were cast in favor of our Say-on-Pay proposals, which we believe demonstrates a strong endorsement of our restructured compensation program that is now in place today. As a result, we have largely maintained the same compensation framework and design for fiscal year 2024. Additionally, at the 2024 annual meeting, the Company’s stockholders voted in favor of holding annual say-on-pay votes, and following the 2024 stockholder vote, our Board agreed with the stockholders’ advisory vote and resolved to continue to hold annual advisory say-on-pay votes. Unless our Board modifies its determination regarding the frequency of holding future say-on-pay advisory votes, the next advisory vote on the frequency of holding future say-on-pay votes will be held in 2029.

In addition, the Compensation Committee seeks to attract, motivate, and retain Sunstone’s NEOs through competitive compensation arrangements that the Compensation Committee believes provide strong financial incentives for the NEOs to maximize stockholder value, while maintaining appropriate risk parameters.

With respect to our NEOs, our executive compensation program is weighted towards variable, rather than fixed, compensation. Specifically, all at-risk compensation, including annual cash bonuses, is designed to reward performance relative to financial and other metrics that we believe will result in favorable Total Stockholder Returns (“TSR”), both in terms of absolute appreciation in the value of our shares, and relative performance as compared to our peers, taking into consideration our competitive position within the real estate industry and each executive’s contributions to the Company. The Compensation Committee has also designed our NEO compensation program to reward our NEOs at levels that the Compensation Committee believes to be competitive for companies in our industry, including in part, a review of NEO compensation levels at companies within our peer group, as identified below.

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COMPENSATION DISCUSSION AND ANALYSIS

In order to achieve our objectives and mitigate compensation-related risks to our stockholders, we utilize the following practices:

WHAT WE DO	WHAT WE DO NOT DO

✔ WE PAY FOR PERFORMANCE

Our executive compensation program is weighted towards performance-based at-risk compensation, rather than fixed compensation. Specifically, the at-risk portion of our executive compensation program is designed to reward performance relative to financial, stockholder return and other metrics that we believe best align management with stockholder interests.

✔ WE TIE OBJECTIVES TO CORPORATE STRATEGY

A portion of our NEOs’ individual objectives are tied to advancing the Company’s strategy of actively recycling capital, investing in our portfolio, and returning capital to stockholders, as well as advancing our Environmental, Social, and Governance (“ESG”) initiatives.

✔ WE HAVE A CLAWBACK POLICY

Consistent with SEC and NYSE rules, our NEOs and Vice Presidents are subject to a compensation recovery policy that provides for the recovery of portions of the employee’s incentive compensation following an accounting restatement.

✔ WE REQUIRE OUR CEO AND OTHER NEOS TO HAVE A MEANINGFUL OWNERSHIP INTEREST IN THE COMPANY

Our executive officer stock ownership policy requires that on or before January 1 of the year following the fourth anniversary of the appointment to such position, the CEO or President and Executive Vice Presidents will own and retain shares of the Company’s common stock having a value equal to at least six times or three times his or her annual base salary, respectively.

✔ WE HOLD AN ANNUAL SAY-ON-PAY VOTE

We conduct an annual Say-On-Pay advisory vote to solicit our stockholders’ view on our compensation program.

✔ WE DESIGN COMPENSATION TO MITIGATE EXCESSIVE RISK TAKING

Our Compensation Committee regularly reviews the Company’s compensation plans and program to ensure they are designed to create stockholder value and avoid excessive risk-taking.

✔ WE SOLICIT INDEPENDENT COMPENSATION ADVICE

Our Compensation Committee retains Ferguson Partners Consulting (“FPC”), an independent compensation consultant, for purposes of rendering advisory services related to the compensation of our NEOs.

✘ WE DO NOT PROVIDE GUARANTEED INCENTIVE COMPENSATION

There are no minimum payout levels on either our annual incentive bonus plan or our equity incentive award plan. A material portion of our equity incentive award plan is tied to achievement of Relative Total Stockholder Return (“RSR”) objectives.

✘ WE DO NOT PAY “GROSS UPS” FOR CHANGE IN CONTROL OR SEVERANCE PAYMENTS

We do not provide excise or other tax “gross up” payments in connection with any change in control or severance payment made to an NEO.

✘ WE DO NOT PROVIDE “SINGLE TRIGGER” BENEFITS UPON A CHANGE IN CONTROL

The Employment Agreements (as defined below) with our NEOs require a “double trigger” (requiring both a change in control and qualifying termination of employment) to receive cash or equity payments or vesting in connection with a change in control.

✘ WE DO NOT PAY DIVIDEND EQUIVALENTS ON PERFORMANCE-BASED RESTRICTED STOCK UNITS UNLESS THE AWARDS ACTUALLY VEST

Our NEOs only receive dividend equivalent payments on performance-based restricted stock unit awards if and when the award vests.

✘ WE DO NOT ALLOW HEDGING OR PLEDGING OF COMPANY STOCK BY EXECUTIVE OFFICERS AND DIRECTORS

Our executive officers and directors are prohibited from engaging in pledging our stock or in hedging transactions designed to offset decreases in the market value of our stock.

2025 Proxy Statement	49

COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION COMPOSITION

Our compensation program has three key elements—base salary, annual cash incentive, and annual long-term equity incentive (in the form of time-based restricted stock awards (“RSAs”) and performance-based restricted stock units (“RSUs”)). The following charts illustrate the 2024 target percentage allocation between base salary, annual cash incentive, time-based RSAs, and performance-based RSUs for our CEO and the average of our other NEOs. Consistent with our compensation philosophy, approximately 83% of our CEO’s compensation was performance-based and/or at-risk and approximately 77% of the average compensation of our other NEOs was performance-based and/or at-risk. We believe that tying a majority of the NEOs’ compensation to future performance aligns more closely with our stockholders’ interests and priorities and provides a strong financial incentive for our NEOs to continue to maximize stockholder value.

The table below outlines the 2024 target composition of cash compensation and the annual equity-based award program for our NEOs.

Component	Type	Metrics and Key Drivers
Base Salary	Fixed Cash	● Fixed compensation necessary to attract and retain executive talent
● Provides market-competitive pay reflective of an executive’s role, experience, and individual performance
Annual Cash Incentive	Performance-Based Cash	● 75% of bonus is based on achievement of Company objectives
● 25% of bonus is based on achievement of NEO’s individual objectives
Annual Long-Term Equity Incentive (Performance-Based)	Performance-Based RSUs
●
75% of annual equity award is comprised of performance-based RSUs that vest after a 3-year Performance Period based on the Company’s RSR versus the Index Relative Performance (as defined below). If the Company’s TSR is negative for the applicable Performance Period, the vesting percentage is reduced by 25%

Annual Long-Term Equity Incentive (Time-Based)	Time-Based RSAs	● 25% of annual equity award is comprised of time-based RSAs that vest annually over a 3-year period

2024 COMPENSATION DECISIONS

The Compensation Committee determines the compensation of our NEOs. It evaluates and implements appropriate policies and decisions relative to NEO salary, benefits, bonus, incentive compensation, severance, equity-based and other compensation plans.

As described in more detail below, the Compensation Committee determined fiscal year 2024 compensation for each of our NEOs based upon a review of the Company’s performance (including the Company’s stockholder returns), the individual performance of each NEO, total compensation paid by the Company to each NEO in prior years, and, in certain instances, peer group information.

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COMPENSATION DISCUSSION AND ANALYSIS

2023 FPC Executive Compensation Report. In 2024, the Compensation Committee, based on the information provided by the 2023 FPC Executive Compensation Report, determined and monitored the composition of our peer groups. The peer groups selected and used by the Compensation Committee were all public real estate companies in 2023 and were divided into two groups: hotel REIT peers and size/geographic peers. Each peer group is discussed and identified below:

●	Hotel REIT Peer Group. This peer group consisted of 11 public hospitality REITs that the Company and FPC consider to be the most relevant peer group against which to review compensation for NEOs, as they are all lodging-focused, self-managed REITs. The addition of Chatham Lodging Trust was the only change to the Hotel REIT Peer Group from the prior year. This peer group, as of September 30, 2023 (as identified in the 2023 FPC Executive Compensation Report), had total capitalization ranging from approximately $1.1 billion to $16.5 billion compared to the Company’s consolidated total capitalization of approximately $3.1 billion.
●	Size/Geographic - Based Peer Group. This peer group consisted of 12 public real estate companies, three of which have corporate headquarters located within the state of California. This peer group focuses on a variety of asset classes, but the companies were viewed by FPC as comparable given a combination of business focus, size and geography. This peer group, as of September 30, 2023 (as identified in the 2023 FPC Executive Compensation Report), had total capitalization ranging from approximately $1.7 billion to $8.8 billion compared to the Company’s consolidated total capitalization of approximately $3.1 billion.

Hotel REIT Peer Group	Size/Geographic - Based Peer Group
Apple Hospitality REIT, Inc.	Acadia Realty Trust
Chatham Lodging Trust	Apple Hospitality REIT, Inc.
DiamondRock Hospitality Company	Brandywine Realty Trust
Hersha Hospitality Trust (1)	Choice Hotels International, Inc.
Host Hotels & Resorts, Inc.	Easterly Government Properties, Inc.
Park Hotels & Resorts, Inc.	Elme Communities
Pebblebrook Hotel Trust	Hudson Pacific Properties, Inc.
RLJ Lodging Trust	LXP Industrial Trust
Ryman Hospitality Properties, Inc.	Retail Opportunity Investments Corp.
Summit Hotel Properties, Inc.	Ryman Hospitality Properties, Inc.
Xenia Hotels & Resorts, Inc.	Sabra Health Care REIT, Inc.
Summit Hotel Properties, Inc.
(1)	Hersha Hospitality Trust was acquired and taken private by KSL Capital Partners on October 11, 2023.

Management’s Involvement in Compensation Decisions. The Compensation Committee exercises independent discretion and judgment in making compensation decisions after evaluating the Company’s performance, the NEO’s past performance (including the extent to which the NEO has met or exceeded specified targets or affected the Company’s performance), and the NEO’s long - term potential to enhance stockholder value. From time to time, the Compensation Committee will direct management to work with its consultant(s) in providing proposals, program design, and compensation recommendations. The Compensation Committee considers the CEO’s assessment of the Company and individual performance (including with respect to the NEOs other than the CEO); however, the CEO does not provide recommendations for changes in his own compensation. Any proposed changes to CEO compensation, as well as final determinations regarding CEO compensation, are made in executive session of the Compensation Committee, without the CEO present.

Independent Consultant. FPC advises our Compensation Committee on compensation program design and the amounts payable to our NEOs. FPC provides our Compensation Committee with information on executive compensation trends, best practices, and advice for potential improvements to the executive compensation program. FPC does not work for management, receives no compensation from the Company other than fees for its work in advising our Compensation Committee, and maintains no other economic relationships with the Company.

2025 Proxy Statement	51

COMPENSATION DISCUSSION AND ANALYSIS

Annual Base Salary. The Compensation Committee reviews base salaries annually, but base salaries are not automatically increased pursuant to pre-determined formulas (or otherwise) and may not be increased if, among other things, the Compensation Committee believes that other elements of compensation are more appropriate in light of the Company’s stated objectives or that increases are not appropriate for other reasons. Each NEO’s base salary serves as the base amount for determining annual cash bonuses and equity incentive award opportunities, which are calculated as percentages of such NEO’s base salary. The base salary payable to each of our NEOs is based on the review of the Compensation Committee described above and the following:

●	an assessment of the scope of the NEO’s responsibilities and leadership;
●	the NEO’s expertise and experience within the industry;
●	an assessment of competitive market data and peer group compensation;
●	the Company’s overall financial and business performance; and
●	the NEO’s contributions to the Company.

The foregoing determination is not formulaic and is not based on specific Company or individual performance objectives, but rather, is subjective and based on our compensation philosophy and objectives described above. The following table includes the 2024 base salary determinations for each of our NEOs.

		% Change From
	2024 Base	2023 Base
Name	Salary	Salary
Bryan A. Giglia	$700,000	7.7%
Robert C. Springer	$575,000	—%
Aaron R. Reyes	$450,000	12.5%
Christopher G. Ostapovicz (1)	$435,000	2.4%
David M. Klein	$435,000	—%
(1)	Mr. Ostapovicz’s employment with the Company terminated effective as of January 21, 2025.

Annual Cash Incentive Bonuses and Annual Equity Incentive Awards. We use annual cash incentive bonuses, granted under our Incentive Bonus Plan, and annual equity incentive awards to further motivate our NEOs by establishing a correlation between the bonuses and awards, on the one hand, and the performance of the NEO and/or the Company, including RSR (discussed below) on the other. We believe that tying a meaningful portion of our NEOs’ cash bonus and long-term equity compensation to the execution of short and long-term objectives and quantitative performance metrics aligns the interests of our NEOs with those of our stockholders and provides a strong financial incentive to maximize stockholder value.

The annual cash incentive bonus and equity incentive awards are intended to compensate our NEOs for achieving our annual financial objectives at both the corporate and hotel levels, for achieving TSR and RSR, for implementing long-term plans and strategies, and for achieving individual objectives. The annual cash incentive bonus and annual equity incentive award programs are based on performance and responsibility level rather than seniority, tenure, or other entitlement. The target annual incentive cash bonus and annual equity incentive award for each of our NEOs represent a significant percentage of each NEO’s overall compensation. Performance thresholds applicable to these awards are set at levels intended to provide the NEOs with a significant incentive to enhance stockholder value.

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COMPENSATION DISCUSSION AND ANALYSIS

Each year, the Compensation Committee establishes performance-based criteria, both corporate and individual, for each NEO, and the level of achievement of those criteria determines the size of the annual cash incentive bonuses made to the NEO in the next calendar year. The Company grants annual performance-based equity incentive awards tied to future performance for our NEOs. Performance-based compensation is intended to encourage our NEOs to continually improve their capabilities, enhance performance, and deliver positive business results. Annual equity incentive awards are also intended to encourage ownership, foster retention through post-grant vesting schedules, and align the NEOs’ interests with the long- term interests and priorities of our stockholders.

Annual Cash Incentive Bonus. In 2024, the Compensation Committee established quantitative and qualitative performance measures for the annual cash incentive bonuses for the NEOs. Each NEO’s annual cash incentive bonus was based on the achievement of the corporate objectives (discussed below) and the achievement of each NEO’s individual objectives (discussed below) weighted at 75% for achievement of Company objectives (“Company Cash Incentive Bonus”) and 25% for achievement of each NEO’s individual objectives.

The relative weighting of the annual cash incentive bonus objectives and each NEO’s individual objectives are established by the Compensation Committee and reflect its analysis of the appropriate amount of emphasis to place on both corporate and individual objectives, and not any pre-determined formula or methodology. The Compensation Committee may, at its discretion, adjust criteria to account for significant intra-year transactions and circumstances. The potential annual cash incentive payouts for 2024 are set forth in the table below.

	2024 Annual Cash Incentive Potential Payouts
		% of		% of		% of
		Annual		Annual		Annual
		Base		Base		Base
Name	Threshold	Salary	Target	Salary	Maximum	Salary
Bryan A. Giglia	$472,500	67.5%	$945,000	135.0%	$1,417,500	202.5%
Robert C. Springer	$388,125	67.5%	$776,250	135.0%	$1,164,375	202.5%
Aaron R. Reyes	$225,000	50.0%	$450,000	100.0%	$675,000	150.0%
Christopher G. Ostapovicz	$217,500	50.0%	$435,000	100.0%	$652,500	150.0%
David M. Klein	$217,500	50.0%	$435,000	100.0%	$652,500	150.0%

The Committee selected four portfolio and operational metrics for the 2024 Annual Cash Incentive Bonus which are discussed in detail below.

Annual Cash Incentive Bonus Objectives. The Compensation Committee determined that the amount of the cash bonus paid to each NEO would be based on the achievement of both: (i) four Company objectives (the “Company Cash Incentive Bonus Objectives”), weighted as described below at Threshold, Target and Maximum; and (ii) individual objectives:

	Objective Weight
	at Target of
	Total Cash				Actual
Objective	Incentive Bonus	Threshold	Target	Maximum	Performance
Objective #1: AFFO per Share	15.00%	$0.80	$0.89	$0.98	$0.80
Objective #2: Capital Recycling (1)	26.25%	1.0	3.0	5.0	2.0
Objective #3: Investment / Rebranding (1)	18.75%	1.0	3.0	5.0	—
Objective #4: Asset Management (1)	15.00%	1.0	3.0	5.0	2.0
Total Company Objectives	75.00%
Individual Objectives (1)	25.00%	1.0	3.0	5.0	2.43 to 4.30
(1)	Performance for these objectives is determined based on a five-point scale with an achievement of one at threshold, three at target, and five at maximum, as determined by our Compensation Committee.

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COMPENSATION DISCUSSION AND ANALYSIS

For the Company Cash Incentive Bonus Objectives, the Compensation Committee established three achievement levels—“Threshold,” “Target” and “Maximum,” and for each achievement level, a corresponding multiple of base salary for each NEO. For each of the components, the amount paid to the applicable NEO was the product of (a) his base salary, (b) the weighting for that component, (c) the multiple corresponding to the level of achievement and (d) the Compensation Committee’s subjective assessment as to whether the NEO’s performance warranted an increase or decrease.

Each of the Company Cash Incentive Bonus Objectives is further discussed below. The Company Cash Incentive Bonus Objectives consist of both quantitative and qualitative measures designed to advance the Company’s strategic objectives. The Compensation Committee has set Target performance requirements for these objectives at a challenging level with achievement above Target requiring exceptional performance.

Objective Number 1 – Adjusted Funds From Operations Attributable to Common Stockholder Per Share (“AFFO”). The primary objective of the AFFO per share component was to measure management’s ability to oversee the financial performance of the Company. We compute the AFFO per share component by adjusting Funds From Operations (“FFO”), which we calculate in accordance with standards established by the National Association of Real Estate Investment Trusts (“Nareit”), for certain noncash or nonrecurring items. AFFO is then divided by our weighted average number of common shares outstanding, adjusted for the assumed issuance of all potentially dilutive shares, for the year ended December 31, 2024. For more information on this metric, refer to “Non-GAAP Financial Measures” in Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations of our Annual Report on Form 10-K for the year ended December 31, 2024. This component comprises 15% of the total Cash Incentive Bonus and 20% of the Company Cash Incentive Bonus. The 2024 AFFO per share was at the Threshold achievement level due to lower-than-expected revenues, specifically from the leisure segment, and from labor disruption at one of the Company’s largest hotels, which has since been resolved.

Objective Number 2 – Capital Recycling. The primary objective of the Capital Recycling component was to measure management’s ability to meet its business objectives through: (i) the acquisition of hotels that meet the Company’s portfolio and return requirements, (ii) the repurchase of the Company’s common stock below net asset value, (iii) the disposition of hotels that do not meet the Company’s long-term investment criteria, (iv) the identification of potential value creation opportunities and monetization of value within the portfolio, and (v) the successful issuance of debt and equity to facilitate all of the Company’s capital recycling objectives. Capital recycling is also compared to the capital recycling activity of the Hotel REIT Peer Group (as described below). This component comprises 26.25% of the total Cash Incentive Bonus and 35% of the Company Cash Incentive Bonus. In 2024, the Company’s total capital recycling included: (i) the acquisition of the Hyatt Regency San Antonio Riverwalk for $230 million, (ii) common stock repurchases of $27 million, and (iii) the origination of a $100 million term loan to refinance a maturing debt. Total 2024 capital recycling did not achieve the pace or volume deemed necessary by the Compensation Committee to achieve the Company’s strategic plan, resulting in an achievement level between Threshold and Target.

Objective Number 3 – Capital Investment / Rebranding. The primary objective of the Capital Investment/Rebranding component was to measure management’s ability to meet its business objective of completing the 2024 capital plan, including but not limited to: (i) the completion of the Renaissance Long Beach conversion to Marriott Long Beach Downtown, (ii) the completion of The Confidante Miami Beach conversion to Andaz Miami Beach, (iii) the completion of a soft goods renovation at Wailea Beach Resort, (iv) the design and plan for a rooms renovation at Renaissance Orlando at SeaWorld®, and (v) the identification of additional portfolio value-creation opportunities. This component comprises 18.75% of the total Cash Incentive Bonus and 25% of the Company Cash Incentive Bonus. While the Company did achieve many components of the 2024 capital investment objective, delays at Andaz Miami Beach negatively impacted the Company’s performance, and to align management with stockholders, the Compensation Committee assigned a below Threshold achievement.

Objective Number 4 – Asset Management. The primary objective of the Asset Management component was to measure management’s ability to meet its business objectives including: (i) transitioning the Renaissance Long Beach to the Marriott Long Beach Downtown and The Confidante Miami Beach to Andaz Miami Beach, and (ii) achieving certain targets for group room nights, food and beverage profitability and productivity, and resort and destination fees as compared to 2023. This component comprises 15% of the total Cash Incentive Bonus and 20% of the Company Cash Incentive Bonus. The Company achieved many of the 2024 asset management objectives, but due to the delayed transition of the Marriott Long Beach Downtown and Andaz Miami Beach, and to align

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COMPENSATION DISCUSSION AND ANALYSIS

management with stockholders, the Compensation Committee assigned an achievement level between Threshold and Target.

Individual Objectives. The primary objective of this component was to drive individual performance and to ensure accountability with respect to individual performance throughout the calendar year. Each of the NEO’s individualized objectives for 2024 is summarized below:

●	Mr. Giglia’s objectives included achievement of certain corporate, financial, strategic and operational objectives, including the overall execution of the Company’s business plan, maintaining and expanding investor outreach, driving property-level profitability, overseeing the repositioning of the Marriott Long Beach Downtown and Andaz Miami Beach, effectively recycling capital into future growth opportunities, and overseeing the Company’s ESG initiatives.

Specific accomplishments included: (i) guided the Company’s execution of its annual business plan and advancement of its capital recycling initiatives, including the acquisition of the Hyatt Regency San Antonio Riverwalk, conversion of the Marriott Long Beach Downtown, and repurchases of common stock at a discount to NAV, (ii) oversaw the Company’s capital markets and refinancing activities, (iii) reduced overhead through a restructuring of the Company’s asset management and design and construction departments, and (iv) continued to lead and support employee and NEO development.

●	Mr. Springer’s objectives included execution of the Company’s capital recycling objectives, including enhancing the Company’s portfolio quality through acquisitions and dispositions, overseeing portfolio investment, driving property-level profitability, and evaluating alternative uses of owned real estate.

Specific accomplishments included: (i) advanced the Company’s capital recycling initiatives, including the acquisition of the Hyatt Regency San Antonio Riverwalk, (ii) led the acquisition and disposition activity and expanded relationships to facilitate and increase directly sourced transactions, (iii) aligned investments and asset management to increase effectiveness of identifying and implementing internal value add opportunities, (iv) supported the development of the investment team, and (v) assumed responsibility of the Company’s asset management and design and construction departments.

●	Mr. Reyes’s objectives included directing the Company’s accounting, reporting, tax and IT matters, overseeing the refinancing of upcoming debt maturities, maintaining and expanding investor outreach, overseeing the implementation of the Company’s upgraded accounting system, and overseeing the Company’s ESG initiatives.

Specific accomplishments included: (i) directed the Company’s finance function providing liquidity to facilitate capital recycling initiatives, (ii) successfully repaid the maturing $72 million mortgage on the JW Marriott New Orleans with a new $100 million unsecured term loan, (iii) executed the Company’s share repurchase activity, repurchasing $27 million of common stock, (iv) oversaw and led the Company’s accounting, tax and information technology functions, (v) refined and expanded the Company’s investor outreach program, (vi) identified and initiated an upgrade to the Company’s accounting and reporting systems, and (vii) oversaw the implementation of the Company’s ESG program.

●	Mr. Ostapovicz’s employment with the Company was terminated effective as of January 21, 2025. As a result, Mr. Ostapovicz did not receive a 2024 Annual Cash Incentive Bonus. Given Mr. Ostapovicz’s termination, specific accomplishments and individual objective ratings were not identified.
●	Mr. Klein’s objectives included managing the legal process for all transactions, overseeing legal proceedings, litigation, and regulatory filings, advising on labor matters, assessing and advising on the Company’s corporate governance and risk management policies, and overseeing the Company’s ESG initiatives.

Specific accomplishments included: (i) led all legal functions associated with the acquisition of the Hyatt Regency San Antonio Riverwalk, (ii) materially advanced key litigation matters in an effort to maximize recovery for the Company, including favorable resolution and dismissal of long outstanding wage and hour class action matter, (iii) oversaw and provided guidance on key regulatory and employment matters, (iv) oversaw and provided legal guidance on material operational matters, and (v) oversaw the

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COMPENSATION DISCUSSION AND ANALYSIS

implementation of the Company’s ESG program and preparation for impending reporting and disclosure requirements.

To determine the cash incentive bonus payable to each NEO, in February 2025, the Compensation Committee reviewed and assessed the performance of the Company and each NEO and compared such performance to the Company and individual objectives established for 2024, subject to the Compensation Committee’s subjective assessment as to whether the NEO’s performance warranted an increase or decrease. The CEO provided recommendations to the Compensation Committee for each NEO’s individual performance.

The following table summarizes all of the components of the Cash Incentive Bonus Objectives with respect to fiscal year 2024, paid in February 2025 for Messrs. Giglia, Springer, Reyes, and Klein (dollar values rounded to the nearest whole dollar). For Messrs. Giglia and Springer, the cash bonus reflects the product of base salary multiplied by the weighting of each objective and the interpolated achieved objective multiplier (Threshold – 67.5%; Target – 135.0%; Maximum – 202.5%). For Messrs. Reyes and Klein, the cash bonus reflects the product of base salary multiplied by the weighting of each objective and the interpolated achieved objective multiplier (Threshold – 50.0%; Target – 100.0%; Maximum – 150.0%). Mr. Ostapovicz did not receive a cash bonus in respect of 2024 due to his departure from the Company effective as of January 21, 2025, prior to payment of such cash bonuses.

	Bryan A.	Robert C.	Aaron R.	David M.
Objective	Giglia	Springer	Reyes	Klein
Objective #1: AFFO per Share	$70,875	$58,219	$33,750	$32,625
Objective #2: Capital Recycling	186,047	152,824	88,594	85,641
Objective #3: Investment / Rebranding	—	—	—	—
Objective #4: Asset Management	106,313	87,328	50,625	48,938
Individual Objectives	202,289	168,592	149,063	108,750
Total Cash Incentive Bonus	$565,523	$466,963	$322,031	$275,953

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COMPENSATION DISCUSSION AND ANALYSIS

Annual Equity Incentive Awards. In February 2024, Messrs. Giglia, Springer, Reyes, Ostapovicz, and Klein were each granted annual equity awards consisting of performance-based RSUs (75% of award) (the “Performance RSUs”) and time-based RSAs (25% of award) (the “Time-Based RSAs”, together, the “Annual Equity Awards”). Performance RSUs are subject to vesting based on achievement of RSR metrics over the applicable three-year performance period. A summary of the key plan features is provided in the table below.

Alignment with Stockholders	Target to Outperform	Absolute TSR Cap
Majority of annual equity award (75%) tied to performance and 100% of such award is based on RSR versus the defined performance peer group	To earn target payout, SHO must achieve an RSR at or above 55% of the peers	In the event the Company TSR is negative for the applicable Performance Period, Performance RSU awards will be reduced by 25%

RSR vs FTSE Nareit Lodging/Resorts Index
(over $500 Million Market Cap)

		RSR Vesting	Index Relative
		Percentage*	Performance Hurdles
75%	Performance	Below Threshold (0%)	< 30th Percentile
	RSUs	Threshold (50%)	30th Percentile
		Target (100%)	55th Percentile
		Maximum (200%)	≥ 80th Percentile

VEST AT THE END OF THE 3-YEAR PERFORMANCE PERIOD

25%	Time-Based RSAs	VEST ANNUALLY OVER A 3-YEAR PERIOD

* In the event of negative Company TSR for the applicable Performance Period, the percentage of Performance RSU Awards that vest will be reduced by 25%.

Performance RSU Awards.

General. Pursuant to the Performance RSU awards, the NEOs are eligible to vest in a number of RSUs ranging from 0% to 200% of the Target number of RSUs granted, based on the Company’s RSR during the applicable performance period, subject to the applicable NEO’s continued service with the Company.

Performance Vesting. The Performance RSU awards vest based on the Company’s TSR performance (the “Company TSR”) during a three-year performance period, commencing on January 1, 2024 (the “Performance Period”), as compared to the TSR percentages of the companies included on the FTSE Nareit Lodging/Resort Index that have a minimum equity market capitalization of $500,000,000 as of the grant date of such Performance RSU awards (the “Index Relative Performance”). In the event the Index Relative Performance is achieved at the “Threshold,” “Target” or “Maximum” level as specified in the applicable award agreement, the award will become vested with respect to the percentage of RSUs as set forth in the chart above.

If the Index Relative Performance falls between the levels specified as Threshold and Target or between the levels specified as Target and Maximum, the percentage of RSUs subject to the Performance RSU Awards that will vest will be determined using straight-line linear interpolation between such levels.

Notwithstanding the foregoing, if Company TSR is negative for the Performance Period, the percentage of RSUs subject to the Performance RSU Awards that vest will be reduced by 25%.

2025 Proxy Statement	57

COMPENSATION DISCUSSION AND ANALYSIS

The table below sets forth the Target dollar denominated value and number of shares subject to the Performance RSUs awarded to each NEO in February 2024.

	Performance RSUs (Target)
Name	Grant Amount	Number of Shares(1)
Bryan A. Giglia	$1,800,000	167,910
Robert C. Springer	$1,425,000	132,929
Aaron R. Reyes	$712,500	66,465
Christopher G. Ostapovicz	$637,500	59,468
David M. Klein	$525,000	48,974
(1)	To determine the number of RSUs granted to each NEO, the applicable total dollar amount was divided by the average closing price of the Company’s stock over the 20 consecutive trading days ending three trading days prior to the grant date, rounded to the nearest whole share.

Time-Based RSA Awards.

The Time-Based RSAs will vest in three equal annual installments over a three-year period on February 15th of each year following the date of grant, subject to the applicable NEO’s continued service through each applicable vesting date.

The table below sets forth the dollar denominated value and number of shares subject to the Time-Based RSAs granted to the NEOs in February 2024.

	Time-Based RSAs
Name	Grant Amount	Number of Shares(1)
Bryan A. Giglia	$600,000	55,970
Robert C. Springer	$475,000	44,310
Aaron R. Reyes	$237,500	22,155
Christopher G. Ostapovicz	$212,500	19,823
David M. Klein	$175,000	16,325
(1)	To determine the number of RSAs granted to each NEO, the applicable total dollar amount was divided by the average closing price of the Company’s stock over the 20 consecutive trading days ending three trading days prior to the grant date, rounded to the nearest whole share.

Dividend Equivalents. The Performance RSU Awards were granted in tandem with a corresponding dividend equivalent. Each dividend equivalent entitles the NEO to receive payments equal to the amount of the dividends paid on the share of common stock underlying the RSU to which the dividend equivalent relates. Any dividend equivalent payments that would have been made prior to the date on which the RSU becomes a vested or an earned RSU (plus or minus the amount of gain or loss on such amounts had they been reinvested in common stock on the date that they were paid) will be paid within 45 days following the date on which the RSU becomes a vested or an earned RSU. Upon the NEO’s termination of service for any reason, the NEO will not be entitled to any dividend equivalent payments with respect to any RSUs that do not become vested or an earned RSU.

Benefits and Perquisites. Our benefit programs are based on an assessment of competitive market factors, and a determination of what is needed to attract and retain qualified executives. Our primary benefits for executives include participation in our broad-based plans at the same cost and on the same terms as other employees. These plans include a tax qualified 401(k) savings plan (with safe harbor contributions equal to 3% of a participant’s pay up to $10,350 for 2024), additional Company 401(k) contributions, health, dental and vision insurance plans, term life insurance and disability coverage and a matching charitable gift program up to a maximum of $5,000 for each employee. In addition, each of our NEOs receive a maximum reimbursement credit of $5,000 for room and tax expenditures at the Company’s hotels and resorts.

The Company does not provide non – qualified deferred compensation or pension benefits to any of its employees, including its NEOs.

58	Sunstone Hotel Investors

COMPENSATION DISCUSSION AND ANALYSIS

Performance RSU Awards Vesting. In February 2022, 2023, and 2024, Messrs. Giglia, Springer, Reyes (with respect to 2023 and 2024), Ostapovicz, and Klein were each granted Performance RSUs which vest based on the Company’s TSR during the three-year performance period identified below (the “Performance Period”), as compared to the Index Relative Performance. If the Index Relative Performance falls between the levels specified as Threshold and Target or between the levels specified as Target and Maximum, the percentage of RSUs subject to the Performance RSU Awards that will vest will be determined using straight-line linear interpolation between such levels. Notwithstanding the foregoing, if Company TSR is negative for the Performance Period, the percentage of RSUs subject to the Performance RSU Awards that vest will be reduced by 25%.

Performance-Based RSU Award Status through December 31, 2024
Performance Period	2022	2023	2024	2025	2026
2022 - 2024 3-Year Performance-Based RSUs	100% Completed
2023 - 2025 3-Year Performance-Based RSUs			66% Completed
2024 - 2026 3-Year Performance-Based RSUs				33% Completed

(1)	Our Company TSR versus the Index Relative Performance during the 2022-2024 Performance Period was between Target and Maximum, at the 72nd percentile.

The following table represents the 2022 3-Year Performance RSUs original number of shares granted at Target as well as the actual number of RSUs earned based on the results identified in the chart above.

	Shares Subject to
	Performance RSUs
Name	Granted (Target)	Earned
Bryan A. Giglia	84,143	142,370
Robert C. Springer	71,223	120,509
Christopher G. Ostapovicz	53,004	89,683
David M. Klein	46,378	78,472

Peer Group Information. The Compensation Committee uses comparison data from various companies in certain peer groups as a guide in its review and determination of base salaries, annual cash bonuses and annual equity incentive awards for its NEOs. During 2024, the Compensation Committee reviewed peer group data provided by its independent compensation consultant, FPC, in the 2023 FPC Executive Compensation Report, to assist and make informed decisions in its determination regarding 2024 compensation for our NEOs. The Compensation Committee evaluates the Company’s performance and determines whether the compensation metrics and levels

2025 Proxy Statement	59

COMPENSATION DISCUSSION AND ANALYSIS

that we provide to our NEOs are generally appropriate relative to the compensation metrics and levels provided by our peer companies and based on our performance relative to our peers and in light of each NEO’s contribution to our performance.

Equity Award Timing Policies and Practices. The Company does not currently grant (and does not currently have any outstanding) stock options, SARs or any similar awards with “option-like” features and therefore has not adopted a policy regarding the timing of any such awards in connection with the disclosure of material non-public information of the Company, however, as a general matter, the Company does not grant equity awards in anticipation of the release of material non-public information and we do not time the release of material non-public information for the purpose of affecting the value of executive compensation.

60	Sunstone Hotel Investors

COMPENSATION COMMITTEE REPORT TO STOCKHOLDERS

The following is a report by the Company’s Compensation Committee regarding the Company’s executive officer compensation program.

The Compensation Committee of the Board of Directors of Sunstone Hotel Investors, Inc. (the “Company”) has reviewed and discussed the Compensation Discussion and Analysis (“CD&A”) contained in the proxy statement of the Company for the 2025 annual meeting of stockholders with management of the Company. Based on the Compensation Committee’s review of the CD&A and the Compensation Committee’s discussions of the CD&A with management, the Compensation Committee recommended to the Board of Directors (and the Board of Directors has approved) that the CD&A be included in the Company’s proxy statement on Schedule 14A prepared in connection with the annual meeting.

COMPENSATION COMMITTEE:

Monica S. Digilio, Chair
W. Blake Baird
Andrew Batinovich
Kristina M. Leslie

March 19, 2025

2025 Proxy Statement	61

EXECUTIVE COMPENSATION

The Summary Compensation Table (“SCT”) below shows compensation information about our principal executive officer (“PEO”) (Mr. Giglia), our principal financial officer (Mr. Reyes) and the three other most highly compensated officers (Messrs. Springer, Ostapovicz, and Klein) as of December 31, 2024. In February 2024, Mr. Reyes was promoted to Executive Vice President – Chief Financial Officer.

SUMMARY COMPENSATION TABLE

				Non-Equity
Name and				Incentive Plan	All Other
Principal		Salary	Stock	Compensation	Compensation
Position	Year	($) (1)	Awards ($) (2)	($) (3)	($) (4)	Total ($)
Bryan A. Giglia	2024	700,000	2,533,202	565,523	148,102	3,946,827
CEO	2023	650,000	2,365,543	944,684	105,269	4,065,496
	2022	591,346	3,616,381	1,085,906	66,698	5,360,331
Robert C. Springer	2024	575,000	2,005,460	466,963	133,866	3,181,289
President ꟷ CIO	2023	575,000	1,860,534	835,682	101,280	3,372,496
	2022	541,346	3,257,976	995,414	60,346	4,855,082
Aaron R. Reyes	2024	450,000	1,002,736	322,031	65,194	1,839,961
EVP ꟷ CFO	2023	400,000	850,529	441,637	55,992	1,748,158
	2022	320,673	332,833	438,750	46,469	1,138,725
Christopher G. Ostapovicz	2024	435,000	897,177	—	91,277	1,423,454
Former EVP ꟷ COO	2023	425,000	903,684	449,792	72,315	1,850,791
	2022	400,000	1,470,331	533,750	56,831	2,460,912
David M. Klein	2024	435,000	738,858	275,953	89,629	1,539,440
EVP - General	2023	435,000	808,005	460,375	71,604	1,774,984
Counsel	2022	425,000	1,286,522	572,422	53,408	2,337,352
(1)	Amounts represent base salary earned by our NEOs for the applicable year.
(2)	For 2024, amounts in this column represent the grant date fair value of (i) the Time-Based RSAs and (ii) the Performance RSUs, in each case, granted to the NEO in February 2024. Amounts in each case have been computed as prescribed by Accounting Standards Codification Topic 718, Compensation—Stock Compensation (referred to as “ASC Topic 718”). The grant date fair values shown for the 2024 Performance RSUs were calculated in accordance with ASC Topic 718 using a Monte Carlo simulation valuation model. Because the Performance RSU awards are earned based solely on market conditions (relative and absolute TSR performance), they do not have performance conditions as defined under ASC 718. So there are no maximum grant date fair values based on performance conditions that differ from the grant date values shown. For more information, including the assumptions used to calculate such values, please see Note 12 (“Incentive Award Plan”) to our audited financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2024.
a.	The table below sets forth the grant date fair value for the Time-Based RSAs and the Performance RSUs granted in 2024.

	Grant Date Fair Value ($)
Name	Time-Based RSAs	Performance RSUs
Bryan A. Giglia	602,237	1,930,965
Robert C. Springer	476,776	1,528,684
Aaron R. Reyes	238,388	764,348
Christopher G. Ostapovicz	213,295	683,882
David M. Klein	175,657	563,201
(3)	The amounts in this column represent the annual cash incentive bonus earned for the fiscal year and paid in the first fiscal quarter of the following year. Mr. Ostapovicz did not receive an annual bonus in respect of 2024

62	Sunstone Hotel Investors

EXECUTIVE COMPENSATION

due to the termination of his employment with the Company effective as of January 21, 2025, prior to payment of such annual bonuses.
(4)	“All Other Compensation” includes the following amounts for fiscal year 2024:

		Dividends Paid
	Company	on Awarded	Employer	Company
	Contributions	but Unvested	Matching	Hotel
	to 401(k)	Stock	Charitable	Reimbursement
Name	Plan ($)	Awards($)	Contributions ($)	Credit ($)	Total ($)
Bryan A. Giglia	46,000	92,802	4,300	5,000	148,102
Robert C. Springer	46,000	79,929	5,000	2,937	133,866
Aaron R. Reyes	46,000	17,112	—	2,082	65,194
Christopher G. Ostapovicz	46,000	37,481	5,000	2,796	91,277
David M. Klein	46,000	34,376	5,000	4,253	89,629

2025 Proxy Statement	63

2024 GRANTS OF PLAN-BASED AWARDS

The following table sets forth the information with respect to plan – based awards granted to the NEOs in 2024.

2024 GRANTS OF PLAN-BASED AWARDS TABLE

								All Other
								Stock
								Awards:	Grant Date
		Estimated Future Payouts			Estimated Future Payouts			Number of	Fair Value
		Under Non-Equity			Under Equity			Shares of	of Stock
		Incentive Plan Awards (1)			Incentive Plan Awards (2)			Stock or	and Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Awards
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#) (3)	($) (4)
Bryan A. Giglia
RSA	2/12/2024							55,970	602,237
RSU	2/12/2024				83,955	167,910	335,820		1,930,965
Annual Cash Bonus	n/a	472,500	945,000	1,417,500
Robert C. Springer
RSA	2/12/2024							44,310	476,776
RSU	2/12/2024				66,465	132,929	265,858		1,528,684
Annual Cash Bonus	n/a	388,125	776,250	1,164,375
Aaron R. Reyes
RSA	2/12/2024							22,155	238,388
RSU	2/12/2024				33,233	66,465	132,930		764,348
Annual Cash Bonus	n/a	225,000	450,000	675,000
Christopher G. Ostapovicz
RSA	2/12/2024							19,823	213,295
RSU	2/12/2024				29,734	59,468	118,936		683,882
Annual Cash Bonus	n/a	217,500	435,000	652,500
David M. Klein
RSA	2/12/2024							16,325	175,657
RSU	2/12/2024				24,487	48,974	97,948		563,201
Annual Cash Bonus	n/a	217,500	435,000	652,500
(1)	We pay a cash incentive bonus for performance under our Incentive Bonus Plan in February following the performance year if the performance criteria related to the Cash Incentive Bonus Objectives have been satisfied in the performance year. The actual amounts of the fiscal year 2024 performance cash incentive bonus are shown in the SCT in the “Non – Equity Incentive Plan Compensation” column. The Threshold, Target, and Maximum award opportunities shown under this heading are for 2024 performance. For our NEOs, the amounts are a multiple of each NEO’s base salary in 2024. See “Compensation Discussion and Analysis—2024 Compensation Decisions (Annual Cash Incentive Bonuses and Annual Equity Incentive Awards)” for a detailed description of the annual cash incentive bonuses.
(2)	The amounts reported in the Estimated Future Payouts Under Equity Incentive Plan Awards column represent the possible number of Performance RSUs that may vest based upon the level of achievement of the applicable performance measures. These estimated possible payouts for each NEO do not include dividend equivalent units that may vest, if at all, following the end of the performance period. The Performance RSUs have a three-year performance period and vest based on the Company’s TSR compared to Index Relative Performance. Threshold assumes that 50% of the RSUs awarded vest, Target assumes that 100% of the RSUs awarded vest, and Maximum assumes that 200% of the RSUs awarded vest. See “Compensation Discussion and Analysis—2024 Compensation Decisions (Annual Cash Incentive Bonuses and Annual Equity Incentive Awards)” for a detailed description of the Performance RSUs.
(3)	The amounts in this column represent the number of Time-Based RSAs granted to the NEOs in 2024. See “Compensation Discussion and Analysis—2024 Compensation Decisions (Annual Cash Incentive Bonuses and Annual Equity Incentive Awards)” for a detailed description of the Time-Based RSAs.
(4)	The grant date fair value for each of the Time-Based RSAs equals the number of Time-Based RSAs multiplied by the closing common stock price on the NYSE on the applicable grant date as reported in the table above, computed in accordance with ASC Topic 718. The amount shown for grant date fair value for each of the Performance RSUs is calculated using a Monte Carlo simulation valuation model in accordance with ASC

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2024 GRANTS OF PLAN-BASED AWARDS

Topic 718. For more information, including the assumptions used to calculate such values, please see Note 12 (“Incentive Award Plan”) to our audited financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2024.

2025 Proxy Statement	65

EMPLOYMENT AGREEMENTS

EMPLOYMENT AGREEMENTS (GIGLIA, SPRINGER, REYES, OSTAPOVICZ, AND KLEIN)

On August 29, 2022, we entered into amended and restated employment agreements with Messrs. Giglia, Springer, Ostapovicz, and Klein in order to reflect each NEO’s updated executive officer position and compensation (collectively, the “Amended and Restated Employment Agreements”). On August 29, 2022, we also entered into an employment agreement with Mr. Reyes (together with the Amended and Restated Employment Agreements, the “Employment Agreements”). Effective as of February 18, 2025, we amended and restated the Employment Agreements for Messrs. Giglia and Reyes pursuant to which their respective threshold, target, and maximum cash bonus opportunities, as a percentage of base salary, were increased as follows: Mr. Giglia’s percentages were increased from 67.5%, 135%, and 202.5% to 75%, 150%, and 225% and Mr. Reyes’ percentages were increased from 50%, 100%, and 150% to 57.5%, 115%, and 172.5%. No other changes were made to their Employment Agreements. A summary of the material terms of each Employment Agreement as in effect December 31, 2024, is below.

Each of the Employment Agreements will continue until terminated in accordance with its terms. Each of the Employment Agreements provides for an annual base salary, eligibility to earn an annual cash incentive bonus, eligibility to receive an annual equity award, and certain severance payments and benefits, each as described more fully below. In addition, each of the NEOs will be eligible to participate in welfare and fringe benefit plans, incentive plans and savings/retirement plans generally available to senior executives of the Company.

The Employment Agreements provide for the following initial annual base salaries: $600,000 for Mr. Giglia ($700,000 in 2024), $550,000 for Mr. Springer ($575,000 in 2024), $325,000 for Mr. Reyes ($450,000 in 2024), $400,000 for Mr. Ostapovicz ($435,000 in 2024), and $425,000 for Mr. Klein ($435,000 in 2024), all of which may be increased from time to time in the Company’s sole discretion as determined by the Compensation Committee. In addition, under the Employment Agreements, each NEO is eligible to earn an annual cash incentive bonus based on the attainment of individual and Company performance objectives as determined by the Compensation Committee with (i) a Threshold level equal to 67.5% of base salary for Messrs. Giglia and Springer, and 50% of base salary for Messrs. Reyes, Ostapovicz, and Klein, (ii) a Target level equal to 135% of base salary for Messrs. Giglia and Springer, and 100% of base salary for Messrs. Reyes, Ostapovicz, and Klein, and (iii) a Maximum level equal to 202.5% of base salary for Messrs. Giglia and Springer, and 150% of base salary for Messrs. Reyes, Ostapovicz, and Klein, with no guaranteed minimum (and any award may equal zero in any given year).

Pursuant to their respective Employment Agreements, each of the NEOs is eligible to receive severance payments and benefits in the event of certain terminations of his employment described below under “Potential Payments Upon Termination or Change in Control.” Each Employment Agreement also includes certain restrictive covenants, including non-solicitation and non-disparagement. In connection with entering into the Employment Agreements, each NEO also entered into an indemnification agreement with the Company providing that the Company will indemnify and advance expenses to him in the case of certain claims made against him by virtue of his position with the Company.

66	Sunstone Hotel Investors

OUTSTANDING EQUITY AWARDS AT 2024 FISCAL YEAR END

The following table sets forth information with respect to outstanding RSAs and RSUs held by the NEOs as of December 31, 2024.

OUTSTANDING EQUITY AWARDS AT 2024 FISCAL YEAR END TABLE

		Stock Awards
					Equity Incentive		Equity Incentive Plan
		Number of		Market Value	Plan Awards:		Awards: Market or
		Shares of		of Shares of	Number of Unearned		Payout Value of
		Stock That		Stock That	Shares, Units		Unearned Shares, Units
	Grant	Have Not		Have Not	or Other Rights That		or Other Rights That
Name	Date	Vested (#)(1)		Vested ($)(2)	Have Not Vested (#)		Have Not Vested ($)(2)
Bryan A. Giglia	2/12/2024	55,970		662,685	—		—
	2/12/2024	—		—	167,910	(3)	1,988,054
	2/09/2023	35,898		425,032	—		—
	2/09/2023	—		—	161,544	(3)	1,912,681
	3/07/2022	50,134		593,587	—		—
	3/07/2022	—		—	94,002	(4)	1,112,984
	2/10/2022	9,349		110,692	—		—
	2/10/2022	142,370	(5)	1,685,661	—		—
Robert C. Springer	2/12/2024	44,310		524,630	—		—
	2/12/2024	—		—	132,929	(3)	1,573,879
	2/09/2023	28,234		334,291	—		—
	2/09/2023	—		—	127,057	(3)	1,504,355
	3/07/2022	50,134		593,587	—		—
	3/07/2022	—		—	94,002	(4)	1,112,984
	2/10/2022	7,913		93,690	—		—
	2/10/2022	120,509	(5)	1,426,827	—		—
Aaron R. Reyes	2/12/2024	22,155		262,315	—		—
	2/12/2024	—		—	66,465	(3)	786,946
	2/09/2023	12,906		152,807	—		—
	2/09/2023	—		—	58,083	(3)	687,703
	2/10/2022	9,474		112,172	—		—
Christopher G. Ostapovicz	2/12/2024	19,823		234,704	—		—
	2/12/2024	—		—	59,468	(3)	704,101
	2/09/2023	13,712		162,350	—		—
	2/09/2023	—		—	61,713	(3)	730,682
	2/10/2022	5,889		69,726	—		—
	2/10/2022	89,683	(5)	1,061,847	—		—
David M. Klein	2/12/2024	16,325		193,288	—		—
	2/12/2024	—		—	48,974	(3)	579,852
	2/09/2023	12,260		145,158	—		—
	2/09/2023	—		—	55,179	(3)	653,319
	2/10/2022	5,152		61,000	—		—
	2/10/2022	78,472	(5)	929,108	—		—

2025 Proxy Statement	67

OUTSTANDING EQUITY AWARDS AT 2024 FISCAL YEAR END

(1)	The restricted stock awards listed in this column, excluding the 2022 Performance RSUs, are scheduled to vest as set forth below.

		Bryan A.	Robert C.	Aaron R.	Christopher G.	David M.
Grant Date	Vesting Date	Giglia	Springer	Reyes	Ostapovicz	Klein
2/10/2022	2/15/2025	9,349	7,913	9,474	5,889	5,152
3/07/2022	3/07/2025	6,267	6,267	—	—	—
3/07/2022	3/07/2026	6,267	6,267	—	—	—
3/07/2022	3/07/2027	37,600	37,600	—	—	—
2/09/2023	2/15/2025	17,949	14,117	6,453	6,856	6,130
2/09/2023	2/15/2026	17,949	14,117	6,453	6,856	6,130
2/12/2024	2/15/2025	18,658	14,772	7,387	6,609	5,443
2/12/2024	2/15/2026	18,656	14,769	7,384	6,607	5,441
2/12/2024	2/15/2027	18,656	14,769	7,384	6,607	5,441
		151,351	130,591	44,535	39,424	33,737

(2)	The market value of the unvested restricted shares of common stock is based on the closing common stock price of $11.84 on the NYSE on December 31, 2024.
(3)	Reflects Target performance for the applicable Performance RSUs. The Performance RSUs subject to the awards are eligible to vest based on RSR performance over a three-year Performance Period commencing on the applicable grant date. In the event that Company TSR is negative for the Performance Period, the percentage of RSUs subject to the Performance RSUs that vest will be reduced by 25%. For the 2023 Performance RSUs and 2024 Performance RSUs, RSR would have been achieved at the Maximum level had the applicable performance period ended as of December 31, 2024.
(4)	Represents the one-time awards of performance-based RSUs in connection with Mr. Giglia’s appointment as our CEO and Mr. Springer’s appointment as our President and Chief Investment Officer in March 2022 (“Promotion Performance RSUs”), which may be earned as to one-fifth of the RSUs subject to such award upon achievement of average closing share price targets of $13.50, $15.00, $16.50, $18.00 and $19.50, in each case, during a 20 consecutive trading day period prior to the fifth anniversary of the grant date, assuming that each such share price target is met. Earned RSUs will vest, subject to the NEO’s continued service, on the later of the date on which the price per share target is achieved during a five-year performance period commencing March 7, 2022 and ending on March 7, 2027 (the “Promotion Performance Period”), and the third anniversary of the grant date (“Promotion Vesting Date”).
(5)	Reflects actual performance for the 2022 Performance RSUs. The RSUs subject to the award are eligible to vest subject to approval by the Compensation Committee in January 2025 based on RSR performance over a three-year Performance Period which ended on December 31, 2024. The RSUs vested on January 30, 2025 between the Target and Maximum levels at 169.2% of Target.

68	Sunstone Hotel Investors

2024 OPTION EXERCISES AND STOCK VESTED

The following table sets forth information with respect to the vesting of restricted stock in 2024 for each NEO. The number of shares acquired on vesting and the value of those shares do not reflect the withholding of shares to satisfy federal and state income tax withholdings. No NEO held stock options or exercised any stock options during 2024.

2024 OPTION EXERCISES AND STOCK VESTED TABLE

	Stock Awards
	Number of Shares	Value
	Acquired on	Realized Upon
Name	Vesting (#)	Vesting ($)(1)
Bryan A. Giglia	174,197	1,869,368
Robert C. Springer	147,559	1,583,627
Aaron R. Reyes	23,605	260,127
Christopher G. Ostapovicz	94,661	1,009,760
David M. Klein	92,480	987,797
(1)	Value realized upon vesting is calculated as the gross number of shares vested in January 2024, February 2024, March 2024 and September 2024 multiplied by the closing stock price on the vesting date on the NYSE ranging from $10.32 to $11.21.

2025 Proxy Statement	69

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Our NEOs are entitled to certain payments and benefits upon a qualifying termination of employment as defined in the Employment Agreements including a qualifying termination upon a change in control. The following discussion describes the payments and benefits to which our NEOs would have become entitled to upon a qualifying termination with and without a change in control, as applicable, occurring on December 31, 2024.

EMPLOYMENT AGREEMENTS (GIGLIA, SPRINGER, REYES, OSTAPOVICZ, AND KLEIN)

Pursuant to their respective Employment Agreements, if the Company terminates the applicable NEO’s employment without “cause” or the NEO terminates his employment for “good reason” (each as defined in the applicable NEO’s Employment Agreement), then, conditioned upon the NEO’s timely execution (and non-revocation) of a general release of claims, the NEO will be entitled to receive (i) a cash severance payment equal to the sum of: (A) two times the sum of: (x) the NEO’s annual base salary as in effect on the date of termination, and (y) the greater of the NEO’s Target annual bonus for the year in which the termination occurs and the actual annual bonus paid with respect to the last completed calendar year preceding the termination date, (B) any earned but unpaid annual bonus for a prior calendar year, and (C) a pro-rated bonus for the year in which such termination occurs (based on the NEO’s Target level bonus), and (ii) Company-paid continued health insurance coverage for himself and his eligible family members for up to 18 months following the termination date. In addition, Company equity awards that vest solely based on the NEO’s continued employment or service will vest and become exercisable in full.

Pursuant to their respective Employment Agreements, if the applicable NEO’s employment is terminated by reason of death or “disability”, he (or his estate) will be entitled to receive (i) an amount equal to the sum of (A) 100% of his annual base salary then in effect, (B) any earned but unpaid annual bonus for the calendar year preceding the year in which such termination occurs, and (C) a pro-rated bonus for the calendar year in which the death or “disability” occurs (based on the NEO’s Target bonus), (ii) accelerated vesting of all outstanding time-based RSA awards, and (iii) Company-paid continued health insurance coverage for himself and/or his eligible family members for up to 18 months following the termination date.

We believe that job security and terminations of employment are causes of significant concern and uncertainty for senior executives and that providing protections to our NEOs in these contexts is therefore appropriate in order to alleviate these concerns and allow the executives to remain focused on their duties and responsibilities to our Company in all situations.

EQUITY AWARD AGREEMENTS (GIGLIA, SPRINGER, REYES, OSTAPOVICZ, AND KLEIN)

Performance RSUs

Pursuant to the applicable award agreements, if an NEO’s service is terminated by the Company without “cause”, by the NEO for “good reason”, or due to the NEO’s death or “disability” (each as defined in the applicable award agreement), in any case, prior to the completion of the applicable Performance Period, the Performance RSU Awards will vest with respect to a number of RSUs equal to the number of RSUs which would have vested based on actual performance as of and assuming the completion of the applicable Performance Period as of the date of such termination, prorated based on the number of days during the applicable Performance Period through and including the date of such termination, upon the administrators’ determination, within 45 days following the date of the NEO’s termination of service. Any such RSUs that do not become fully vested in accordance with the preceding sentence upon the administrators’ determination will be cancelled and forfeited by the NEO.

In addition, in the event that (i) a change in control of the Company occurs prior to the completion of the applicable Performance Period, (ii) the NEO has not incurred a termination of service prior to such change in control and (iii) the Performance RSU Awards are not converted, assumed or replaced by the surviving entity in such change in control, the Performance RSU Awards will vest with respect to a number of RSUs equal to the number of RSUs

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

which would have vested based on actual performance levels as of, and assuming the completion of, the applicable Performance Period as of the date of such change in control. Any such RSUs that have not fully vested as of the date on which the change in control occurs will be cancelled and forfeited by the NEO.

Promotion Time-Based RSAs

Pursuant to the applicable award agreements for the one-time awards of time-based RSAs in connection with Messrs. Giglia and Springer’s appointment as our CEO and President and Chief Investment Officer, respectively, in March 2022 (“Promotion Time-Based RSAs”), in the event of a change in control of the Company or a termination of Mr. Giglia’s and/or Mr. Springer’s, as applicable, service by the Company without “cause” or by Mr. Giglia and/or Mr. Springer, as applicable, for “good reason”, the shares subject to the Promotion Time-Based RSAs will vest in full. Except as provided in the foregoing sentence, unless the Compensation Committee determines otherwise, upon termination of Mr. Giglia’s and/or Mr. Springer’s, as applicable, service with the Company (e.g. death or “disability”), all unvested Promotion Time-Based RSAs will be forfeited.

Promotion Performance RSUs

Pursuant to the applicable award agreements, if Mr. Giglia’s and/or Mr. Springer’s, as applicable, service is terminated by the Company without “cause”, by Mr. Giglia and/or Mr. Springer, as applicable, for “good reason”, or due to death or “disability”, in each case, prior to the completion of the applicable Performance Period, the Promotion Performance RSUs will vest with respect to a number of RSUs equal to the number of RSUs which would have vested based on actual achievement of stock price targets as of the date of such termination and assuming the Promotion Vesting Date occurred as of the date of such termination. Any such RSUs that are not fully earned and vested as of the date on which such termination occurs will be cancelled and forfeited by Mr. Giglia and/or Mr. Springer, as applicable.

In addition, pursuant to the applicable award agreements, in the event that a change in control of the Company occurs prior to the completion of the Performance Period, if Mr. Giglia and/or Mr. Springer, as applicable, has not incurred a termination of service prior to such change in control and the Promotion Performance RSUs are not converted, assumed or replaced by the surviving entity in such change in control, the Promotion Performance RSUs will vest with respect to a number of RSUs equal to the number of RSUs which would have vested based on actual achievement of stock price targets as of the date of such change in control and assuming the Promotion Vesting Date occurred as the date of such change in control. Any such RSUs that are not fully earned and vested as of the date on which the change in control occurs will be cancelled and forfeited by Mr. Giglia and/or Mr. Springer, as applicable.

SEPARATION AGREEMENT (OSTAPOVICZ)

In connection with a restructuring of our executive team, the Company determined to eliminate the position of Chief Operating Officer from its management structure. As a result, Mr. Ostapovicz’s employment as Chief Operating Officer of the Company was terminated by the Company without cause, effective January 21, 2025. In connection with his departure, the Company and Mr. Ostapovicz entered into a Separation Agreement and General Release (the “Separation Agreement”) pursuant to which, subject to Mr. Ostapovicz’s execution and non-revocation of a general release of claims and his continued compliance with certain terms and conditions set forth in the Separation Agreement, Mr. Ostapovicz received: (i) a cash payment in an amount equal to two times the sum of Mr. Ostapovicz’s base salary and target bonus for 2024, (ii) accelerated vesting of restricted stock and performance-vesting restricted stock unit awards covering an aggregate of 132,270 shares of the Company’s common stock, and (iii) continued health insurance coverage under COBRA for Mr. Ostapovicz, his spouse and dependents for up to eighteen months.

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

POTENTIAL PAYMENTS

The following table summarizes the amounts that would have been paid to each of Messrs. Giglia, Springer, Reyes, Ostapovicz, and Klein in connection with the events listed below, assuming such events occurred on December 31, 2024.

			Health		Unvested
	Severance		Insurance		Stock
Name	Amount ($)		Coverage ($)		Awards ($)		Total ($)
Bryan A. Giglia
By Company for “Cause” or By Executive without “Good Reason”	—		—		—		—
By Company without “Cause” or By Executive with “Good Reason”	4,235,000	(1)	55,970	(2)	7,670,139	(3)	11,961,109
Death or "Disability"	1,645,000	(4)	55,970	(2)	7,076,552	(5)	8,777,522
By Company without “Cause” or By Executive for “Good Reason” upon a Change in Control	4,235,000	(1)	55,970	(2)	11,757,247	(6)	16,048,217
Robert C. Springer
By Company for “Cause” or By Executive without “Good Reason”	—		—		—		—
By Company without “Cause” or By Executive with “Good Reason”	3,597,614	(1)	63,903	(2)	6,284,670	(3)	9,946,187
Death or "Disability"	1,351,250	(4)	63,903	(2)	5,691,084	(5)	7,106,237
By Company without “Cause” or By Executive for “Good Reason” upon a Change in Control	3,597,614	(1)	63,903	(2)	9,513,340	(6)	13,174,857
Aaron R. Reyes
By Company for “Cause” or By Executive without “Good Reason”	—		—		—		—
By Company without “Cause” or By Executive with “Good Reason”	2,250,000	(1)	16,606	(2)	2,041,375	(3)	4,307,981
Death or "Disability"	900,000	(4)	16,606	(2)	2,041,375	(5)	2,957,981
By Company without “Cause” or By Executive for “Good Reason” upon a Change in Control	2,250,000	(1)	16,606	(2)	3,610,105	(6)	5,876,711
Christopher G. Ostapovicz
By Company for “Cause” or By Executive without “Good Reason”	—		—		—		—
By Company without “Cause” or By Executive with “Good Reason”	2,204,584	(1)	57,330	(2)	3,121,756	(3)	5,383,670
Death or "Disability"	870,000	(4)	57,330	(2)	3,121,756	(5)	4,049,086
By Company without “Cause” or By Executive for “Good Reason” upon a Change in Control	2,204,584	(1)	57,330	(2)	4,606,961	(6)	6,868,875
David M. Klein
By Company for “Cause” or By Executive without “Good Reason”	—		—		—		—
By Company without “Cause” or By Executive with “Good Reason”	2,225,750	(1)	70,160	(2)	2,717,393	(3)	5,013,303
Death or "Disability"	870,000	(4)	70,160	(2)	2,717,393	(5)	3,657,553
By Company without “Cause” or By Executive for “Good Reason” upon a Change in Control	2,225,750	(1)	70,160	(2)	3,976,998	(6)	6,272,908
(1)	Pursuant to the terms of each NEO’s Employment Agreement, if the NEO’s employment with the Company is terminated by the Company without “cause” or by the executive for “good reason”, the severance payment is the sum of the following: (A) (1) earned but unpaid base salary, (2) accrued but unpaid vacation pay through the date of termination, and (3) any vested amounts due under any plan, program or policy of the Company, to the extent not previously paid (if any) (together, the “Accrued Obligations”); and (B) a severance amount equal to the sum of: (1) two times the sum of (i) the NEO’s base salary in effect on the date of termination (which was $700,000, $575,000, $450,000, $435,000, and $435,000 for Messrs. Giglia, Springer, Reyes, Ostapovicz, and Klein, respectively, in 2024), and (ii) the greater of (x) the target annual cash bonus (which was $945,000, $776,250, $450,000, $435,000, and $435,000 for Messrs. Giglia, Springer, Reyes, Ostapovicz, and Klein, respectively, in 2024) and (y) the actual annual cash bonus paid to the NEO with respect to the last full calendar year immediately preceding the date of termination (which was $944,684, $835,682, $441,637, $449,792, and $460,375 for Messrs. Giglia, Springer, Reyes, Ostapovicz, and Klein, respectively, in 2023), and (2) a pro-rata portion of the annual cash bonus for the partial calendar year in which the date of termination occurs, determined by multiplying the target annual cash bonus (which was $945,000, $776,250, $450,000, $435,000, and $435,000 for Messrs. Giglia, Springer, Reyes, Ostapovicz, and Klein, respectively, in 2024) by a fraction, the numerator of which is the number of days elapsed in the calendar year through the date of termination and the denominator of which is 365. The severance figure in the table does not include any Accrued Obligations.

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

(2)	Pursuant to the terms of each NEO’s Employment Agreement, the Company shall provide group health coverage for the NEO and his eligible family members for a period of up to 18 months after termination. The health insurance coverage amount reflects 18 months of monthly premium totaling $55,970, $63,903, $16,606, $57,330, $70,160 for Messrs. Giglia, Springer, Reyes, Ostapovicz, and Klein, respectively, in 2024.
(3)	Pursuant to the terms of each NEO’s Employment Agreement, if the NEO’s employment with the Company is terminated by the Company without “cause” or by the executive for “good reason”, the portion of any then-outstanding restricted stock and other equity awards that vest solely based on the NEO’s continued employment or service will vest and become exercisable in full. In addition, pursuant to the applicable award agreements, if an NEO’s service is terminated by the Company without “cause” or by the NEO for “good reason”, prior to the completion of the applicable Performance Period, the Performance RSU Awards will vest with respect to a number of RSUs equal to the number of RSUs which would have vested based on actual performance as of and assuming the completion of the applicable Performance Period as of the date of such termination, prorated based on the number of days during the applicable Performance Period through and including the date of such termination. For Messrs. Giglia and Springer, the shares subject to the Promotion Time-Based RSAs will vest in full and the Promotion Performance RSUs will vest with respect to a number of RSUs equal to the number of RSUs which would have vested based on actual achievement of stock price targets as of the date of such termination and assuming the Promotion Vesting Date occurred as the date of such termination. Amounts reported are based on the closing common stock price of $11.84 on the NYSE as of December 31, 2024 and include dividend equivalents payable with respect to the Performance RSU Awards.
(4)	Pursuant to the terms of each NEO’s Employment Agreement, if the NEO’s employment with the Company is terminated by reason of death or “disability”, he or, as appropriate, his estate or beneficiaries will be paid a severance amount equal to the sum of: (i) the Accrued Obligations, (ii) 100% of his annual base salary then in effect (which was $700,000, $575,000, $450,000, $435,000, and $435,000 for Messrs. Giglia, Springer, Reyes, Ostapovicz, and Klein, respectively, in 2024) and (iii) a pro-rata portion of the annual cash bonus for the partial calendar year in which the date of termination occurs, determined by multiplying the target annual cash bonus (which was $945,000, $776,250, $450,000, $435,000, and $435,000 for Messrs. Giglia, Springer, Reyes, Ostapovicz, and Klein, respectively, in 2024) by a fraction, the numerator of which is the number of days elapsed in the calendar year through the date of termination and the denominator of which is 365. The severance figure in the table does not include any Accrued Obligations.
(5)	Pursuant to the terms of each NEO’s Employment Agreement, if the NEO’s employment with the Company is terminated by reason of death or “disability”, he or, as appropriate, his estate or beneficiaries will fully vest in all then-outstanding restricted stock and other equity awards to the extent such outstanding awards, excluding the Promotion Time-Based RSAs, were scheduled to vest solely based on the passage of time and the NEO’s continued employment or service with the Company. In addition, pursuant to the applicable award agreements, if an NEO’s service is terminated by reason of death or “disability” prior to the completion of the applicable Performance Period, the Performance RSU Awards will vest with respect to a number of RSUs equal to the number of RSUs which would have vested based on actual performance as of and assuming the completion of the applicable Performance Period as of the date of such termination, prorated based on the number of days during the applicable Performance Period through and including the date of such termination. For Messrs. Giglia and Springer, the Promotion Performance RSUs will vest with respect to a number of RSUs equal to the number of RSUs which would have vested based on actual achievement of stock price targets as of the date of such termination and assuming the Promotion Vesting Date occurred as the date of such termination. Amounts reported are based on the closing common stock price of $11.84 on the NYSE as of December 31, 2024 and include dividend equivalents payable with respect to the Performance RSU Awards.
(6)	Pursuant to the terms of each NEO’s Employment Agreement, if the executive’s employment with the Company is terminated by the Company without “cause” or by the executive for “good reason” in connection with a change of control, the portion of any then-outstanding restricted stock and other equity awards that vest solely based on the NEO’s continued employment or service will vest and become exercisable in full. In addition, pursuant to the applicable award agreements, if an NEO’s service is terminated by the Company without “cause” or by the NEO for “good reason,” in connection with a change of control prior to the completion of the applicable Performance Period, the Performance RSU Awards will vest with respect to a number of RSUs equal to the number of RSUs which would have vested based on actual performance as of and assuming the completion of the applicable Performance Period as of the date of such termination, and such RSUs shall become fully vested.

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

For Messrs. Giglia and Springer, the shares subject to the Promotion Time-Based RSAs will vest in full and the Promotion Performance RSUs will vest with respect to a number of RSUs equal to the number of RSUs which would have vested based on actual achievement of stock price targets as of the date of such termination and assuming the Promotion Vesting Date occurred as the date of such change of control. Amounts reported are based on the closing common stock price of $11.84 on the NYSE as of December 31, 2024 and include dividend equivalents payable with respect to the Performance RSU Awards.

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PAY RATIO DISCLOSURE

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S - K, we are providing the following information regarding the relationship of the annual total compensation of our employees and the annual total compensation of Bryan A. Giglia, our CEO as of December 31, 2024. The pay ratio specified below is a reasonable estimate calculated in a manner that is intended to be consistent with Item 402(u) of Regulation S - K.

For 2024, our last completed fiscal year:

●	the median of the annual total compensation of all of our employees (other than our CEO) was $200,165; and
●	the annual total compensation of our CEO, as reported in the Summary Compensation Table included above in this Proxy Statement was $3,946,827.

Based on this information, for 2024, our CEO’s annual total compensation was 19.7 times that of the median of the annual total compensation of all of our employees (other than our CEO).

DETERMINING THE MEDIAN EMPLOYEE

Employee Population. We determined that, as of December 31, 2024, our employee population, excluding our CEO, consisted of 36 full-time employees.

Methodology for Determining Our Median Employee. To identify the median employee from our employee population, we reviewed the annual total compensation of each of our 36 employees in the same manner as calculated for the annual total compensation of our CEO.

COMPENSATION MEASURE AND ANNUAL TOTAL COMPENSATION OF MEDIAN EMPLOYEE

With respect to the annual total compensation of the median employee, we identified and calculated the elements of such employee’s compensation for 2024 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $200,165.

ANNUAL TOTAL COMPENSATION OF CEO

With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2024 Summary Compensation Table included in this Proxy Statement.

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PAY VERSUS PERFORMANCE DISCLOSURE

PAY VERSUS PERFORMANCE TABLE

	Summary Compensation						Average	Average	Value of Initial Fixed
	Table Total (1)			Compensation Actually Paid (2)			Summary	Compensation	$100 Investment
	PEO 1	PEO 2	PEO 3	PEO 1	PEO 2	PEO 3	Compensation	Actually	Based On:
	John V.	Douglas M.	Bryan A.	John V.	Douglas M.	Bryan A.	Table Total	Paid		Peer	Net Income	AFFO
	Arabia	Pasquale	Giglia	Arabia	Pasquale	Giglia	Non-PEO NEOs	Non-PEO NEOs	Company	Group	(Loss)	Per Share
Year	($)	($)	($)	($)	($)	($)	($) (3)	($) (3) (4)	TSR ($)	TSR ($) (5)	($ thousands)	($) (6)
2024	—	—	3,946,827	—	—	7,336,553	1,996,036	3,583,128	91.84	92.89	43,262	0.80
2023	—	—	4,065,496	—	—	4,271,146	2,186,607	2,288,186	80.68	94.79	206,708	0.95
2022	—	3,056,142	5,360,331	—	2,976,426	4,470,301	2,698,018	2,264,209	70.53	76.49	90,766	0.87
2021	8,161,442	2,913,754	—	8,457,333	2,891,832	—	1,933,105	2,304,828	84.75	90.32	32,995	0.09
2020	4,472,998	—	—	3,437,021	—	—	1,810,688	1,492,792	81.86	76.40	(410,506)	(0.68)
(1)	Amounts represent the compensation reported in the “Total” column for the applicable PEO in the SCT.
(2)	Amounts reported under Compensation Actually Paid (“CAP”) represent the amount of CAP to the applicable PEO, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to the applicable PEO during each year.
a.	Mr. Arabia separated from employment with the Company effective as of September 2, 2021 and Mr. Pasquale ceased to serve as Interim CEO upon the appointment of Mr. Giglia as CEO on March 7, 2022.
b.	In accordance with the requirements of Item 402(v) of Regulation S-K, the adjustments in the table below were made to the 2024 PEO’s total compensation presented to determine the CAP:

2024
Name	Bryan A. Giglia
SCT Total Compensation	$3,946,827
Minus Amounts Reported in SCT "Stock Awards" Column	(2,533,202)
Plus Fair Value at Fiscal Year ("FY") End of Stock Awards Granted During FY That Remain Unvested as of the End of the FY	3,742,154
Plus Change as of FY End (From the End of the Prior FY) in Fair Value of Outstanding and Unvested Stock Awards Granted in Prior FYs	2,180,540
Plus Change in Fair Value as of Vesting Date (From the End of the Prior FY) of Stock Awards Granted in Prior FYs For Which All Applicable Vesting Conditions Were Satisfied at the End of or During the Covered FY	234
CAP to PEO	$7,336,553

c.	Fair value or change in fair value, as applicable, of equity awards in the CAP columns was determined by (i) for time-based RSAs, the closing stock price on the applicable year-end date(s) or, in the case of awards vesting during the applicable year, the closing stock price on the applicable vesting date(s); and (ii) for performance-based RSUs, the same valuation methodology as the Performance RSUs in the SCT above, the fair value was calculated using a Monte Carlo simulation valuation model as of the applicable year-end date and including assumptions expected for volatility of our stock price, dividend yield, and risk-free rate.

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PAY VERSUS PERFORMANCE DISCLOSURE

(3)	The Non-PEO NEO’s include the individuals indicated in the table below for each fiscal year.

Year	Non-PEO NEOs
2024	Robert C. Springer, Aaron R. Reyes, Christopher G. Ostapovicz, and David M. Klein
2023	Robert C. Springer, Aaron R. Reyes, Christopher G. Ostapovicz, and David M. Klein
2022	Robert C. Springer, Aaron R. Reyes, Christopher G. Ostapovicz, and David M. Klein
2021	Bryan A. Giglia, Robert C. Springer, David M. Klein, Christopher G. Ostapovicz, and Marc A. Hoffman
2020	Bryan A. Giglia, Marc A. Hoffman, Robert C. Springer, and David M. Klein

(4)	Amounts reported under “Average Compensation Actually Paid” represent the amount of average CAP to the Average Non-PEO NEOs, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the Non-PEO NEOs during each year. In accordance with the requirements of Item 402(v) of Regulation S-K, the adjustments in the table below were made to the average Non-PEO NEOs total compensation for 2024 to determine the CAP:

2024
Name	Average Non-PEO NEOs
SCT Total Compensation	$1,996,036
Minus Amounts Reported in SCT "Stock Awards" Column	(1,161,058)
Plus Fair Value at Fiscal Year ("FY") End of Stock Awards Granted During FY That Remain Unvested as of the End of the FY	1,715,162
Plus Change as of FY End (From the End of the Prior FY) in Fair Value of Outstanding and Unvested Stock Awards Granted in Prior FYs	1,033,814
Plus Change in Fair Value as of Vesting Date (From the End of the Prior FY) of Stock Awards Granted in Prior FYs For Which all Applicable Vesting Conditions Were Satisfied at the End of or During the Covered FY	(826)
CAP to Average Non-PEO NEOs	$3,583,128

a.	Fair value or change in fair value, as applicable, of equity awards in the average CAP column was determined by (i) for time-based RSAs, the closing stock price on the applicable year-end date(s) or, in the case of awards vesting during the applicable year, the closing stock price on the applicable vesting date(s); and (ii) for performance-based RSUs, the same valuation methodology as the Performance RSUs in the SCT above, the fair value was calculated using a Monte Carlo simulation valuation model as of the applicable year-end date and including assumptions expected for volatility of our stock price, dividend yield, and risk-free rate.
(5)	For each applicable fiscal year, the cumulative Peer Group TSR (the “Peer Group TSR”) represents the FTSE Nareit Equity Lodging/Resorts Index.
(6)	AFFO per share is a non-GAAP measure. We compute the AFFO per share component by adjusting FFO, which we calculate in accordance with standards established by Nareit, for certain noncash or nonrecurring items. AFFO is then divided by our weighted average number of common shares outstanding, adjusted for the assumed issuance of all potentially dilutive shares, for each applicable year. For more information, see our “Non-GAAP Financial Measures” in Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations of our Annual Report on Form 10-K for the year ended December 31, 2024. Amortization of deferred stock compensation has been added to the Company adjustments to AFFO per share for 2020 and 2021 to conform to the current presentation.

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PAY VERSUS PERFORMANCE DISCLOSURE

TABULAR LIST OF MOST IMPORTANT PERFORMANCE MEASURES

The following list includes the most important performance measures used to link NEO compensation to our Company performance in 2024. See “Compensation Discussion and Analysis—2024 Compensation Decisions (Annual Cash Incentive Bonuses and Annual Equity Incentive Awards)” for a detailed description of the performance measures.

Most Important Performance Measures
Relative Total Stockholder Return
Adjusted Funds from Operations per Share
Capital Recycling

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PAY VERSUS PERFORMANCE DISCLOSURE

DESCRIPTION OF RELATIONSHIP BETWEEN PAY AND PERFORMANCE

These graphs compare the CAP to our PEOs and the average of the CAP to our remaining NEOs, with (i) our cumulative TSR and cumulative Peer Group TSR, (ii) our Net Income (Loss), and (iii) our AFFO per share for the fiscal years ended December 31, 2020, 2021, 2022, 2023, and 2024. The amounts shown in 2021 for PEO 1, Mr. Arabia, includes $7,569,546 additional expense related to his separation from employment with the Company.

(1)	The Company does not currently utilize Net Income (Loss) as a metric in its compensation program.

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DIRECTOR COMPENSATION

BOARD MEMBER CASH AND EQUITY-BASED COMPENSATION (2024)

Based on the 2024 FPC director compensation report (discussed below) and the Compensation Committee’s review and analysis, the Compensation Committee, together with all other members of the Board, approved the following compensation structure for our Board effective for the 2024 elected term and thereafter:

Audit Committee	Compensation Committee
Chair: $20,000	Chair: $20,000
Member: $10,000	Member: $10,000

Nominating and Corporate Governance Committee
Chair: $20,000
Member: $10,000

Meeting fees(2)	Board Chair
$1,500 per board or committee meeting in excess of 8 meetings	Receives an additional $60,000 cash retainer and $60,000 equity retainer
(1)	Annual equity retainer which vests upon grant.
(2)	No meeting fees for Board and Committee meetings are paid unless, in the applicable 12-month period, the aggregate number of Board meetings exceeds eight or the aggregate number of each Committee’s meetings exceeds eight (in which case participant members of the Board or any Committee will be paid $1,500 for each meeting in excess of eight).

Directors are entitled to reimbursement for expenses incurred in fulfilling their duties as our directors. In addition, directors are entitled to receive a maximum annual reimbursement credit of $5,000 for room and tax expenditures incurred at our hotels and resorts and may participate in our matching charitable gift program up to an annual maximum of $5,000.

2024 INDEPENDENT DIRECTOR COMPENSATION

	Fees Earned or	Stock	Matching Charitable
Name	Paid in Cash ($)(1)	Awards ($)(2)	Contributions ($)(3)	Total ($)
W. Blake Baird	97,500	100,942	—	198,442
Andrew Batinovich	87,500	100,942	—	188,442
Monica S. Digilio	97,500	100,942	—	198,442
Kristina M. Leslie	97,500	100,942	—	198,442
Murray J. McCabe	77,500	100,942	—	178,442
Verett Mims	77,500	100,942	—	178,442
Douglas M. Pasquale (4)	137,500	158,618	5,000	301,118
(1)	The amounts in this column represent cash compensation earned by the applicable director during 2024. Compensation for service on the Board and its Committees is payable quarterly in arrears.
(2)	The amounts in this column represent the grant date fair value for awards of fully vested stock made to the director in 2024 as prescribed by ASC Topic 718. To determine the number of shares granted to each director, the amount of the grant, $105,000 (or $165,000 in the case of Mr. Pasquale), was divided by the average closing price of the Company’s stock over the 20 trading days ending three trading days prior to the grant date.

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DIRECTOR COMPENSATION

(3)	The amounts in this column represent the aggregate annual cost to the Company of payments made in the form of charitable matching contributions.
(4)	The Compensation Committee reviewed Mr. Pasquale’s independent chair compensation in conjunction with the full Board compensation review and the 2024 FPC Board Compensation Report and concluded that no changes should be made.

INDEPENDENT REVIEW OF DIRECTOR COMPENSATION

The Compensation Committee is responsible for reviewing and making recommendations to the Board on compensation and benefits for the independent directors. The Compensation Committee generally reviews the compensatory arrangement for the independent directors biennially.

2024 FPC Board Compensation Report. During 2024, FPC’s report detailed the 2023 director compensation programs (as disclosed in the 2024 proxy statements) for two select groups of publicly - traded REITs comprised of (a) a hotel peer group consisting of 11 companies with implied total capitalizations at June 30, 2024 (as identified in the 2024 FPC Board Compensation Report) ranging from approximately $1.1 billion to $18.1 billion and (b) a size/geographic peer group consisting of 12 companies with implied total capitalizations at June 30, 2024 (as identified in the 2024 FPC Board Compensation Report) ranging from approximately $2.1 billion to $9.8 billion compared to the Company’s consolidated total capitalization of $3.2 billion. Findings from the 2024 FPC Board Compensation Report were used to set the 2024 independent director compensation for the 2024 elected term and thereafter.

Based on the 2024 FPC report and current market trends, the Compensation Committee determined to increase the annual cash retainer from $60,000 to $70,000 effective for the 2024 elected term and thereafter. No other changes were made to the independent directors’ compensation for 2024. Beginning in 2025, the annual equity retainer will increase from $105,000 to $115,000.

2025 Proxy Statement	81

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Since the beginning of fiscal year 2024, we have not entered into any related party transactions and there are no currently proposed related party transactions, in which we were or are to be a participant, where the amount involved exceeds $120,000, and any related person had or will have a direct or indirect material interest. We have adopted a written policy which provides that the approval of our Nominating and Corporate Governance Committee is required for any related party transaction involving us and any of our directors, officers or employees, or any entity in which any of our directors, officers or employees is employed by or has an interest of 5% or more. Our Nominating and Corporate Governance Committee may consider in its decision process, among other factors it deems appropriate, due inquiries of disinterested members of management, disinterested directors, and legal counsel.

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OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

APPOINTMENT OF ERNST & YOUNG LLP

The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the work of our independent registered public accounting firm. The committee has appointed Ernst & Young LLP as our independent registered public accounting firm, who will audit our consolidated financial statements for 2025 and the effectiveness of our internal control over financial reporting as of December 31, 2025. This appointment has been submitted to you for your ratification. The Audit Committee and the Board believe that the continued retention of Ernst & Young LLP as our independent registered public accounting firm is in the best interests of the Company and its stockholders. If you do not ratify the appointment of Ernst & Young LLP, the committee will reconsider their appointment. Representatives of Ernst & Young LLP will attend the Annual Meeting and will have an opportunity to speak and respond to your questions.

FEE INFORMATION

The aggregate fees billed for professional services provided by Ernst & Young LLP for 2024 and 2023 were as follows:

Description of Services	2024	2023
Audit Fees	$1,246,000	$1,328,000
Audit-Related Fees	—	—
Tax Fees	39,014	4,784
All Other Fees	—	—
Total Fees	$1,285,014	$1,332,784

In the above table, in accordance with the definitions of the SEC, “audit fees” are fees and expenses paid by us to Ernst & Young LLP for the audit of our consolidated financial statements included in our Annual Report on Form 10 - K and the review of the unaudited financial statements included in our quarterly reports on Form 10 - Q or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements, including in connection with public offerings of securities. “Audit fees” also include fees paid by us to Ernst & Young LLP for the audit of our internal control over financial reporting. In 2024 and 2023, audit fees, exclusive of out-of-pocket expenses, consisted primarily of $1,201,000 and $1,270,500, respectively, for the full - year audit, quarterly reviews and the audit of our internal control over financial reporting and $45,000 and $57,500, respectively, for services related to statutory and regulatory filings and public offerings.

“Audit-related Fees” are fees billed by Ernst & Young LLP for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. “Tax Fees” are fees billed by Ernst & Young LLP that relate to tax consulting and advisory services. “All Other Fees” are fees billed by Ernst & Young LLP to us for any services not included in the first three categories.

AUDIT COMMITTEE PRE - APPROVAL POLICIES AND PROCEDURES

Our Audit Committee has adopted a pre - approval policy requiring that the Audit Committee pre - approve all audit and permissible non - audit services to be performed by Ernst & Young LLP. Any proposed service that has received pre - approval but which will exceed pre - approved cost limits will require separate pre - approval by the Audit Committee. The Audit Committee has delegated to its chair the authority to grant the required approvals for all audit and permissible non - audit services to be performed by Ernst & Young LLP, provided that the chair reports the details of the exercise of any such delegated authority at the next meeting of the Audit Committee. All services performed by the independent registered public accounting firm in 2024 were approved by the Audit Committee pursuant to its pre - approval policy.

2025 Proxy Statement	83

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of Sunstone’s filings under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this report by reference.

The Audit Committee (the “Committee”) of the Board of Directors (“Board”) of Sunstone Hotel Investors, Inc. (“Sunstone” or the “Company”) is composed of three directors, each of whom meet the independence and other requirements of the New York Stock Exchange, and all of whom qualify as “audit committee financial experts” within the meaning of Item 401(e) of Regulation S-K of the Sarbanes-Oxley Act of 2002. The Committee operates under a written charter adopted by the Board that outlines its responsibilities and the practices it follows. You can view the charter in the Corporate Governance section of our website at www.sunstonehotels.com. The Committee reviews and assesses the adequacy of its charter at least annually and, when appropriate, recommends changes to the Board to reflect the evolving role of the Committee.

Sunstone’s management has responsibility for preparing the Company’s financial statements, including the Company’s internal control over financial reporting. Ernst & Young LLP (“Ernst & Young”), acting as independent registered public accountants, is responsible for performing an audit of the Company’s annual consolidated financial statements in accordance with generally accepted accounting principles (“GAAP”) and for issuing a report on those statements. Ernst & Young is also responsible for auditing Sunstone’s effectiveness of internal controls over financial reporting and issuing a report thereon. The Committee is responsible for the integrity of the Company’s financial statements and internal control structure on behalf of the Board. The Committee met four times during 2024, including regular meetings with Ernst & Young and the internal auditor, both privately and with management present. In addition, before each Committee meeting, the Chair of the Committee holds a discussion with the Ernst & Young audit partner.

In fulfilling its oversight responsibilities, the Committee reviewed and discussed with management and Ernst & Young the audited financial statements for the year ended December 31, 2024, as well as the interim financial statements for the periods ended March 31, 2024, June 30, 2024, and September 30, 2024. These reviews included a discussion:

●	of critical accounting policies of the Company and potential or planned future changes to accounting standards and any impact their implementation could have on the Company’s financial statements;
●	of the reasonableness of significant financial reporting estimates and judgments made in connection with the financial statements, including the quality (and not just acceptability) of the Company’s accounting policies;
●	with the Company’s internal and independent auditors of the scope for their respective audits, the results of their respective reviews and their evaluations of the overall quality of the Company’s internal controls and financial reporting;
●	of the written disclosures and the letter from Ernst & Young that is required by the Public Company Accounting Oversight Board (“PCAOB”) regarding the independent accountant’s communications with the Committee concerning independence; and
●	of the potential effects of regulatory and accounting initiatives on the Company’s financial statements.

The Committee has also discussed with the independent auditors the matters required to be discussed under PCAOB Auditing Standard No. 1301, “Communications with Audit Committees.” In addition, the Committee has received the written disclosures and the letter from the independent accountant required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence and has discussed with the independent auditors the auditors’ independence from Sunstone and its management, including the matters in the written disclosures and letter required by applicable requirements of the PCAOB.

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REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Among other matters, the Committee also:

●	reviewed the level of fees paid relative to fees paid by peers and companies of similar size and geographic location, and engaged the internal and independent auditor and appointed Ernst & Young to serve in the capacity of independent auditor during 2024;
●	reviewed Ernst & Young’s performance, qualifications, technical expertise, efficiency of services provided, knowledge of the Company’s operations and industry and quality control procedures in its determination to recommend the retention of Ernst & Young, including reviewing reports on Ernst & Young provided by the PCAOB and reviewing Ernst & Young’s performance from the perspective of the members of senior management;
●	reviewed and approved the Company’s policy for the pre - approval of audit and permitted non - audit services by the independent auditor and reviewed and approved fees and services;
●	consulted with management and Ernst & Young with respect to the Company’s processes for risk assessment including meetings between the Chair of the Committee and the lead audit partner;
●	reviewed significant legal developments which affect or could affect the Company;
●	reviewed the Company’s cybersecurity policies, procedures and systems in-place to protect the Company’s financial and other proprietary data, including oversight of the Company’s enhanced financial system implementation;
●	reviewed the enterprise risk management assessment and the status of the Company’s identified risks;
●	reviewed communications from and management’s responses to governmental agencies for matters of material significance, if applicable;
●	reviewed and approved the type and presentation of information, including earnings guidance, to be included in the Company’s earnings releases and financial supplemental disclosures; and
●	reviewed and responded to any calls placed on the third-party managed Sunstone Business Conduct and Ethics Hotline.

Members of the Committee are not full - time employees of Sunstone and are not performing the functions of auditors or accountants. As such, it is not the duty or responsibility of the Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards. Members of the Committee necessarily rely on the information provided to them by management, the internal auditor, and the independent accountants. Accordingly, the Committee’s considerations and discussions referred to above do not ensure that the audit of the Company’s financial statements has been carried out in accordance with GAAP or that the Company’s auditors are in fact “independent.”

In reliance on the reviews and discussions referred to above, and subject to the limitations on the role and responsibilities of the Committee referred to above and in the Committee charter, the Committee recommended to the Board the inclusion of the audited financial statements in Sunstone’s 2024 Annual Report on Form 10 - K for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE:

Kristina M. Leslie, Chair
Andrew Batinovich
Verett Mims

March 19, 2025

2025 Proxy Statement	85

MISCELLANEOUS

STOCKHOLDER PROPOSALS FOR THE 2026 ANNUAL MEETING

Stockholder proposals intended to be presented at the 2026 Annual Meeting pursuant to SEC Rule 14a-8 must be received by the Secretary of Sunstone no later than 5:00 p.m. Pacific Time on November 19, 2025, to be considered for inclusion in our proxy statement and proxy card relating to the 2026 Annual Meeting. In addition, any stockholder who wishes to propose a nominee to the Board or submit any other matter to a vote at the 2026 Annual Meeting (other than a stockholder proposal included in our proxy materials pursuant to SEC Rule 14a-8) must deliver such information to our Secretary no earlier than October 20, 2025 and no later than 5:00 p.m. Pacific Time on November 19, 2025 and must comply with the other provisions and requirements of Article II, Section 2.11 of our then current bylaws, which are on file with the SEC and may be obtained from our Secretary upon request. Additionally, any stockholder who wishes to propose a nominee to the Board for inclusion in our proxy materials for the 2026 Annual Meeting pursuant to our proxy access bylaw must deliver such information to our Secretary no earlier than October 20, 2025 and no later than 5:00 p.m. Pacific Time on November 19, 2025 and must comply with the other provisions and requirements of Article II, Section 2.16 of our then current bylaws, which are on file with the SEC and may be obtained from our Secretary upon request.

We intend to file the Proxy Statement and a white proxy card with the SEC in connection with our solicitation of proxies for our 2026 Annual Meeting of Stockholders. Stockholders may obtain the Proxy Statement (and any amendments and supplements thereto) and other documents as and when filed by the Company with the SEC without charge from the SEC’s website at: www.sec.gov.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements with respect to two or more stockholders sharing the same address by delivering a single Proxy Statement, Annual Report or Notice Card, as applicable, addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies. A number of brokers with account holders who are stockholders may be householding the Company’s proxy materials. If you receive a householding notification from your broker, a single set of proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received by your broker. Once you receive notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise. Stockholders who currently receive multiple copies of the proxy materials at their address and would like to request householding of their communications should contact their broker. In addition, if you receive a householding notification and wish to receive a separate Proxy Statement, Annual Report or Notice Card, as applicable, at your address, you should also contact your broker directly.

If you wish to receive a separate set of proxy materials for the 2025 Annual Meeting, we will deliver them promptly upon request sent to Sunstone Hotel Investors, Inc., 15 Enterprise, Suite 200, Aliso Viejo, California 92656, Attention: Secretary.

OTHER MATTERS TO COME BEFORE THE ANNUAL MEETING

The Board knows of no other matters to be presented for stockholder action at the Annual Meeting. If any other matters are properly presented at the meeting for action, it is intended that the persons named in the proxies will vote upon such matters in accordance with their discretion.

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MISCELLANEOUS

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of our Compensation Committee is or has been a former or current executive officer or employee of the Company. During 2024, no member of the Compensation Committee had a relationship that must be described under the SEC rules relating to disclosure of related person transactions.

None of our executive officers served as a director or member of a compensation committee (or other committee serving an equivalent function) of any other entity whose executive officers served as a director or member of our Compensation Committee during the fiscal year ended December 31, 2024.

OTHER INFORMATION

Sunstone will pay the cost of its proxy solicitation. We also expect that some of our employees may solicit Sunstone stockholders personally and by telephone. None of these employees will receive any additional or special compensation for doing this. We may engage the services of a proxy solicitation firm to assist in the solicitation of proxies. Sunstone will pay all costs associated with any engagement of a proxy solicitation firm, which we estimate would not exceed $25,000.

By Order of the Board of Directors

Bryan A. Giglia
Chief Executive Officer and Director

Aliso Viejo, California
March 19, 2025

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EXHIBITS

EXHIBIT A

FIRST AMENDMENT TO

SUNSTONE HOTEL INVESTORS, INC. AND SUNSTONE HOTEL PARTNERSHIP, LLC 2022 INCENTIVE AWARD PLAN

THIS FIRST AMENDMENT TO SUNSTONE HOTEL INVESTORS, INC. AND SUNSTONE HOTEL PARTNERSHIP, LLC 2022 INCENTIVE AWARD PLAN (this “First Amendment”), is made and adopted by the Board of Directors (the “Board”) of Sunstone Hotel Investors, Inc a Maryland corporation (the “Company”), on March 12, 2025, effective as of the date of the Company’s 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”), provided that it is approved by the Company’s stockholders on that date (the “Amendment Date”).  Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Plan (as defined below).

RECITALS

WHEREAS, the Company maintains the Sunstone Hotel Investors, Inc. and Sunstone Hotel Partnership, LLC 2022 Incentive Award Plan (as amended, the “Plan”);

WHEREAS, pursuant to Section 10.1 of the Plan, the Plan may be wholly or partially amended at any time or from time to time by the Board, provided that any amendment that increases the number of shares of Company common stock available for issuance thereunder shall require approval by the Company’s stockholders within twelve months before or after that action by the Board; and

WHEREAS, the Company desires to amend the Plan as set forth herein.

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended as set forth herein, effective as of the date of the 2025 Annual Meeting, provided that the First Amendment is approved by the Company’s stockholders on that date.

AMENDMENT

1.	Section 3.1 (a). Section 3.1(a) of the Plan is hereby deleted and replaced in its entirety with the following:

“(a) Subject to Section 3.1(b) and Section 10.2 hereof, the maximum aggregate number of Shares which may be issued or transferred pursuant to Awards under the Plan is the sum of (i) 9,250,000 Shares and (ii) any Shares which are subject to Prior Plan Awards which become available for issuance under the Plan pursuant to Section 3.1(b) hereof (the “Share Limit”).  In order that the applicable regulations under the Code relating to Incentive Stock Options be satisfied, the maximum number of Shares that may be issued under the Plan upon the exercise of Incentive Stock Options shall be 9,250,000.  Each LTIP Unit issued pursuant to an Award shall count as one Share for purposes of calculating the aggregate number of Shares available for issuance under the Plan as set forth in this Section 3.1(a) and for purposes of calculating the Individual Award Limits set forth in Section 3.3 hereof.  As of the Effective Date, no further awards shall be granted under the Prior Plan; provided, however, that awards outstanding under the Prior Plan as of the Effective Date shall remain outstanding and subject to the terms of the Prior Plan and the applicable award agreement governing such awards.”

2.	This First Amendment shall be and, as of the Amendment Date, is hereby incorporated in and forms a part of the Plan.

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3.	Except as expressly provided herein, all terms and provisions of the Plan shall remain in full force and effect.

[Signature Page Follows]

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EXHIBITS

I hereby certify that the foregoing First Amendment was duly adopted by the Board of Directors of Sunstone Hotel Investors, Inc. on March 12, 2025, and approved by the stockholders of Sunstone Hotel Investors, Inc. on May 1, 2025.

Executed on this __ day of ________, 2025.

Name: Bryan A. Giglia
Title: Chief Financial Officer

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EXHIBITS

EXHIBIT B

SUNSTONE HOTEL INVESTORS, INC. AND SUNSTONE HOTEL PARTNERSHIP, LLC
2022 INCENTIVE AWARD PLAN (2022 PLAN)

ARTICLE 1.    PURPOSE

The purpose of the Sunstone Hotel Investors, Inc. and Sunstone Hotel Partnership, LLC 2022 Incentive Award Plan (the “Plan”) is to promote the success and enhance the value of Sunstone Hotel Investors, Inc., a Maryland corporation (the “Company”), and Sunstone Hotel Partnership, LLC (the “Partnership”) by linking the individual interests of Employees, Consultants and members of the Board to those of the Company’s stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to the Company’s stockholders.  The Plan is further intended to provide flexibility to the Company, the Partnership and their subsidiaries in their ability to motivate, attract, and retain the services of those individuals upon whose judgment, interest, and special effort the successful conduct of the Company’s and the Partnership’s operation is largely dependent.

ARTICLE 2.    DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise.  The singular pronoun shall include the plural where the context so indicates.

2.1.

“Administrator” shall mean the entity that conducts the general administration of the Plan as provided in Article 9.  With reference to the duties of the Administrator under the Plan which have been delegated to one or more persons pursuant to Section 9.6 hereof, or which the Board has assumed, the term “Administrator” shall refer to such person(s) unless the Committee or the Board has revoked such delegation or the Board has terminated the assumption of such duties.

2.2.	“Affiliate” shall mean the Partnership, any Parent or any Subsidiary.
2.3.

“Applicable Accounting Standards” shall mean Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company’s financial statements under United States federal securities laws from time to time.

2.4.

“Applicable Law” shall mean any applicable law, including without limitation, (a) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; (b) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether federal, state, local or foreign; and (c) rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded.

2.5.

“Award” shall mean an Option, a Restricted Stock award, a Dividend Equivalent award, a Stock Payment award, a Restricted Stock Unit award, an Other Incentive Award, an LTIP Unit award or a Stock Appreciation Right, which may be awarded or granted under the Plan.

2.6.

“Award Agreement” shall mean any written notice, agreement, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine, consistent with the Plan.

2.7.	“Board” shall mean the Board of Directors of the Company.

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EXHIBITS

2.8.	“Change in Control” means the occurrence of any one of the following events:
(a)	any person is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the total voting power of the Company’s then outstanding securities generally eligible to vote for the election of directors (the “Company Voting Securities”); provided,  however, that any of the following acquisitions shall not be deemed to be a Change in Control: (1) by the Company or any subsidiary or affiliate, (2) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary or affiliate, (3) by any underwriter temporarily holding securities pursuant to an offering of such securities, or (4) pursuant to a Non-Qualifying Transaction (as defined in paragraph (b));

(b)	the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its subsidiaries or affiliates that requires the approval of the Company’s stockholders whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination:
(i)	more than 50% of the total voting power of (x) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 95% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination;
(ii)	no person (other than any employee benefit plan (or any related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of securities of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) representing 50% of the total voting power of the securities then outstanding generally eligible to vote for the election of directors of the Parent Corporation (or the Surviving Corporation); and
(iii)	at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination;

(any Business Combination which satisfies all of the criteria specified in (i), (ii) and (iii) above shall be deemed to be a “Non-Qualifying Transaction”);

(c)	individuals who, as of the Effective Date, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;
(d)	the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company; or

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(e)	the consummation of a sale of all or substantially all of the Company’s assets to an entity that is not an affiliate of the Company (other than pursuant to a Non-Qualifying Transaction).

Notwithstanding the foregoing, (i) a Change in Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 50% of Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided,  that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur, and (ii) if a Change in Control constitutes a payment event with respect to any Award (or portion of any Award) that provides for the deferral of compensation that is subject to Section 409A of the Code (“Section 409A”), to the extent required to avoid the imposition of additional taxes under Section 409A, the transaction or event described above with respect to such Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5) .

The Administrator shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.

2.9.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, together with the regulations and official guidance promulgated thereunder, whether issued prior or subsequent to the grant of any Award.

2.10.	“Committee” shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board described in Article 11 hereof.
2.11.	“Common Stock” shall mean the common stock of the Company, par value $0.01 per share.
2.12.	“Company” shall mean Sunstone Hotel Investors, Inc., a Maryland corporation.
2.13.

“Consultant” shall mean any consultant or advisor of the Company, the Partnership or any Subsidiary who qualifies as a consultant or advisor under the applicable rules of Form S-8 Registration Statement.

2.14.	“Director” shall mean a member of the Board, as constituted from time to time.
2.15.	“Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Shares) of dividends paid on Shares, awarded under Section 7.1 hereof.
2.16.	“DRO” shall mean a “domestic relations order” as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.
2.17.	“Effective Date” shall mean the date on which the Company’s stockholders approve the Plan.
2.18.	“Eligible Individual” shall mean any person who is an Employee, a Consultant or a Non-Employee Director, as determined by the Administrator.
2.19.	“Employee” shall mean any officer or other employee (within the meaning of Section 3401(c) of the Code) of the Company, the Partnership or any Subsidiary.
2.20.

“Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of Shares (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per share value of the Common Stock underlying outstanding stock-based Awards.

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EXHIBITS

2.21.	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.
2.22.	“Fair Market Value” shall mean, as of any given date, the value of a Share determined as follows:
(a)	If the Common Stock is (i) listed on any established securities exchange (such as the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market), (ii) listed on any national market system or (iii) listed, quoted or traded on any automated quotation system, its Fair Market Value shall be the closing sales price for a Share as quoted on such exchange or system for such date or, if there is no closing sales price for a Share on the date in question, the closing sales price for a Share on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
(b)	If the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a Share on such date, the high bid and low asked prices for a Share on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
(c)	If the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Administrator in good faith.
2.23.

“Greater Than 10% Stockholder” shall mean an individual then-owning (within the meaning of Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any “parent corporation” or “subsidiary corporation” (as defined in Sections 424(e) and 424(f) of the Code, respectively).

2.24.	“Incentive Stock Option” shall mean an Option that is intended to qualify as an incentive stock option and conforms to the applicable provisions of Section 422 of the Code.
2.25.	“Individual Award Limit” shall mean the cash and share limits applicable to Awards granted under the Plan, as set forth in Section 3.3 hereof.
2.26.

“LTIP Unit” shall mean, to the extent authorized by the Partnership Agreement, a unit of the Partnership that is granted pursuant to Section 7.5 hereof and is intended to constitute a “profits interest” within the meaning of the Code.

2.27.	“Non-Employee Director” shall mean a Director of the Company who is not an Employee.
2.28.

“Non-Qualified Stock Option” shall mean an Option that is not an Incentive Stock Option or which is designated as an Incentive Stock Option but does not meet the applicable requirements of Section 422 of the Code.

2.29.

“Option” shall mean a right to purchase Shares at a specified exercise price, granted under Article 6 hereof.  An Option shall be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Non-Employee Directors and Consultants shall only be Non-Qualified Stock Options.

2.30.

“Organizational Documents” shall mean, collectively, (a) the Company’s articles of incorporation, certificate of incorporation, bylaws or other similar organizational documents relating to the creation and governance of the Company, and (b) the Committee’s charter or other similar organizational documentation relating to the creation and governance of the Committee.

2.31.

“Other Incentive Award” shall mean an award of cash or Shares, or any other award valued wholly or partially by referring to, or otherwise based on, Shares or other property, awarded to a Participant pursuant to Section 7.4 hereof.

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2.32.

“Parent” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities ending with the Company if each of the entities other than the Company beneficially owns, at the time of the determination, securities or interests representing more than fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.33.	“Participant” shall mean a person who has been granted an Award pursuant to the Plan.
2.34.	“Partnership” shall mean Sunstone Hotel Partnership, LLC, a Delaware limited liability company.
2.35.

“Partnership Agreement” shall mean the Eighth Amended and Restated Limited Liability Company Agreement of Sunstone Hotel Partnership, LLC, as the same may be amended, modified or restated from time to time.

2.36.

“Performance Criteria” shall mean the criteria (and adjustments) that the Administrator may select for an Award for purposes of establishing performance goals for a given performance period, which may include the following (without limitation): (i) net earnings or adjusted net earnings (in each case, either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation, (D) amortization, and (E) non-cash equity-based compensation expense); (ii) gross or net sales or revenue or sales or revenue growth; (iii) net income (either before or after taxes); (iv) adjusted net income; (v) operating earnings or profit (either before or after taxes); (vi) cash flow (including, but not limited to, operating cash flow, free cash flow and cash flow return on capital); (vii) return on assets; (viii) return on net assets; (ix) return on capital or return on invested capital; (x) return on stockholders’ equity; (xi) stockholder return; (xii) return on sales; (xiii) gross or net profit or operating margin; (xiv) costs, reductions in costs and cost control measures; (xv) funds from operations; (xvi) adjusted funds from operations; (xvii) core funds from operations; (xviii) cash available for distribution; (xix) productivity; (xx) expenses; (xxi) margins; (xxii) working capital; (xxiii) earnings or loss per share; (xxiv) adjusted earnings or loss per share; (xxv) price per Share or dividends per share (or appreciation in and/or maintenance of such price or dividends); (xxvi) revenue per available room (RevPAR); (xxvii) implementation or completion of critical projects; (xxviii) market share; (xxix) debt levels or reduction; (xxx) comparisons with other stock market indices; (xxxi) financing and other capital raising transactions; (xxxii) acquisition activity; (xxxiii) economic value-added; (xxxiv) customer satisfaction, (xxxv) earnings as a multiple of interest expense; and (xxxvi) total capital invested in assets, any of which may be measured either in absolute terms for the Company or an Affiliate or any operating unit of the Company or an Affiliate or as compared to any incremental increase or decrease, or relative to or as compared to performance of other companies or to market performance indicators or indices.

2.37.

“Permitted Transferee” shall mean, with respect to a Participant, any “family member” of the Participant, as defined under the General Instructions to Form S-8 Registration Statement under the Securities Act or any successor Form thereto, or any other transferee specifically approved by the Administrator, after taking into account Applicable Law.

2.38.	“Plan” shall mean this Sunstone Hotel Investors, Inc. and Sunstone Hotel Partnership, LLC Incentive Award Plan, as it may be amended from time to time.
2.39.	“Prior Plan” means the Sunstone Hotel Investors, Inc. 2004 Long-Term Incentive Plan, as amended and restated effective November 1, 2019.
2.40.

“Program” shall mean any program adopted by the Administrator pursuant to the Plan containing the terms and conditions intended to govern a specified type of Award granted under the Plan and pursuant to which such type of Award may be granted under the Plan.

2.41.	“REIT” shall mean a real estate investment trust within the meaning of Sections 856 through 860 of the Code.
2.42.	“Restricted Stock” shall mean an award of Shares made under Article 7 hereof that is subject to certain restrictions and may be subject to risk of forfeiture.

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2.43.	“Restricted Stock Unit” shall mean a contractual right awarded under Section 7.3 hereof to receive in the future a Share or the Fair Market Value of a Share in cash.
2.44.	“Securities Act” shall mean the Securities Act of 1933, as amended.
2.45.	“Share Limit” shall have the meaning provided in Section 3.1(a) hereof.
2.46.	“Shares” shall mean shares of Common Stock.
2.47.

“Stock Appreciation Right” shall mean an Award entitling the Participant (or other person entitled to exercise pursuant to the Plan) to exercise all or a specified portion thereof (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of such Award from the Fair Market Value on the date of exercise of such Award by the number of Shares with respect to which such Award shall have been exercised, subject to any limitations the Administrator may impose.

2.48.	“Stock Payment” shall mean a payment in the form of Shares awarded under Section 7.2 hereof.
2.49.

“Subsidiary” shall mean (a) a corporation, association or other business entity of which fifty percent (50%) or more of the total combined voting power of all classes of capital stock is owned, directly or indirectly, by the Company, the Partnership and/or by one or more Subsidiaries, (b) any partnership or limited liability company of which fifty percent (50%) or more of the equity interests are owned, directly or indirectly, by the Company, the Partnership and/or by one or more Subsidiaries, and (c) any other entity not described in clauses (a) or (b) above of which fifty percent (50%) or more of the ownership and the power (whether voting interests or otherwise), pursuant to a written contract or agreement, to direct the policies and management or the financial and the other affairs thereof, are owned or controlled by the Company, the Partnership and/or by one or more Subsidiaries.

2.50.

“Substitute Award” shall mean an Award granted under the Plan in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock, in any case, upon the assumption of, or in substitution for, an outstanding equity award previously granted by a company or other entity that is a party to such transaction; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.

2.51.	“Termination of Service” shall mean, unless otherwise determined by the Administrator:
(a)	As to a Consultant, the time when the engagement of a Participant as a Consultant to the Company and its Affiliates is terminated for any reason, with or without cause, including, without limitation, by resignation, discharge, death or retirement, but excluding terminations where the Consultant simultaneously commences or remains in employment and/or service as an Employee and/or Director with the Company or any Affiliate.
(b)	As to a Non-Employee Director, the time when a Participant who is a Non-Employee Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death or retirement, but excluding terminations where the Participant simultaneously commences or remains in employment and/or service as an Employee and/or Consultant with the Company or any Affiliate.
(c)	As to an Employee, the time when the employee-employer relationship between a Participant and the Company and its Affiliates is terminated for any reason, including, without limitation, a termination by resignation, discharge, death, disability or retirement, but excluding terminations where the Participant simultaneously commences or remains in service as a Consultant and/or Director with the Company or any Affiliate.

The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to any Termination of Service, including, without limitation, whether a Termination of Service has occurred, whether any Termination of Service resulted from a discharge for cause and whether any particular leave of absence constitutes a Termination of Service; provided, however, that, with respect to Incentive Stock

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Options, unless the Administrator otherwise provides in the terms of any Program, Award Agreement or otherwise, or as otherwise required by Applicable Law, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Service only if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code. For purposes of the Plan, a Participant’s employee-employer relationship or consultancy relationship shall be deemed to be terminated in the event that the Affiliate employing or contracting with such Participant ceases to remain an Affiliate following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).

ARTICLE 3.    SHARES SUBJECT TO THE PLAN

3.1.	Number of Shares.
(a)	Subject to Section 3.1(b) and Section 10.2 hereof, the maximum aggregate number of Shares which may be issued or transferred pursuant to Awards under the Plan is the sum of (i) 3,750,000 Shares and (ii) any Shares which are subject to Prior Plan Awards which become available for issuance under the Plan pursuant to Section 3.1(b) hereof (the “Share Limit”). In order that the applicable regulations under the Code relating to Incentive Stock Options be satisfied, the maximum number of Shares that may be issued under the Plan upon the exercise of Incentive Stock Options shall be 3,750,000. Each LTIP Unit issued pursuant to an Award shall count as one Share for purposes of calculating the aggregate number of Shares available for issuance under the Plan as set forth in this Section 3.1(a) and for purposes of calculating the Individual Award Limits set forth in Section 3.3 hereof. As of the Effective Date, no further awards shall be granted under the Prior Plan; provided, however, that awards outstanding under the Prior Plan as of the Effective Date shall remain outstanding and subject to the terms of the Prior Plan and the applicable award agreement governing such awards.
(b)	If any Shares subject to an Award are forfeited or expire or such Award is settled for cash (in whole or in part), the Shares subject to such Award shall, to the extent of such forfeiture, expiration or cash settlement, again be available for future grants of Awards under the Plan and shall be added back to the Share Limit in the same number of Shares as were debited from the Share Limit in respect of the grant of such Award (as may be adjusted in accordance with Section 11.2 hereof). Notwithstanding anything to the contrary contained herein, the following Shares shall not be added back to the Share Limit and will not be available for future grants of Awards: (i) Shares tendered by a Participant or withheld by the Company in payment of the exercise price of an Option; (ii) Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award; (iii) Shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof; and (iv) Shares purchased on the open market with the cash proceeds from the exercise of Options. Any Shares repurchased by the Company under Section 7.4 hereof at the same price paid by the Participant such that such Shares are returned to the Company will again be available for Awards. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the Shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3.1(b), no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.
(c)	Substitute Awards shall not reduce the Shares authorized for grant under the Plan, except to the extent required by reason of Section 422 of the Code. Additionally, in the event that a company acquired by the Company or any Affiliate, or with which the Company or any Affiliate combines, has shares available under a pre-existing plan approved by its stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition

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or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan to the extent that grants of Awards using such available shares are (i) permitted without stockholder approval under the rules of the principal securities exchange on which the Common Stock is then listed and (ii) made only to individuals who were not employed by or providing services to the Company or its Affiliates immediately prior to such acquisition or combination.

3.2.	Stock Distributed. Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Stock or Common Stock purchased on the open market.
3.3.

Individual Award Limits.  Notwithstanding any provision in the Plan to the contrary, and subject to Section 10.2 hereof, (a) the maximum aggregate number of Shares with respect to one or more Awards that may be granted to any one individual during any calendar year shall be 950,000 Shares,  (b) the maximum aggregate amount of cash that may be paid in cash during any calendar year with respect to one or more Awards payable in cash shall be $5,000,000, and (c) the sum of any cash compensation and the value (determined as of the date of grant under Applicable Accounting Standards) of Awards granted to any Non-Employee Director during any calendar year may not exceed $750,000 (together, the “Individual Award Limits”).

ARTICLE 4.    GRANTING OF AWARDS

4.1.

Participation.  The Administrator may, from time to time, select from among all Eligible Individuals, those to whom one or more Awards shall be granted and shall determine the nature and amount of each Award, which shall not be inconsistent with the requirements of the Plan.  No Eligible Individual or other Person shall have any right to be granted an Award pursuant to the Plan.

4.2.

Award Agreement.  Each Award shall be evidenced by an Award Agreement stating the terms and conditions applicable to such Award, consistent with the requirements of the Plan and any applicable Program.  Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

4.3.

Limitations Applicable to Section 16 Persons. Notwithstanding anything contained herein to the contrary, with respect to any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, the Plan, any applicable Program and the applicable Award Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b 3 of the Exchange Act and any amendments thereto) that are requirements for the application of such exemptive rule, and such additional limitations shall be deemed to be incorporated by reference into such Award to the extent permitted by Applicable Law.

4.4.

At-Will Service.  Nothing in the Plan or in any Program or Award Agreement hereunder shall confer upon any Participant any right to continue as an Employee, Director or Consultant of the Company or any Affiliate, or shall interfere with or restrict in any way the rights of the Company or any Affiliate, which rights are hereby expressly reserved, to discharge any Participant at any time for any reason whatsoever, with or without cause, and with or without notice, or to terminate or change all other terms and conditions of any Participant’s employment or engagement, except to the extent expressly provided otherwise in a written agreement between the Participant and the Company or any Affiliate.

4.5.

Foreign Participants.  Notwithstanding any provision of the Plan or an applicable Program to the contrary, in order to comply with the laws in other countries in which the Company and its Affiliates operate or have Employees, Non-Employee Directors or Consultants, or in order to comply with the requirements of any foreign securities exchange or Applicable Law, the Administrator, in its sole discretion, shall have the power and authority to: (a) determine which Affiliates shall be covered by the Plan; (b) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with applicable foreign laws or listing requirements of any such foreign securities exchange; (d) establish subplans and modify exercise procedures and other terms, conditions and procedures, to the extent such actions may be

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necessary or advisable; provided, however, that no such subplans and/or modifications shall increase the Share Limit or Individual Award Limits contained in Sections 3.1 and 3.3 hereof, respectively; and (e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any such foreign securities exchange.

4.6.

Stand-Alone and Tandem Awards.  Awards granted pursuant to the Plan may, in the sole discretion of the Administrator, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan.  Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

ARTICLE 5.    OPTIONS AND STOCK APPRECIATION RIGHTS

5.1.

General.  The Administrator is authorized to grant Options and Stock Appreciation Rights to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine which shall not be inconsistent with the Plan. The Administrator will determine the number of Shares covered by each Option and Stock Appreciation Right, the exercise price of each Option and Stock Appreciation Right and the conditions and limitations applicable to the vesting and exercise of each Option and Stock Appreciation Right.  A Stock Appreciation Right will entitle the Participant (or other person entitled to exercise the Stock Appreciation Right) to receive from the Company upon exercise of the exercisable portion of the Stock Appreciation Right an amount determined by multiplying the excess, if any, of the Fair Market Value of one Share on the date of exercise over the exercise price per Share of the Stock Appreciation Right by the number of Shares with respect to which the Stock Appreciation Right is exercised, subject to any limitations of the Plan or that the Administrator may impose and payable in cash, Shares valued at Fair Market Value or a combination of the two as the Administrator may determine or provide in the Award Agreement.

5.2.

Qualification of Incentive Stock Options.  No Incentive Stock Option shall be granted to any person who is not an Employee of the Company or any “parent corporation” or “subsidiary corporation” of the Company (as defined in Sections 424(e) and 424(f) of the Code, respectively).  No person who qualifies as a Greater Than 10% Stockholder may be granted an Incentive Stock Option unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code.  Any Incentive Stock Option granted under the Plan may be modified by the Administrator, with the consent of the Participant, to disqualify such Option from treatment as an “incentive stock option” under Section 422 of the Code. To the extent that the aggregate fair market value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Participant during any calendar year under the Plan and all other plans of the Company or any “parent corporation” or “subsidiary corporation” of the Company (as defined in Section 424(e) and 424(f) of the Code, respectively) exceeds one hundred thousand dollars ($100,000), the Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code.  The rule set forth in the preceding sentence shall be applied by taking Options and other “incentive stock options” into account in the order in which they were granted and the fair market value of stock shall be determined as of the time the respective options were granted. In addition, to the extent that any Options otherwise fail to qualify as Incentive Stock Options, such Options shall be treated as Nonqualified Stock Options.  Any interpretations and rules under the Plan with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code.

5.3.

Option and Stock Appreciation Right Exercise Price.  The exercise price per Share subject to each Option and Stock Appreciation Right shall be set by the Administrator, but shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date the Option or Stock Appreciation Right, as applicable, is granted (or, as to Incentive Stock Options, on the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code).  In addition, in the case of Incentive Stock Options granted to a Greater Than 10% Stockholder, such price shall not be less than one hundred ten percent (110%) of the Fair Market Value of a Share on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code).  Notwithstanding the foregoing, in the case of an Option or Stock Appreciation Right that is a Substitute Award, the exercise price per share of the Shares subject to such Option or Stock Appreciation Right, as applicable, may be less than the Fair Market Value per share on the date of grant; provided that the exercise price of any

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Substitute Award shall be determined in accordance with the applicable requirements of Section 424 and 409A of the Code.

5.4.

Option and SAR Term.  The term of each Option and the term of each Stock Appreciation Right shall be set by the Administrator in its sole discretion; provided, however, that the term shall not be more than ten (10) years from the date the Option or Stock Appreciation Rights, as applicable, is granted, or five (5) years from the date an Incentive Stock Option is granted to a Greater Than 10% Stockholder.  The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Participant has the right to exercise the vested Options or Stock Appreciation Rights, which time period may not extend beyond the stated term of the Option or Stock Appreciation Right.  Notwithstanding the foregoing, the Administrator may determine that in the event that on the last business day of the term of an Option or Stock Appreciation Right (other than an Incentive Stock Option) (i) the exercise of the Option or Stock Appreciation Right is prohibited by Applicable Law, as determined by the Company, or (ii) Shares may not be purchased or sold by the applicable Participant due to any Company insider trading policy (including blackout periods) or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term of the Option or Stock Appreciation Right shall be extended until the date that is 30 days after the end of the legal prohibition, black-out period or lock-up agreement, as determined by the Company; provided, however, in no event shall the extension last beyond the ten year term of the applicable Option or Stock Appreciation Right.  Notwithstanding the foregoing, to the extent permitted under Applicable Laws, the Administrator may provide in the terms of any Option or Stock Appreciation Right that if the Participant, prior to the end of the term of an Option or Stock Appreciation Right, violates the non-competition, non-solicitation, confidentiality or other similar restrictive covenant provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company or any of its Subsidiaries, the right of the Participant and the Participant’s transferees to exercise any Option or Stock Appreciation Right issued to the Participant shall terminate immediately upon such violation, unless the Company otherwise determines.

5.5.	Exercise and Payment.
(a)	Options and Stock Appreciation Rights may be exercised by delivering to the Company a written notice of exercise, in a form prescribed by the Administrator (which may be electronic), signed by the person authorized to exercise the Option or Stock Appreciation Right, together with, as applicable, payment in full (i) as specified in Section 5.5(b) below for the number of Shares for which the Award is exercised and (ii) as specified in Section 8.2 below for any applicable taxes. Unless the Administrator otherwise determines, an Option or Stock Appreciation Right may not be exercised for a fraction of a Share.
(b)	Subject to any Company insider trading policy (including blackout periods) and Applicable Laws, the exercise price of an Option must be paid by:
(i)	cash, wire transfer of immediately available funds or by check payable to the order of the Company, provided that the Company may limit the use of one of the foregoing payment forms if one or more of the payment forms below is permitted;
(ii)	if there is a public market for Shares at the time of exercise, unless the Company otherwise determines, (A) delivery (including telephonically to the extent permitted by the Company) of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to pay the exercise price, or (B) the Participant’s delivery to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to pay the exercise price; provided that such amount is paid to the Company at such time as may be required by the Administrator;
(iii)	to the extent permitted by the Administrator, delivery (either by actual delivery or attestation) of Shares owned by the Participant valued at their fair market value;
(iv)	to the extent permitted by the Administrator, surrendering Shares then issuable upon the Option’s exercise valued at their fair market value on the exercise date;

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(v)	to the extent permitted by the Administrator, delivery of a promissory note or any other property that the Administrator determines is good and valuable consideration; or
(vi)	to the extent permitted by the Company, any combination of the above payment forms approved by the Administrator.

ARTICLE 6.    RESTRICTED STOCK

6.1.	Award of Restricted Stock.
(a)	The Administrator is authorized to grant Restricted Stock to Eligible Individuals, and shall determine the terms and conditions, including the restrictions applicable to each award of Restricted Stock, which terms and conditions shall not be inconsistent with the Plan or any applicable Program, and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.
(b)	The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that if a purchase price is charged, such purchase price shall be no less than the par value of the Shares to be purchased, unless otherwise permitted by Applicable Law. In all cases, legal consideration shall be required for each issuance of Restricted Stock to the extent required by Applicable Law.
6.2.

Rights as Stockholders.  Subject to Section 6.4 hereof, upon issuance of Restricted Stock, the Participant shall have, unless otherwise provided by the Administrator, all the rights of a stockholder with respect to said shares, subject to the restrictions in the Plan, an applicable Program or in the applicable Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the shares; provided, however, that, in the sole discretion of the Administrator, any extraordinary distributions with respect to the shares may be subject to the restrictions set forth in Section 6.3 hereof.  In addition, with respect to Restricted Stock that is subject to performance-based vesting, dividends which are paid prior to vesting shall only be paid out to the Participant to the extent that the performance-based vesting conditions are subsequently satisfied.

6.3.

Restrictions.  All shares of Restricted Stock (including any shares received by Participants thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall be subject to such restrictions and vesting requirements as the Administrator shall provide in the applicable Program or Award Agreement.

6.4.

Repurchase or Forfeiture of Restricted Stock.  Except as otherwise determined by the Administrator, if no purchase price was paid by the Participant for the Restricted Stock, upon a Termination of Service, the Participant’s rights in unvested Restricted Stock then subject to restrictions shall lapse and be forfeited, and such Restricted Stock shall be surrendered to the Company and cancelled without consideration on the date of such Termination of Service. If a purchase price was paid by the Participant for the Restricted Stock, upon a Termination of Service the Company shall have the right to repurchase from the Participant the unvested Restricted Stock then-subject to restrictions at a cash price per share equal to the price paid by the Participant for such Restricted Stock or such other amount as may be specified in an applicable Program or the applicable Award Agreement.  The Administrator in its sole discretion may provide that, upon certain events, including without limitation a Change in Control, the Participant’s death, retirement or disability, any other specified Termination of Service or any other event, the Participant’s rights in unvested Restricted Stock shall not terminate, such Restricted Stock shall vest and cease to be forfeitable and, if applicable, the Company shall cease to have a right of repurchase.

6.5.

Certificates/Book Entries for Restricted Stock.  Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Administrator shall determine.  Certificates or book entries evidencing shares of Restricted Stock must include an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, in its sole discretion, retain physical possession of any stock certificate until such time as all applicable restrictions lapse.

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ARTICLE 7.    DIVIDEND EQUIVALENTS; STOCK PAYMENTS; RESTRICTED STOCK UNITS; OTHER INCENTIVE AWARDS; LTIP UNITS

7.1.	Dividend Equivalents.
(a)	Subject to Section 7.1(b) hereof, Dividend Equivalents may be granted by the Administrator, either alone or in tandem with another Award, based on dividends declared on the Common Stock, to be credited as of dividend payment dates during the period between the date the Dividend Equivalents are granted to a Participant and the date such Dividend Equivalents terminate or expire, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Administrator. In addition, Dividend Equivalents with respect to an Award that is subject to performance-based vesting that are based on dividends paid prior to the vesting of such Award shall only be paid out to the Participant to the extent that the performance-based vesting conditions are subsequently satisfied.
(b)	Notwithstanding the foregoing, no Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights.
7.2.

Stock Payments.  The Administrator is authorized to make one or more Stock Payments to any Eligible Individual.  The number or value of Shares of any Stock Payment shall be determined by the Administrator and may be based upon one or more Performance Criteria or any other specific criteria, including service to the Company or any Affiliate, determined by the Administrator.  Stock Payments may, but are not required to be made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to such Eligible Individual.

7.3.

Restricted Stock Units.  The Administrator is authorized to grant Restricted Stock Units to any Eligible Individual.  The number and terms and conditions of Restricted Stock Units shall be determined by the Administrator.  The Administrator shall specify the date or dates on which the Restricted Stock Units shall become vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including conditions based on one or more Performance Criteria or other specific criteria, including service to the Company or any Affiliate, in each case, on a specified date or dates or over any period or periods, as determined by the Administrator.  The Administrator shall specify, or may permit the Participant to elect, the conditions and dates upon which the Shares underlying the Restricted Stock Units shall be issued, which dates shall not be earlier than the date as of which the Restricted Stock Units vest and become nonforfeitable and which conditions and dates shall be consistent with the applicable provisions of Section 409A or an exemption therefrom.  On the distribution dates, the Company shall issue to the Participant one unrestricted, fully transferable Share (or the Fair Market Value of one such Share in cash) for each vested and nonforfeitable Restricted Stock Unit.

7.4.

Other Incentive Awards.  Other Incentive Awards may be granted to Participants, including Awards entitling Participants to receive Shares to be delivered in the future and including annual or other periodic or long-term cash bonus awards (whether based on specified Performance Criteria or otherwise), in each case subject to any conditions and limitations in the Plan. Such Other Incentive Awards will also be available as a payment form in the settlement of other Awards, as standalone payments or as payment in lieu of compensation to which a Participant is otherwise entitled.  Other Incentive Awards may be paid in cash, Shares, or a combination of cash and Shares, as determined by the Administrator.

7.5.

LTIP Units. The Administrator is authorized to grant LTIP Units in such amounts and subject to such terms and conditions as may be determined by the Administrator; provided, however, that LTIP Units may only be issued to a Participant for the performance of services to or for the benefit of the Partnership (a) in the Participant’s capacity as a partner of the Partnership, (b) in anticipation of the Participant becoming a partner of the Partnership, or (c) as otherwise determined by the Administrator, provided that the LTIP Units are intended to constitute “profits interests” within the meaning of the Code, including, to the extent applicable, Revenue Procedure 93-27, 1993-2 C.B. 343 and Revenue Procedure 2001-43, 2001-2 C.B. 191.  The Administrator shall specify the conditions and dates upon which the LTIP Units shall vest and

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become nonforfeitable.  LTIP Units shall be subject to the terms and conditions of the Partnership Agreement and such other restrictions, including restrictions on transferability, as the Administrator may impose.  These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Administrator determines at the time of the grant of the Award or thereafter.

7.6.

Other Terms and Conditions.  All applicable terms and conditions of each Award described in this Article 9, including without limitation, as applicable, the term, vesting conditions and exercise/purchase price applicable to the Award, shall be set by the Administrator in its sole discretion.

ARTICLE 8.    ADDITIONAL TERMS OF AWARDS

8.1.	Delivery of Shares. The Administrator shall also determine the methods by which Shares shall be delivered or deemed to be delivered to Participants.
8.2.

Tax Withholding.  The Company and its Affiliates shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company or an Affiliate, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s social security, Medicare and any other employment tax obligation) required by law to be withheld with respect to any taxable event concerning a Participant arising in connection with any Award.  In satisfaction of the foregoing requirement or in satisfaction of any additional tax withholding, the Company may satisfy, or may allow a Participant to satisfy, such obligations by any payment means described in Section 5.5(b) hereof, including, without limitation, by withholding, or allowing such Participant to elect to have the Company or an Affiliate withhold, Shares otherwise issuable under an Award (or allow the surrender of Shares).  The number of Shares which may be so withheld or surrendered shall be limited to the number of Shares which have a fair market value on the date of withholding or repurchase no greater than the aggregate amount of such liabilities based on the maximum individual statutory withholding rates in the applicable jurisdiction. The Administrator shall determine the fair market value of the Shares, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with a broker-assisted cashless Option or Stock Appreciation Right exercise involving the sale of Shares to pay the Option or Stock Appreciation Right exercise price or any tax withholding obligation.

8.3.	Transferability of Awards.
(a)	Except as otherwise provided in Section 8.3(b) or (c) hereof:
(i)	No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised, or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed;
(ii)	No Award or interest or right therein shall be liable for or otherwise subject to the debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) unless and until such Award has been exercised, or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed, and any attempted disposition of an Award prior to the satisfaction of these conditions shall be null and void and of no effect, except to the extent that such disposition is permitted by clause (i) of this provision; and
(iii)	During the lifetime of the Participant, only the Participant may exercise any exercisable portion of an Award granted to him or her under the Plan, unless it has been disposed of pursuant to a DRO. After the death of the Participant, any exercisable portion of an Award may,

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prior to the time when such portion becomes unexercisable under the Plan or the applicable Program or Award Agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Participant’s will or under the then-applicable laws of descent and distribution.

(b)	Notwithstanding Section 8.3(a) hereof, the Administrator, in its sole discretion, may determine to permit a Participant or a Permitted Transferee of such Participant to transfer an Award other than an Incentive Stock Option (unless such Incentive Stock Option is to become a Non-Qualified Stock Option) to any one or more Permitted Transferees of such Participant, subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee (other than to another Permitted Transferee of the applicable Participant) other than by will or the laws of descent and distribution; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Participant (other than the ability to further transfer the Award); and (iii) the Participant (or transferring Permitted Transferee) and the Permitted Transferee shall execute any and all documents requested by the Administrator, including without limitation, documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under applicable federal, state and foreign securities laws and (C) evidence the transfer. In addition, and further notwithstanding Section 8.3(a) hereof, the Administrator, in its sole discretion, may determine to permit a Participant to transfer Incentive Stock Options to a trust that constitutes a Permitted Transferee if, under Section 671 of the Code and applicable state law, the Participant is considered the sole beneficial owner of the Incentive Stock Option while it is held in the trust.
(c)	Notwithstanding Section 8.3(a) hereof, a Participant may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Program or Award Agreement applicable to the Participant, and to any additional restrictions deemed necessary or appropriate by the Administrator. If the Participant is married or a domestic partner in a domestic partnership qualified under Applicable Law and resides in a “community property” state, a designation of a person other than the Participant’s spouse or domestic partner, as applicable, as his beneficiary with respect to more than fifty percent (50%) of the Participant’s interest in the Award shall not be effective without the prior written or electronic consent of the Participant’s spouse or domestic partner. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is delivered to the Administrator in writing prior to the Participant’s death.
8.4.	Conditions to Issuance of Shares.
(a)	The Administrator shall determine the methods by which Shares shall be delivered or deemed to be delivered to Participants. Notwithstanding anything herein to the contrary, neither the Company nor its Affiliates shall be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel, that the issuance of such Shares is in compliance with Applicable Law, and the Shares are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Administrator may require that a Participant make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems advisable in order to comply with any such Applicable Law.
(b)	All Share certificates delivered pursuant to the Plan and all Shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator

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deems necessary or advisable to comply with Applicable Law. The Administrator may place legends on any Share certificate or book entry to reference restrictions applicable to the Shares.
(c)	The Administrator shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Administrator.
(d)	No fractional Shares shall be issued and the Administrator shall determine, in its sole discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding as determined by the Administrator.
(e)	The Company, in its sole discretion, may (i) retain physical possession of any stock certificate evidencing Shares until any restrictions thereon shall have lapsed and/or (ii) require that the stock certificates evidencing such Shares be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the Participant deliver a stock power, endorsed in blank, relating to such Shares.
(f)	Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by Applicable Law, the Company and/or its Affiliates may, in lieu of delivering to any Participant certificates evidencing Shares issued in connection with any Award, record the issuance of Shares in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).
8.5.	Forfeiture and Clawback Provisions.
(a)	Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Administrator shall have the right to provide, in the terms of Awards made under the Plan, or to require a Participant to agree by separate written or electronic instrument, that: (i) any proceeds, gains or other economic benefit actually or constructively received by the Participant upon any receipt or exercise of the Award, or upon the receipt or resale of any Shares underlying the Award, must be paid to the Company, and (ii) the Award shall terminate and any unexercised portion of the Award (whether or not vested) shall be forfeited, if (x) a Termination of Service occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, (y) the Participant at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Administrator or (z) the Participant incurs a Termination of Service for cause; and
(b)	All Awards (including any proceeds, gains or other economic benefit actually or constructively received by a Participant upon any receipt or exercise of any Award or upon the receipt or resale of any Shares underlying the Award) shall be subject to the applicable provisions of any clawback policy implemented by the Company, whether implemented prior to or after the grant of such Award, including without limitation, any clawback policy adopted to comply with the requirements of Applicable Law, including without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such clawback policy and/or in the applicable Award Agreement.
8.6.

Prohibition on Repricing.  Subject to Section 10.2 hereof, the Administrator shall not, without the approval of the stockholders of the Company, (a) authorize the amendment of any outstanding Option or Stock Appreciation Right to reduce its price per share, or (b) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per share exceeds the Fair Market Value of the underlying Shares.  Subject to Section 10.2 hereof, the Administrator shall have the authority, without the approval of the stockholders of the Company, to amend any outstanding Award to increase the price per share or to cancel and replace an Award with the grant of an Award having a price per share that is greater than or equal to the price per share of the original Award.

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ARTICLE 9.    ADMINISTRATION

9.1.

Administrator. The Committee (or another committee or a subcommittee of the Board assuming the functions of the Committee under the Plan) shall administer the Plan (except as otherwise permitted herein) and, unless otherwise determined by the Board, shall consist solely of two or more Non-Employee Directors of the Company appointed by and holding office at the pleasure of the Board, each of whom is intended to qualify as a “non-employee director” as defined by Rule 16b-3 of the Exchange Act and an “independent director” under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded, in each case, to the extent required under such provision; provided, however, that any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 9.l or otherwise provided in the Organizational Documents.  Except as may otherwise be provided in the Organizational Documents, appointment of Committee members shall be effective upon acceptance of appointment, Committee members may resign at any time by delivering written or electronic notice to the Board, and vacancies in the Committee may only be filled by the Board.  Notwithstanding the foregoing, (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Non-Employee Directors of the Company and (b) the Board or Committee may delegate its authority hereunder to the extent permitted by Section 9.6 hereof.

9.2.

Duties and Powers of Administrator.  It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with its provisions.  The Administrator shall have the power to interpret the Plan and all Programs and Award Agreements, and to adopt such rules for the administration, interpretation and application of the Plan and any Program as are not inconsistent with the Plan, to interpret, amend or revoke any such rules and to amend any Program or Award Agreement provided that the rights or obligations of the holder of the Award that is the subject of any such Program or Award Agreement are not materially adversely affected by such amendment, unless the consent of the Participant is obtained or such amendment is otherwise permitted under Section 10.15 hereof.  Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code.  In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee in its capacity as the Administrator under the Plan except with respect to matters which under Rule 16b 3 under the Exchange Act or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded are required to be determined in the sole discretion of the Committee.

9.3.

Action by the Committee.  Unless otherwise established by the Board or in the Organizational Documents or as required by Applicable Law, a majority of the Administrator shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Administrator in lieu of a meeting, shall be deemed the acts of the Administrator.  Each member of the Administrator is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

9.4.	Authority of Administrator. Subject to any specific designation in the Plan and Applicable Law, the Administrator has the exclusive power, authority and sole discretion to:
(a)	Designate Eligible Individuals to receive Awards;
(b)	Determine the type or types of Awards to be granted to each Eligible Individual;
(c)	Determine the number of Awards to be granted and the number of Shares to which an Award will relate;
(d)	Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any performance criteria, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or

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restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;
(e)	Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;
(f)	Prescribe the form of each Award Agreement, which need not be identical for each Participant;
(g)	Determine as between the Company, the Partnership and any Subsidiary which entity will make payments with respect to an Award, consistent with applicable securities laws and other Applicable Law;
(h)	Decide all other matters that must be determined in connection with an Award;
(i)	Establish, adopt, or revise any Programs, rules and regulations as it may deem necessary or advisable to administer the Plan;
(j)	Interpret the terms of, and any matter arising pursuant to, the Plan, any Program or any Award Agreement; and
(k)	Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan.
9.5.

Decisions Binding.  The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Program, any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties.

9.6.

Delegation of Authority.  To the extent permitted by Applicable Law, the Board or Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to this Article 11; provided, however, that in no event shall an officer of the Company be delegated the authority to grant Awards to, or amend Awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, or (b) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder; provided, further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under the Organizational Documents and other Applicable Law.  Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation or that are otherwise included in the applicable Organizational Documents, and the Board or Committee, as applicable, may at any time rescind the authority so delegated or appoint a new delegatee.  At all times, the delegatee appointed under this Section 9.6 shall serve in such capacity at the pleasure of the Board or the Committee, as applicable, and the Board or the Committee may abolish any committee at any time and re-vest in itself any previously delegated authority.

ARTICLE 10.    MISCELLANEOUS PROVISIONS

10.1.	Amendment, Suspension or Termination of the Plan.
(a)	Except as otherwise provided in this Section 10.1, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board; provided that, except as provided in Section 10.15 hereof, no amendment, suspension or termination of the Plan shall, without the consent of the Participant, impair any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides.

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(b)	Notwithstanding Section 10.1(a), the Administrator may not, except as provided in Section 10.2, take any of the following actions without approval of the Company’s stockholders given within twelve (12) months before or after the action by the Administrator: (i) increase the Share Limit or any Individual Award Limit, (ii) reduce the price per share of any outstanding Option or Stock Appreciation Right granted under the Plan, or (iii) cancel any Option or Stock Appreciation Right in exchange for cash or another Award in violation of Section 8.6 hereof. Notwithstanding anything herein to the contrary, no Incentive Stock Option shall be granted under the Plan after the tenth (10th) anniversary of the date on which the Plan is adopted by the Board.
10.2.	Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.
(a)	In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of the Company’s stock or the share price of the Company’s stock other than an Equity Restructuring, the Administrator may make equitable adjustments, if any, to reflect such change with respect to (i) the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the Share Limit and Individual Award Limits); (ii) the number and kind of Shares (or other securities or property) subject to outstanding Awards; (iii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and/or (iv) the grant or exercise price per share for any outstanding Awards under the Plan.
(b)	In the event of any transaction or event described in Section 10.2(a) hereof or any unusual or nonrecurring transactions or events affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in Applicable Law or Applicable Accounting Standards, the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in Applicable Law or Applicable Accounting Standards:
(i)	To provide for the termination of any such Award in exchange for an amount of cash and/or other property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 10.2, the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment);
(ii)	To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and applicable exercise or purchase price;
(iii)	To make adjustments in the number and type of securities subject to outstanding Awards and Awards which may be granted in the future and/or in the terms, conditions and criteria included in such Awards (including the grant or exercise price, as applicable);
(iv)	To provide that such Award shall be exercisable or payable or fully vested with respect to all securities covered thereby, notwithstanding anything to the contrary in the Plan or an applicable Program or Award Agreement;
(v)	To replace such Award with other rights or property selected by the Administrator in its sole discretion; and/or

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(vi)	To provide that the Award cannot vest, be exercised or become payable after such event.
(c)	In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 10.2(a) and 10.2(b) hereof:
(i)	The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted; and/or
(ii)	The Administrator shall make such equitable adjustments, if any, as the Administrator in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments to the Share Limit and the Individual Award Limits).

The adjustments provided under this Section 10.2(c) shall be nondiscretionary and shall be final and binding on the affected Participant and the Company.

(d)	Except as may otherwise be provided in any applicable Award Agreement or other written agreement entered into between the Company (or an Affiliate) and a Participant, if a Change in Control occurs and a Participant’s outstanding Awards are not continued, converted, assumed, or replaced by the surviving or successor entity in such Change in Control, then, immediately prior to the Change in Control, such outstanding Awards (other than any Award that is regularly scheduled to vest based on the attainment of performance-based vesting conditions), to the extent not continued, converted, assumed, or replaced, shall become fully vested and, as applicable, exercisable, and all forfeiture, repurchase and other restrictions on such Awards shall lapse, in which case, such Awards will be canceled upon the consummation of the Change in Control in exchange for the right to receive the Change in Control consideration payable to other holders of Common Stock, which may be on such terms and conditions as apply generally to holders of Common Stock under the Change in Control documents (including, without limitation, any escrow, earn-out or other deferred consideration provisions) or such other terms and conditions as the Administrator may provide, and determined by reference to the number of Shares subject to such Awards and net of any applicable exercise price; provided that to the extent that any Awards constitute “nonqualified deferred compensation” that may not be paid upon the Change in Control under Section 409A without the imposition of taxes thereon under Section 409A, the timing of such payments shall be governed by the applicable Award Agreement (subject to any deferred consideration provisions applicable under the Change in Control documents); and provided, further, that if the amount to which a Participant would be entitled upon the settlement or exercise of such Award at the time of the Change in Control is equal to or less than zero, then such Award may be terminated without payment. Upon, or in anticipation of, a Change in Control, the Administrator may cause any and all Awards outstanding hereunder to terminate at a specific time in the future, including but not limited to the date of such Change in Control, and shall give each Participant the right to exercise such Awards during a period of time as the Administrator, in its sole and absolute discretion, shall determine.
(e)	The Administrator may, in its sole discretion, include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan.
(f)	Unless otherwise determined by the Administrator, no adjustment or action described in this Section 10.2 or in any other provision of the Plan shall be authorized to the extent it would (i) cause the Plan to violate Section 422(b)(1) of the Code, (ii) result in short-swing profits liability under Section 16 of the Exchange Act or violate the exemptive conditions of Rule 16b-3 of the Exchange Act, or (iii) cause an Award to fail to be exempt from or comply with Section 409A.
(g)	The existence of the Plan, any Program, any Award Agreement and/or any Award granted hereunder shall not affect or restrict in any way the right or power of the Company, the stockholders of the Company or any Affiliate to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s or such Affiliate’s capital structure or its business, any merger or consolidation of the Company or any Affiliate, any issue of stock or of options,

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warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock, the securities of any Affiliate or the rights thereof or which are convertible into or exchangeable for Common Stock or securities of any Affiliate, or the dissolution or liquidation of the Company or any Affiliate, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(h)	In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the Shares or the share price of the Common Stock including any Equity Restructuring, for reasons of administrative convenience, the Company in its sole discretion may refuse to permit the exercise of any Award during a period of thirty (30) days prior to the consummation of any such transaction.
10.3.

Approval of Plan by Stockholders.  The Plan shall be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the Board’s initial adoption of the Plan. Awards may be granted or awarded prior to such stockholder approval, provided, however, that such Awards shall not be exercisable, shall not vest and the restrictions thereon shall not lapse and no Shares shall be issued pursuant thereto prior to the time when the Plan is approved by the Company’s stockholders, and provided, further, that if such approval has not been obtained at the end of such twelve (12)-month period, all such Awards previously granted or awarded under the Plan shall thereupon be canceled and become null and void.

10.4.

No Stockholders Rights.  Except as otherwise provided herein or in an applicable Program or Award Agreement, a Participant shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Participant becomes the record owner of such Shares.

10.5.

Paperless Administration.  In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.

10.6.

Section 83(b) Election.  No Participant may make an election under Section 83(b) of the Code with respect to any Award under the Plan without the consent of the Administrator, which the Administrator may grant or withhold in its sole discretion.  If, with the consent of the Administrator, a Participant makes an election under Section 83(b) of the Code to be taxed with respect to the Award as of the date of transfer of the Award rather than as of the date or dates upon which the Participant would otherwise be taxable under Section 83(a) of the Code, the Participant shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.

10.7.

Grant of Awards to Certain Employees or Consultants.  The Company, the Partnership or any Subsidiary may provide through the establishment of a formal written policy or otherwise for the method by which Shares or other securities of the Company or the Partnership may be issued and by which such Shares or other securities and/or payment therefor may be exchanged or contributed among such entities, or may be returned upon any forfeiture of Shares or other securities by the Participant.

10.8.

REIT Status.  The Plan shall be interpreted and construed in a manner consistent with the Company’s status as a REIT.  No Award shall be granted or awarded, and with respect to any Award granted under the Plan, such Award shall not vest, be exercisable or be settled:

(a)	to the extent that the grant, vesting, exercise or settlement of such Award could cause the Participant or any other person to be in violation of the Common Stock Ownership Limit or the Aggregate Stock Ownership Limit (each as defined in the Company’s charter, as amended from time to time) or any other provision of Section 7.2.1 of the Company’s charter; or
(b)	if, in the discretion of the Administrator, the grant, vesting, exercise or settlement of such Award could impair the Company’s status as a REIT.

110	Sunstone Hotel Investors

EXHIBITS

10.9.

Effect of Plan upon Other Compensation Plans.  The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Affiliate.  Nothing in the Plan shall be construed to limit the right of the Company or any Affiliate: (a) to establish any other forms of incentives or compensation for Employees, Directors or Consultants of the Company or any Affiliate or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

10.10.

Compliance with Laws.  The Plan, the granting and vesting of Awards under the Plan, the issuance and delivery of Shares and LTIP Units and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all Applicable Law and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith.  Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all Applicable Law.  The Administrator, in its sole discretion, may take whatever actions it deems necessary or appropriate to effect compliance with Applicable Law, including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars.  Notwithstanding anything to the contrary herein, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate Applicable Law.  To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such Applicable Law.

10.11.

Data Privacy.  As a condition to receiving any Award, each Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this section by and among the Company and its Subsidiaries and affiliates exclusively for implementing, administering and managing the Participant’s participation in the Plan.  The Company and its Subsidiaries and affiliates may hold certain personal information about a Participant, including the Participant’s name, address and telephone number; birthdate; social security, insurance number or other identification number; salary; nationality; job title(s); any Shares held in the Company or its Subsidiaries and affiliates; and Award details, to implement, manage and administer the Plan and Awards (the “Data”).  The Company and its Subsidiaries and affiliates may transfer the Data amongst themselves as necessary to implement, administer and manage a Participant’s participation in the Plan, and the Company and its Subsidiaries and affiliates may transfer the Data to third parties assisting the Company with Plan implementation, administration and management.  These recipients may be located in the Participant’s country, or elsewhere, and the Participant’s country may have different data privacy laws and protections than the recipients’ country.  By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, to implement, administer and manage the Participant’s participation in the Plan, including any required Data transfer to a broker or other third party with whom the Company or the Participant may elect to deposit any Shares.  The Data related to a Participant will be held only as long as necessary to implement, administer, and manage the Participant’s participation in the Plan.  A Participant may, at any time, view the Data that the Company holds regarding such Participant, request additional information about the storage and processing of the Data regarding such Participant, recommend any necessary corrections to the Data regarding the Participant or refuse or withdraw the consents in this Section 10.11 in writing, without cost, by contacting the local human resources representative.  The Company may cancel Participant’s ability to participate in the Plan and, in the Administrator’s discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws the consents in this Section 10.11.  For more information on the consequences of refusing or withdrawing consent, Participants may contact their local human resources representative.

10.12.

Lock-Up Period.  The Company may, at the request of any underwriter representative or otherwise, in connection with registering the offering of any Company securities under the Securities Act, prohibit Participants from, directly or indirectly, selling or otherwise transferring any Shares or other Company securities during a period of up to one hundred eighty days following the effective date of a Company registration statement filed under the Securities Act, or such longer period as determined by the underwriter.

2025 Proxy Statement	111

EXHIBITS

10.13.

Titles and Headings, References to Sections of the Code or Exchange Act.  The titles and headings of the sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.

10.14.

Governing Law.  The Plan and any Programs or Award Agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Maryland without regard to conflicts of laws thereof.

10.15.

Section 409A.  To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A, the Plan, any applicable Program and the Award Agreement covering such Award shall be interpreted in accordance with Section 409A.  Notwithstanding any provision of the Plan to the contrary, in the event that, following the Effective Date, the Administrator determines that any Award may be subject to Section 409A, the Administrator may adopt such amendments to the Plan, any applicable Program and the Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to avoid the imposition of taxes on the Award under Section 409A, either through compliance with the requirements of Section 409A or with an available exemption therefrom. The Company makes no representations or warranties as to the tax treatment of any Award under Section 409A or otherwise.  The Company shall have no obligation under this Section 10.13 or otherwise to take any action (whether or not described herein) to avoid the imposition of taxes, penalties or interest under Section 409A with respect to any Award and shall have no liability to any Participant or any other person if any Award, compensation or other benefits under the Plan are determined to constitute non-compliant, “nonqualified deferred compensation” subject to the imposition of taxes, penalties and/or interest under Section 409A.  Notwithstanding any contrary provision in the Plan or any Award Agreement, any payment(s) of “nonqualified deferred compensation” required to be made under an Award to a “specified employee” (as defined under Section 409A and as the Administrator determines) due to his or her “separation from service” will, to the extent necessary to avoid taxes under Section 409A(a)(2)(B)(i) of the Code, be delayed for the six-month period immediately following such “separation from service” (or, if earlier, until the specified employee’s death) and will instead be paid (as set forth in the Award Agreement) on the day immediately following such six-month period or as soon as administratively practicable thereafter (without interest).  Any payments of “nonqualified deferred compensation” under such Award payable more than six months following the Participant’s “separation from service” will be paid at the time or times the payments are otherwise scheduled to be made.

10.16.

No Rights to Awards.  No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Participants or any other persons uniformly.

10.17.

Unfunded Status of Awards.  The Plan is intended to be an “unfunded” plan for incentive compensation.  With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Program or Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate.

10.18.

Indemnification.  To the extent allowable pursuant to Applicable Law and the Company’s charter and bylaws, each member of the Board and any officer or other employee to whom authority to administer any component of the Plan is delegated shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him in satisfaction of judgment in such action, suit, or proceeding against him or her; provided, however, that he gives the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Organizational Documents, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

112	Sunstone Hotel Investors

EXHIBITS

10.19.

Relationship to other Benefits.  No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Affiliate except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

10.20.	Expenses. The expenses of administering the Plan shall be borne by the Company and its Affiliates.

* * * * *

[SIGNATURE PAGE FOLLOWS]

2025 Proxy Statement	113

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I hereby certify that the foregoing Plan was duly adopted by the Board of Directors of Sunstone Hotels Investors, Inc. on March 15, 2022 and approved by the stockholders of Sunstone Hotel Investors, Inc. on April 28, 2022.

SUNSTONE HOTEL INVESTORS, INC.

/S/ BRYAN A. GIGLIA
Bryan A. Giglia
Chief Executive Officer

114	Sunstone Hotel Investors

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V61930-P24492 For Against Abstain For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! SUNSTONE HOTEL INVESTORS, INC. 15 ENTERPRISE SUITE 200 ALISO VIEJO, CA 92656 SUNSTONE HOTEL INVESTORS, INC. 1a. W. Blake Baird 1d. Bryan A. Giglia 1b. Andrew Batinovich 1c. Monica S. Digilio 1f. Murray J. McCabe Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 1e. Kristina M. Leslie 1g. Verett Mims 1h. Douglas M. Pasquale 2. Ratification of the Audit Committee's appointment of Ernst & Young LLP to act as the independent registered public accounting firm for the fiscal year ending December 31, 2025. 3. Advisory vote to approve the compensation of Sunstone's named executive officers, as set forth in Sunstone's Proxy Statement for the 2025 Annual Meeting. NOTE: Transaction of such other business as may be properly brought before the Annual Meeting or any adjournment or postponement thereof. THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED "FOR" EACH OF THE NOMINEES IN PROPOSAL 1 AND "FOR" PROPOSALS 2, 3, AND 4. THE PROXY ALSO CONFERS DISCRETIONARY AUTHORITY ON THE PROXY HOLDERS TO VOTE AS TO ANY OTHER MATTER THAT IS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING THAT THE BOARD OF DIRECTORS DID NOT HAVE NOTICE OF PRIOR TO MARCH 19, 2025. 1. Election of the following eight nominees to serve as directors until the next Annual Meeting and until their successors are elected and qualified: The Board of Directors recommends you vote FOR the following: The Board of Directors recommends you vote FOR proposals 2, 3, and 4. 4. Approve an amendment to our 2022 Incentive Award Plan to provide for an increase in the number of authorized shares to be issued thereunder. ! ! ! SCAN TO VIEW MATERIALS & VOTEw VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on April 30, 2025 for shares held directly and by 11:59 p.m. Eastern Time on April 28, 2025 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on April 30, 2025 for shares held directly and by 11:59 p.m. Eastern Time on April 28, 2025 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

V61931-P24492 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of Meeting and Proxy Statement are available at www.proxyvote.com. PROXY SUNSTONE HOTEL INVESTORS, INC. This Proxy is being solicited on behalf of the Board of Directors for the Annual Meeting of Stockholders to be held on May 1, 2025 The undersigned stockholder of Sunstone Hotel Investors, Inc., a Maryland corporation ("Sunstone"), hereby appoints Aaron R. Reyes and David M. Klein (the "Proxy Holders"), with full power of substitution, as proxy for the undersigned to attend and represent the undersigned at the Annual Meeting of Stockholders of Sunstone to be held at the Andaz Miami Beach, 4041 Collins Avenue, Miami Beach, FL 33140, at 9:30 a.m. Eastern Time on May 1, 2025, and any adjournment or postponement thereof (the "Annual Meeting"), and to cast on behalf of the undersigned all votes that the undersigned is entitled to vote at the Annual Meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting and of the accompanying Proxy Statement, the terms of which are hereby incorporated by reference, and revokes any proxy heretofore given with respect to such shares. WHEN PROPERLY EXECUTED, THE SHARES REPRESENTED HEREBY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS ON THIS PROXY. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" EACH OF THE NOMINEES IN PROPOSAL 1 AND "FOR" PROPOSALS 2, 3, AND 4. THE VOTE ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTER THAT IS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. THE BOARD OF DIRECTORS OF SUNSTONE RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES IN PROPOSAL 1 AND "FOR" PROPOSALS 2, 3, AND 4. You are encouraged to specify your choices by marking the appropriate boxes ON THE REVERSE SIDE. The Proxy Holders cannot vote the shares unless you sign and return this card or, if you own shares through a bank or broker that provides for voting proxy by phone or over the Internet, by submitting your vote by phone or over the Internet in accordance with your bank’s or broker’s instructions. (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)